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Filed Pursuant to Rule 424(b)(5)
File No. 333-139206
File No. 333-143170

Prospectus Supplement
(To Prospectus Dated February 2, 2007)

13,900,000 Shares

Class A Common Stock

        We are selling 13,900,000 shares of our Class A common stock in this offering. This is an initial public offering of our Class A common stock as a separately traded security. Prior to this offering, no public market existed for the separate shares of our Class A common stock. Our shares of Class A common stock have been approved for listing on the New York Stock Exchange under the trading symbol "BGS." The initial public offering price of our Class A common stock is $13.00 per share.

        We intend to use a portion of the proceeds to repurchase 6,762,455 shares of our Class B common stock, which are held by, among others, our former financial sponsor investors and certain of our executive officers. Accordingly, certain of our executive officers will receive a portion of the proceeds from this offering through such repurchase.

        Our Enhanced Income Securities (EISs)™ are separately listed for trading on the American Stock Exchange under the trading symbol "BGF." Each EIS represents one share of our Class A common stock and $7.15 principal amount of our 12.0% senior subordinated notes due 2016. As of May 22, 2007, 20,000,000 shares of our Class A common stock were outstanding, all of which were represented by EISs. Holders of our EISs have the right to separate the EISs into the shares of Class A common stock and senior subordinated notes represented thereby at any time.

        The underwriters have an option to purchase a maximum of 2,085,000 additional shares of Class A common stock.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to B&G Foods
Per Share	$13.0000	$0.8125	$12.1875
Total	$180,700,000	$11,293,750	$169,406,250

        Delivery of the shares of Class A common stock will be made on or about May 29, 2007.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.

CREDIT SUISSE	LEHMAN BROTHERS

RBC CAPITAL MARKETS

The date of this prospectus supplement is May 22, 2007

ORTEGA
Grande Dinner Kit
HARD & SOFT TACOS
Accent
CREAM OF WHEAT
Emeril's
TRAPPEY'S
Maple Grove Farms
VERMONT MAID
Polaner SUGAR FREE
BRER RABBIT
B&G
ORTEGA
GRANDMA'S Molasses
JOAN of ARC
B&M ORIGINAL
DEVILED HAM
Regina
Polaner All Fruit
RED DEVIL
B&G Foods, Inc.
Quality Foods Since 1889

PROSPECTUS SUPPLEMENT

PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes, adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement controls.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us, or on any information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of Class A common stock in any circumstances under which the offer or sale is unlawful. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus supplement or of any such shares of our Class A common stock. Our financial condition, results of operations and business prospects may have changed since those dates.

S-i

        The terms "B&G Foods," "our," "we" and "us," as used in this prospectus supplement, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

        Throughout this prospectus supplement, we refer to our fiscal years ended December 28, 2002, January 3, 2004, January 1, 2005, December 31, 2005, December 30, 2006 and December 29, 2007 as "fiscal 2002," "fiscal 2003," "fiscal 2004," "fiscal 2005," "fiscal 2006" and "fiscal 2007," respectively, and we refer to our thirteen week periods ended April 1, 2006 and March 31, 2007 as "first quarter 2006" and "first quarter 2007," respectively.

        The description of our business in this prospectus supplement reflects the acquisition of the Cream of Wheat and Cream of Rice brands from Kraft, effective February 25, 2007 (which we refer to in this prospectus supplement as the "Cream of Wheat acquisition"), unless the context otherwise requires.

INDUSTRY AND MARKET DATA

        In this prospectus supplement we rely on and refer to information and statistics regarding the food industry. We obtained this information and these statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable. Unless otherwise indicated, all statements in this prospectus supplement regarding market share and brand position are measured by retail dollar share.

TRADEMARKS

        AC'CENT®, B&G®, B&M®, B&G SANDWICH TOPPERS®, BRER RABBIT®, CREAM OF RICE®, CREAM OF WHEAT®, COZY COTTAGE®, GRANDMA'S®, JOAN OF ARC®, LAS PALMAS®, MAPLE GROVE FARMS OF VERMONT®, ORTEGA®, POLANER®, POLANER ALL FRUIT®, REGINA®, SA-SÓN AC'CENT®, TRAPPEY'S®, UNDERWOOD®, VERMONT MAID®, and WRIGHT'S® are registered trademarks of our company or one of our subsidiaries, and BLOCH & GUGGENHEIMERTM, RED DEVILTM and SA-SÓNTM are trademarks of our company or one of our subsidiaries.

        EMERIL'S® is a registered trademark of Emeril's Food of Love Productions, L.L.C. (EFLP).

        Enhanced Income Securities (EISs)TM is a trademark owned by Royal Bank of Canada.

        All other trademarks used in this prospectus supplement are trademarks or registered trademarks of their respective owners.

S-ii

SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus supplement and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement.

Our Company

Overview

        We manufacture, sell and distribute a diverse portfolio of high quality, shelf-stable food products. Many of our branded food products hold either the number one or number two market position in their relevant markets. Our business is characterized by a stable and growing revenue base from our existing product portfolio and is augmented by acquisitions of highly attractive, shelf-stable brands. On a consolidated basis, our operating income margin is among the highest in the packaged food industry. Additionally, we generate strong cash flows as a result of our attractive margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. We believe that these characteristics enable us to be a leader in successfully achieving sales growth for shelf-stable branded food products and executing an aggressive, disciplined acquisition strategy.

        B&G Foods, including our subsidiaries and predecessors, has more than 100 years of experience in the marketplace. We have a well-established sales, marketing and distribution infrastructure that enables us to sell our products in all major U.S. food distribution channels. These channels include supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have developed and leveraged this infrastructure through our acquisition of 18 high quality food brands since 1996. Our history includes a number of acquisitions of non-core brands from large, global packaged food companies, such as the B&M, Underwood, Ac'cent, Joan of Arc, Sa-són Ac'cent and Las Palmas brands from Pillsbury in 1999, the Ortega brand from Nestlé in 2003, the Grandma's Molasses brand from Cadbury Schweppes in January 2006 and our most recent acquisition of the Cream of Wheat and Cream of Rice brands from Kraft in February 2007. Based on our demonstrated record of successful acquisitions, we believe that we are well-positioned as a strategic acquirer of non-core brands from large, global packaged food companies.

        Our first quarter 2007 net sales and EBITDA were $103.7 million and $21.1 million, respectively, as compared to first quarter 2006 net sales and EBITDA of $93.0 million and $17.5 million, respectively. Our fiscal 2006 net sales and EBITDA, pro forma for the Cream of Wheat acquisition, were $473.1 million and $104.7 million, respectively. In comparison, our fiscal 2002 net sales and EBITDA were $293.7 million and $56.4 million, respectively. Beginning in fiscal 2007, we expect to spend approximately $3.5 million per year more than Kraft spent in fiscal 2006 in trade spending and consumer marketing to promote the Cream of Wheat and Cream of Rice businesses. If we had included such trade spending and consumer marketing in our pro forma results for fiscal 2006, our pro forma EBITDA would have been $101.2 million.

        The following table summarizes our selected brand positions:

Retail Market Position of Selected Brands

Brand	Category(1)	Retail Market Share Position(2)
Ortega	Taco Sauce	#1 National
Grandma's	Molasses	#1 National
Las Palmas	Enchilada Sauce	#1 California
Bloch & Guggenheimer	Pickles and Peppers	#1 Greater NY Metro
B&M	Baked Beans	#1 Boston
Regina	Wine Vinegar	#2 National
Cream of Wheat	Hot Cereal	#2 National
Polaner	All Fruit and Sugar Free Preserves	#2 National
Maple Grove Farms of Vermont	Pure Maple Syrup	#2 National
Emeril	Specialty Pasta Sauce(3)	#2 National
Wright's	Liquid Smoke	#2 National
Brer Rabbit	Molasses	#2 National
Underwood	Deviled Meats	Unique Product
Ac'cent	All-natural Flavor Enhancer	Unique Product

(1)
Categories are as defined by Information Resources, Inc.
(2)
Based on retail dollar share in the corresponding market as of March 25, 2007.
(3)
We define the Specialty Pasta Sauce category as including brands where the average selling price is above $3.50/unit.

Our Competitive Strengths

        We believe that our success in the packaged food industry and our financial results are due in large part to the following competitive strengths:

        Portfolio of high-margin brands with leading market positions in key growth segments.    We are focused on operating smaller, high-margin brands. We have assembled a diverse portfolio of brands consisting primarily of niche or specialty products with strong market positions and high operating income margins. Several of our brands compete in high growth categories that benefit from positive consumer spending trends. For example, our Cream of Wheat and Polaner Sugar Free Preserves products compete in the health and wellness market segment. Our Ortega, Las Palmas and Sa-són Ac'cent brands compete in the U.S. Mexican and Hispanic market segment. Each of these categories has experienced among the highest growth in the packaged food industry. We believe that our diverse product portfolio provides a strong platform to capture growth in the packaged food industry and to generate strong profitability and significant cash flows while mitigating the financial impact of competitive pressure or commodity cost increases in any single brand or product.

        Well-developed and proven acquisition platform.    We believe that our focus on shelf-stable food products, favorable relationships with retailers, operations and marketing expertise and leading acquisition integration capabilities allow us to be highly successful in growing our product and brand portfolio. We have acquired and successfully integrated 18 shelf-stable food brands since 1996. We seek to acquire shelf-stable food products with leading market positions, identifiable growth opportunities and high and sustainable margins that will be accretive to our cash flows and return on capital. As a result, we seek to avoid brands in commodity driven categories. Our focus on shelf-stable branded food products allows us to drive attractive profitability and gain efficiencies from our sales and distribution and general and administrative systems. We believe that our acquisition expertise and ability to integrate businesses quickly lead to successful expansion of acquired brands and the realization of significant cost synergies. As a result, we believe that we are a preferred acquirer by large, global packaged food companies for their non-core brands. We have successfully completed acquisitions from sellers such as Nabisco, Pillsbury, Nestlé, Cadbury Schweppes and Kraft. Our recent acquisition of the Cream of Wheat business is an example of our ability to acquire a leading shelf-stable brand with high profitability from a large packaged food company. We often integrate sales, marketing and distribution and achieve enhanced profitability of acquired products and businesses within 30 days.

        Track record of innovative new product introductions.    We have demonstrated the ability to develop new products and product extensions rapidly, and we have been able to deliver these new products to our customers quickly. We have generally been able to develop these products from concept to final product and deliver these products to our customers' shelves within six months of development. We work directly with certain of our customers to implement new product introduction in markets where we expect significant growth.

        Diversity of customers and distribution channels.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have strong, long standing, national relationships with all our major customers. Our customers include Wal-Mart, Kroger, Giant supermarkets, Safeway, Sysco, Target and Costco. The breadth of our multiple-channel sales and distribution system allows us to capitalize on above-average growth trends within certain of these distribution channels and expand distribution of acquired brands. Our diverse distribution channels have also contributed to our ability to maintain a broad customer base, with sales to our ten largest customers accounting for 43.6% of our net sales in fiscal 2006.

        Strong cash flow generation.    We have generated significant cash flows from our operations. Our strong financial performance is a result of our attractive operating income margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. Our core business, together with the newly-acquired Cream of Wheat business, positions us to continue generating strong cash flows.

        Experienced management team with proven track record.    Our management team has extensive food industry experience and long standing experience managing our company in a highly competitive environment. Our six most senior executives have an average of 14 years of experience with us. Our management team has acquired and integrated 18 businesses successfully since 1996 and has developed and implemented a business strategy which has enabled us to become a highly successful manufacturer and distributor of a diverse portfolio of shelf-stable branded food products.

Growth Strategy

        Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of branded shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives:

        Expand brand portfolio with acquisitions of complementary branded businesses.    We intend to continue expanding our brand portfolio by acquiring shelf-stable brands with leading market positions, strong brand equity, distribution expansion opportunities and compelling cost efficiencies at attractive valuations. We believe we can continue our track record of building and improving acquired brands post-acquisition through increased management focus and integration into our well-established manufacturing, sales, distribution and administrative infrastructure. We believe we are well-positioned as a preferred acquirer to capitalize on the trend of large packaged food companies divesting smaller, non-core, yet profitable, brands to increase their focus on their large, global brands.

        Continue to develop innovative new products and deliver them to market quickly.    We intend to continue to leverage our new product development capability and our sales and distribution breadth to introduce new products and product extensions. Our management has demonstrated the ability to launch innovative new products quickly. For example, new products we have introduced in recent years include the Ortega Grande Dinner Kit, the Ortega Pizza Kit, Ortega Salsa Con Queso, Ortega Salsa Verde, Polaner Sugar Free Preserves, Polaner Organic Preserves, B&M No Sugar Added Baked Beans and Emeril's Beef, Chicken and Organic Vegetable Stocks. We also have a number of new products that we expect to introduce in 2007.

        Leverage our unique multiple-channel sales and distribution system.    Our unique multiple-channel sales and distribution system allows us to capitalize on growth opportunities through the quick and efficient introduction of new and acquired products to our customers. We continue to strengthen our sales and distribution system in order to realize distribution economies of scale and provide an efficient, national platform for new products by expanding distribution channels, enlarging geographic reach, more effectively managing trade spending, improving packaging and introducing line extensions.

        Continue to focus on higher growth customers and distribution channels.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. Our distribution breadth allows us to benefit from high growth channels such as mass merchants, warehouse and club stores, specialty food distributors, convenience stores, drug stores, vending machines and food services. We intend to continue to create products specific to our higher growth distribution channels and customers.

Recent Developments

        Effective February 25, 2007, we successfully completed the acquisition of the Cream of Wheat and Cream of Rice hot cereal businesses from Kraft for $200.9 million, including transaction costs. We refer to these businesses collectively as the Cream of Wheat business. Introduced in 1893, Cream of Wheat is among the leading and most widely recognized brands of hot cereals in the United States and is the number two brand in this category. For fiscal 2006, the Cream of Wheat business generated net sales of $61.8 million while under Kraft's ownership. The brand was not a significant focus for Kraft over the past several years and, as a result, Kraft did not dedicate significant resources to growing the brand despite its strong profitability. We believe that the Cream of Wheat and Cream of Rice brands have a strong heritage and excellent name recognition and, therefore, have significant potential to grow through increased management focus and investment. We have completed the transition and integration of the Cream of Wheat business into our sales, marketing and distribution infrastructure, and we have begun to implement a marketing strategy to enhance long-term growth. Beginning in fiscal 2007, we expect to spend approximately $3.5 million per year more than Kraft spent in fiscal 2006 in trade spending and consumer marketing to promote the Cream of Wheat and Cream of Rice businesses.

Our 2004 Offering of EISs and the Concurrent Offerings

        Prior to the consummation of our EIS offering on October 14, 2004, which we refer to as our "2004 offering," we were known as B&G Foods Holdings Corp. and were majority-owned by Bruckmann, Rosser, Sherrill & Co., L.P. (BRS), a private equity investment firm, and minority-owned by management, directors and certain other investors.

        In October 2004, we consummated the offering of 20,000,000 EISs and concurrent offerings of $22.8 million aggregate principal amount of 12.0% senior subordinated notes due 2016 separate from the EISs and $240.0 million aggregate principal amount of 8.0% senior notes due 2011, raising total net proceeds of $527.5 million. The 12.0% senior subordinated notes issued as part of the EISs and the identical 12.0% senior subordinated notes sold separately from the EISs are referred to collectively as our "senior subordinated notes." We refer to the 8.0% senior notes as our "senior notes." Each EIS represents one share of our Class A common stock and $7.15 principal amount of our senior subordinated notes. See "Description of Enhanced Income Securities (EISs)" for a further discussion of the EISs.

        Simultaneously with the 2004 offering, B&G Foods, Inc., our wholly owned subsidiary, merged with and into us and we were renamed B&G Foods, Inc. In addition, all of our then existing common stock was reclassified and converted into shares of Class B common stock. We used the proceeds of the 2004 offering and cash on hand to repay all then outstanding indebtedness, to repurchase all of our outstanding preferred stock from the existing stockholders, and to repurchase shares of our Class B common stock, options and warrants from the existing stockholders.

This Offering and the Related Transactions

This Offering

        Pursuant to this prospectus supplement, we are offering 13,900,000 shares of our Class A common stock, or 15,985,000 shares of our Class A common stock assuming the underwriters' option to purchase additional shares of Class A common stock is exercised in full. The information in this prospectus supplement, unless otherwise indicated, does not take into account the exercise of the underwriters' option to purchase additional shares of Class A common stock.

The Related Transactions

        Treatment of Class B Common Stock.    In connection with this offering and the related transactions, including the application of proceeds from this offering, 6,762,455 shares of our Class B common stock will be repurchased for cash at the Class A common stock public offering price per share less underwriting discounts and commissions, and the remaining 793,988 shares held by management and former management will be exchanged for shares of our Class A common stock. There will not be any shares of Class B common stock outstanding after the completion of this offering and the related transactions.

        Termination of Securities Holders Agreement, Registration Rights Agreement and Transaction Services Agreement.    BRS and certain of our other former sponsor investors, entities and individuals affiliated with our former sponsor investors and certain present and former members of our board of directors and executive officers are parties to a second amended and restated securities holders agreement and a registration rights agreement with respect to the Class B common stock, EISs and corporate governance of B&G Foods and its subsidiaries. In addition, an affiliate of BRS is party to a transaction services agreement pursuant to which the BRS affiliate may be paid a transaction fee for management, financial and other corporate advisory services rendered by the BRS affiliate in connection with acquisitions, divestitures and financings by us. Upon the consummation of this offering, the securities holders agreement, the registration rights agreement and the transaction services agreement will be terminated. BRS will not receive any transaction fees associated with this offering and the related transactions. See "Certain Relationships and Related Transactions."

        Repayment of Term Loan Borrowings.    We expect to use a portion of the net proceeds from this offering to repay $85.3 million of term loan borrowings under our senior secured revolving credit facility (see Note 5 to our interim unaudited consolidated financial statements) which were incurred in connection with the Cream of Wheat acquisition. See "Use of Proceeds."

        Unless the context otherwise requires, references in this prospectus supplement to "this offering" refer to our offering of shares of Class A common stock, and references to "this offering and the related transactions" refer, collectively, to this offering, the repurchase for cash or exchange for shares of Class A common stock of all of our outstanding shares of Class B common stock, the termination of the securities holders agreement, the registration right agreement and the transaction services agreement, the repayment of a portion of our term loan borrowings and the payment of fees and expenses related to these transactions.

Our Corporate Information

        We are a Delaware corporation. Our corporate headquarters are located at Four Gatehall Drive, Suite 110, Parsippany, New Jersey 07054, and our telephone number is (973) 401-6500. Our web site address is www.bgfoods.com. The information contained on our web site is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Summary of the Offering and Our Common Stock

Issuer	B&G Foods, Inc.
Common stock to be outstanding immediately following this offering:
Class A common stock outstanding prior to this offering
20,000,000 shares. As of May 22, 2007, all 20,000,000 shares of Class A common stock were represented by EISs. Holders of our EISs have the right to separate the EISs into the shares of Class A common stock and senior subordinated notes represented thereby at any time, and upon separation, the shares of Class A common stock will be freely tradeable with the shares of Class A common stock issued in this offering.
Class A common stock issued in this offering	13,900,000 shares, or 15,985,000 shares assuming the underwriters' option to purchase additional shares of Class A common stock is exercised in full.
Class B common stock outstanding prior to and following this offering
Until the completion of this offering, 7,556,443 shares of our Class B common stock will be outstanding. In connection with this offering and the related transactions, 6,762,455 shares of our Class B common stock will be repurchased for cash and the remaining 793,988 shares of our Class B common stock will be exchanged for shares of our Class A common stock on a one-for-one basis. There will not be any shares of Class B common stock outstanding after the completion of this offering and the related transactions. See "Use of Proceeds."
Total Class A common stock outstanding following this offering	34,693,988 shares, or 36,778,988 shares assuming the underwriters' option to purchase additional shares of Class A common stock is exercised in full.
Class A common stock NYSE symbol	BGS.
Use of Proceeds	We intend to use the net proceeds of this offering to:
• repurchase 6,762,455 shares of Class B common stock for $82.4 million;
• repay approximately $85.3 million of our senior secured term loans incurred in connection with the Cream of Wheat acquisition; and
• pay related transaction fees and expenses of approximately $13.0 million.
Any additional proceeds will be used for general corporate purposes.

Current and former executive officers of our company currently hold 1,285,716 shares of our Class B common stock, and will receive a portion of the proceeds from the offering through the repurchase of 491,728 of such shares. See "Ownership of Capital Stock."

Affiliates of Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are lenders under our credit facility and, as such, will receive a portion of the proceeds from our repayment of term loan borrowings in connection with this offering. See "Underwriting—Other Arrangements; NASD Conduct Rules."
Voting rights
Subject to applicable law, each outstanding share of our Class A common stock and Class B common stock carries one vote per share and vote together as a single class on all matters presented to the stockholders for a vote.
Dividends
We have declared and paid quarterly dividends on our Class A common stock of $0.212 (equal to $0.848 per share annually) since the 2004 offering. We currently intend to continue paying dividends at this rate on our Class A common stock quarterly on January 30, April 30, July 30 and October 30 of each year to holders of record on the preceding December 31, March 31, June 30 and September 30, respectively. See "Dividend Policy and Restrictions" and "Risk Factors—Risks Relating to Our Securities and this Offering—You may not receive the level of dividends provided for in our dividend policy or any dividends at all."
Transfer restrictions
The shares of our Class A common stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act unless they are purchased by "affiliates" as this term is defined in Rule 144 under the Securities Act of 1933.
Transfer agent	The Bank of New York is the transfer agent and registrar for our Class A common stock.
Book-entry form
The shares of Class A common stock offered hereby will initially be issued in book-entry form and will be represented by a global stock certificate. The shares will be fully-registered in the name of a nominee of The Depository Trust Company (DTC).

        See "Description of Capital Stock" for a more detailed discussion of our common stock.

Risk Factors

        You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus supplement before investing in our Class A common stock.

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

        The following summary historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Condensed Combined Financial Data" and our audited and unaudited consolidated financial statements and notes to those statements included elsewhere in or incorporated by reference into this prospectus supplement. Our historical consolidated statement of operations data for fiscal 2005 and fiscal 2006 have been derived from our audited consolidated financial statements included elsewhere in this prospectus supplement. Our historical consolidated statements of operations data for first quarter 2006 and first quarter 2007 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus supplement. First quarter 2007 includes results of the Cream of Wheat business from and after February 25, 2007.

        The following unaudited pro forma statement of operations data for fiscal 2006 reflects the effect of the Cream of Wheat acquisition as if it had occurred on January 1, 2006. The unaudited pro forma consolidated financial data do not purport to represent what our results would have been if the Cream of Wheat acquisition and the relating financing transaction had occurred at the dates indicated and it does not purport to represent a projection of our future results. Furthermore, no effect has been given in the unaudited pro forma statement of operations data for synergistic benefits that may be realized through the combination of B&G Foods and the Cream of Wheat business; the costs that will be incurred in integrating the operations of the Cream of Wheat business, including estimated additional capital expenditures of approximately $8.0 million in the aggregate expected to be incurred over the course of fiscal 2007 and fiscal 2008; or approximately $3.5 million per year more than Kraft spent in fiscal 2006 in trade spending and consumer marketing that we expect to spend beginning in fiscal 2007 to promote the Cream of Wheat business.

	Fiscal 2005	Fiscal 2006	Fiscal 2006	First Quarter 2006	First Quarter 2007
	Actual	Actual	Pro Forma	Actual	Actual
			(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars in thousands)
Consolidated Statement of Operations Data(1):
Net sales	$379,262	$411,306	$473,148	$92,980	$103,745
Cost of goods sold	271,929	297,053	320,323	65,114	71,062
Cost of goods sold—restructuring charge	3,839	—	—	—	—

Gross profit	103,494	114,253	152,825	27,866	32,683
Sales, marketing and distribution expenses	41,522	45,343	48,374	10,481	11,504
General and administrative expenses	6,965	7,688	7,864	1,688	1,830
Gain on sale of property, plant and equipment(2)	—	(525)	(525)	—	—
Amortization expense—customer relationships(3)	—	731	6,426	—	663

Operating income	55,007	61,016	90,686	15,697	18,686
Interest expense, net	41,767	43,481	58,886	10,858	12,125

Income before income tax expense	13,240	17,535	31,800	4,839	6,561
Income tax expense	5,235	5,962	11,368	1,887	2,487

Net income	$8,005	$11,573	$20,432	$2,952	$4,074

	Fiscal 2005	Fiscal 2006	Fiscal 2006	First Quarter 2006	First Quarter 2007
	Actual	Actual	Pro Forma	Actual	Actual
			(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars in thousands)
Other Financial Data(1):
EBITDA(4)	$61,919	$69,000	$104,651	$17,468	$21,144
Net cash provided by operating activities	22,523	32,771	N/A	8,648	4,817
Capital expenditures	(6,659)	(7,306)	N/A	(1,592)	(2,283)
Payments for acquisition of businesses	(2,513)	(30,102)	N/A	(30,085)	(200,887)
Net proceeds from sale of property, plant and equipment	—	1,275	N/A	—	—
Net cash (used in) provided by financing activities	(16,448)	7,621	N/A	20,356	196,769

        The table below shows our summary balance sheet data as of March 31, 2007 on an actual basis derived from our unaudited consolidated financial statements included elsewhere in this prospectus supplement and on an as adjusted basis to reflect the application of the proceeds of this offering and the related transactions as if they had occurred on March 31, 2007.

	As of March 31, 2007
	Actual	As Adjusted
	(Unaudited)	(Unaudited)
	(Dollars in thousands)
Summary Balance Sheet Data:
Cash and cash equivalents	$28,046	$28,046
Total assets	830,225	828,679
Long-term debt	635,800	550,456
Total stockholders' equity(6)(7)	74,639	158,437

(1)
We completed the acquisition of the Ortega food service dispensing pouch and dipping cup cheese sauce businesses from Nestlé on December 1, 2005, which we refer to in this prospectus supplement as the "Ortega food service dispensing pouch and dipping cup acquisition." We completed the acquisition of the Grandma's molasses business from Cadbury Schweppes, on January 10, 2006, which we refer to in this prospectus supplement as the Grandma's molasses acquisition. We completed the Cream of Wheat acquisition, effective February 25, 2007. The Ortega food service dispensing pouch and dipping cups acquisition, the Grandma's molasses acquisition and the Cream of Wheat acquisition have been accounted for using the purchase method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the respective dates of acquisition. These acquisitions and the application of the purchase method of accounting for these acquisitions affect comparability between periods.

(2)
The gain on sale of property, plant and equipment of $0.5 million in fiscal 2006 relates to the sale of our New Iberia, Louisiana manufacturing facility on July 9, 2006.

(3)
Amortization expense of customer relationships are amortized over their useful lives of 20 years and includes the amortization expense relating to the amortization of customer relationship intangibles acquired in the Grandma's molasses acquisition and the Cream of Wheat acquisition. Amortization expense of customer relationship intangibles acquired in the Grandma's molasses acquisition was $0.7 million for fiscal 2006 and $0.0 million and $0.2 million for first quarter 2006 and first quarter 2007, respectively. Amortization expense of customer relationship intangibles acquired in the Cream of Wheat acquisition was $0.5 million for first quarter 2007. We had no customer relationship intangibles in fiscal 2005.

(4)
EBITDA is a measure used by management to measure operating performance. EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation, and amortization because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any. Rather, EBITDA is a potential indicator of an entity's ability to fund these cash requirements. EBITDA also is not a complete measure of an entity's profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense reduces the impact of a company's capital structure on its performance. In addition, removing the provision for income taxes from EBITDA permits users to assess returns on a pre-tax basis.

The following is a reconciliation of EBITDA to net income for the periods presented below:

	Fiscal 2005	Fiscal 2006	Fiscal 2006		First Quarter 2006	First Quarter 2007
	Actual	Actual	Pro Forma		Actual	Actual
			(Unaudited)		(Unaudited)	(Unaudited)
	(Dollars in thousands)
Net income	$8,005	$11,573	$20,432		$2,952	$4,074
Income tax expense	5,235	5,962	11,368		1,887	2,487
Interest expense, net	41,767	43,481	58,886		10,858	12,125
Depreciation and amortization	6,912	7,984	13,965		1,771	2,458

EBITDA	$61,919	$69,000	$104,651	(5)	$17,468	$21,144

(5)
Beginning in fiscal 2007, we expect to spend approximately $3.5 million per year more than Kraft spent in fiscal 2006 in trade spending and consumer marketing to promote the Cream of Wheat business. If we had included such trade spending and consumer marketing expenses in our pro forma results for fiscal 2006, our pro forma EBITDA would have been $101.2 million.

(6)
We adopted SFAS No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R" (SFAS No. 158) effective December 30, 2006. For fiscal 2006, the adoption of SFAS No. 158 resulted in the recognition of an incremental $2.6 million of additional pension obligations, an increase in deferred tax assets of $1.0 million and a decrease to stockholders' equity of $1.6 million, with no impact to our statements of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Accounting Pronouncements."

(7)
We adopted SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB No. 108) effective January 1, 2006. The adoption of SAB No. 108 allowed a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. In accordance with SAB No. 108, we have adjusted our opening accumulated deficit for fiscal 2006 in the amount of $0.6 million to re-establish certain deferred tax liabilities that were reversed prior to fiscal 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Accounting Pronouncements."

RISK FACTORS

        An investment in the shares of our Class A common stock involves a number of risks. In addition to the other information contained in this prospectus supplement, prospective investors should give careful consideration to the following risk factors. Any of the following risks could materially and adversely affect our business, consolidated financial condition, results of operations or liquidity. In that case, the market price for our Class A common stock could decline and you may lose all or part of your investment.

Risks Specific to Our Company

The packaged food industry is highly competitive.

        The packaged food industry is highly competitive. Numerous brands and products, including private label products, compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, brand recognition and loyalty, customer service, effective consumer advertising and promotional activities and the ability to identify and satisfy emerging consumer preferences. We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines, substantially greater financial and other resources available to them and may have lower fixed costs and/or are substantially less leveraged than our company. If we are unable to continue to compete successfully with these companies or if competitive pressures or other factors cause our products to lose market share or result in significant price erosion, our business, consolidated financial condition, results of operations or liquidity could be materially and adversely affected.

We may be unable to maintain our profitability in the face of a consolidating retail environment.

        Our largest customer, Wal-Mart, accounted for 10.4% of our fiscal 2006 net sales, and our ten largest customers together accounted for 43.6% of our fiscal 2006 net sales. As the retail grocery trade continues to consolidate and our retail customers grow larger and become more sophisticated, our retail customers may demand lower pricing and increased promotional programs. Further, these customers are reducing their inventories and increasing their emphasis on private label products. If we fail to use our marketing expertise and unique products and category leadership positions to respond to these trends, or if we lower our prices or increase promotional support of our products and are unable to increase the volume of our products sold, our profitability may be adversely affected.

We are vulnerable to decreases in the supply and increases in the price of raw materials and labor, manufacturing, distribution and other costs, and we may not be able to offset increasing costs by increasing prices to our customers.

        We purchase agricultural products, meat and poultry, other raw materials and packaging supplies from growers, commodity processors, other food companies and packaging manufacturers. While all such materials are available from numerous independent suppliers, raw materials and packaging supplies are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi, and glass and metal prices. Although we enter into advance commodities purchase agreements from time to time, these contracts do not protect us from all increases in raw material costs. In addition, the cost of labor, manufacturing, energy, fuel, packaging materials, pork and chicken and other costs related to the production and distribution of our food products have risen in recent years, and we believe that they may continue to rise in the foreseeable future. If the cost of labor, raw materials or manufacturing or other costs of production and distribution of our food products continue to increase, and we are unable to fully offset these increases by raising prices or other measures, our profitability and financial condition could be negatively impacted.

We may be unable to offset any reduction in, or increase, net sales in our mature food product categories through an increase in trade spending for these categories or an increase in net sales in other categories.

        Most of our food product categories are mature and certain categories have experienced declining consumption rates from time to time. If consumption rates and sales in our mature food product categories decline, our revenue and operating income may be adversely affected, and we may not be able to offset this decrease in business with increased trade spending or an increase in sales or profitability of other products and product categories.

We may have difficulties integrating recent or future acquisitions or identifying new acquisitions.

        We completed the Cream of Wheat acquisition in February 2007 and we expect to pursue additional acquisitions of food product lines and businesses. However, we may be unable to identify additional acquisitions or may be unable to successfully integrate and manage the product lines or businesses that we have recently acquired or that we may acquire in the future. In addition, we may be unable to achieve a substantial portion of any anticipated cost savings from recent or future acquisitions or other anticipated benefits in the timeframe we anticipate, or at all. In addition, any acquired product lines or businesses may require a greater amount of trade, promotional and capital spending than we anticipate. Historically, we have grown net sales for some but not all of the brands we have acquired. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, personnel turnover and the diversion of management's attention from other business concerns. Any inability by us to integrate and manage any acquired product lines or businesses in a timely and efficient manner, any inability to achieve a substantial portion of any anticipated cost savings or other anticipated benefits from these acquisitions in the time frame we anticipate or any unanticipated required increases in trade, promotional or capital spending could adversely affect our business, consolidated financial condition, results of operations or liquidity. Moreover, future acquisitions by us could result in our incurring substantial additional indebtedness, being exposed to contingent liabilities or incurring the impairment of goodwill and other intangible assets, all of which could adversely affect our financial condition, results of operations and liquidity.

We have substantial indebtedness, which could restrict our ability to pay dividends and consummate acquisitions and impact our financing options and liquidity position.

        At March 31, 2007, we had total long-term indebtedness of $635.8 million. Following the completion of this offering, we expect to have total long-term indebtedness of $550.5 million. Our ability to pay dividends is subject to contractual restrictions contained in the instruments governing our indebtedness. While our credit facility, our senior notes indenture and our senior subordinated notes indenture contain covenants that restrict our ability to incur debt, as long as we meet these covenants we will be allowed to incur additional indebtedness. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of our Class A common stock, including:

  •
  our ability in the future to obtain additional financing for working capital, capital expenditures or acquisitions may be limited;

  •
  we may not be able to refinance our indebtedness when it comes due, on terms acceptable to us or at all;

  •
  a significant portion of our cash flow is likely to be dedicated to the payment of interest on our indebtedness, thereby reducing funds available for future operations, capital expenditures, acquisitions and/or dividends on our Class A common stock; and

  •
  we may be more vulnerable to economic downturns and be limited in our ability to withstand competitive pressures.

We are subject to restrictive debt covenants and other requirements related to our debt that limit our business flexibility by imposing operating and financial restrictions on our operations.

        The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

  •
  the incurrence of additional indebtedness and the issuance of certain preferred stock or redeemable capital stock;

  •
  the payment of dividends on, and purchase or redemption of, capital stock;

  •
  a number of other restricted payments, including investments;

  •
  specified sales of assets;

  •
  specified transactions with affiliates;

  •
  the creation of a number of liens; and

  •
  consolidations, mergers and transfers of all or substantially all of our assets.

        Our credit facility and our senior notes indenture include other and more restrictive covenants and prohibit us from prepaying our other indebtedness, including our senior subordinated notes, while senior indebtedness is outstanding. Our credit facility requires us to maintain specified financial ratios and satisfy financial condition tests, including, without limitation, the following: a maximum leverage ratio, a minimum interest coverage ratio and a maximum senior leverage ratio.

        Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of these covenants, or failure to meet or maintain ratios or tests could result in a default under our credit facility, the terms of our senior notes indenture and/or our senior subordinated notes indenture. Certain events of default under our credit facility and the terms of our senior notes indenture would prohibit us from making payments on our senior subordinated notes, including payment of interest when due, and from paying dividends on our common stock. In addition, upon the occurrence of an event of default under our credit facility or the terms of our senior notes indenture, the lenders could elect to declare all amounts outstanding under our credit facility and our senior notes, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including our senior subordinated notes.

We rely on co-packers for a significant portion of our manufacturing needs, and the inability to enter into additional or future co-packing agreements may result in our failure to meet customer demand.

        We rely upon co-packers for a significant portion of our manufacturing needs. The success of our business depends, in part, on maintaining a strong sourcing and manufacturing platform. We believe that there are a limited number of competent, high-quality co-packers in the industry, and if we were required to obtain additional or alternative co-packing agreements or arrangements in the future, we can provide no assurance that we would be able to do so on satisfactory terms or in a timely manner. Our inability to enter into satisfactory co-packing agreements could limit our ability to implement our business plan or meet customer demand.

We rely on the performance of major retailers, wholesalers, specialty distributors and mass merchants for the success of our business, and should they perform poorly or give higher priority to other brands or products, our business could be adversely affected.

        We sell our products principally to retail outlets and wholesale distributors including, traditional supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. The replacement by or poor performance of our major wholesalers, retailers or chains or our inability to collect accounts receivable from our customers could materially and adversely affect our results of operations and financial condition. In addition, our customers offer branded and private label products that compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that our customers may give higher priority to their own products or to the products of our competitors. In the future, our customers may not continue to purchase our products or provide our products with adequate levels of promotional support.

We may be unable to anticipate changes in consumer preferences, which may result in decreased demand for our products.

        Our success depends in part on our ability to anticipate and offer products that appeal to the changing tastes, dietary habits and product packaging preferences of consumers in the market categories in which we compete. If we are not able to anticipate, identify or develop and market products that respond to these changes in consumer preferences, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs related to developing and marketing new products or expanding our existing product lines in reaction to what we perceive to be increased consumer preference or demand. Such development or marketing may not result in the volume of sales or profitability anticipated.

Severe weather conditions and natural disasters can affect crop supplies and reduce our operating results.

        Severe weather conditions and natural disasters, such as floods, droughts, frosts, earthquakes or pestilence, may affect the supply of the raw materials that we use for our products. Our maple syrup products, for instance, are particularly susceptible to severe freezing conditions in Québec, Canada and Vermont during the season in which maple syrup is produced. Competing manufacturers can be affected differently by weather conditions and natural disasters depending on the location of their supplies. If our supplies of raw materials are reduced, we may not be able to find supplemental supply sources on favorable terms or at all, which could adversely affect our business and operating results.

We are subject to environmental laws and regulations relating to hazardous materials, substances and waste used in or resulting from our operations. Liabilities or claims with respect to environmental matters could have a significant negative impact on our business.

        As with other companies engaged in similar businesses, the nature of our operations expose us to the risk of liabilities and claims with respect to environmental matters, including those relating to the disposal and release of hazardous substances. Furthermore, our operations are governed by laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous chemicals in the workplace. Any material costs incurred in connection with such liabilities or claims could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. Any environmental or health and safety legislation or regulations enacted in the future, or any changes in how existing or future laws or regulations will be enforced, administered or interpreted may lead to an increase in compliance costs or expose us to additional risk of liabilities and claims, which could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Our operations are subject to numerous laws and governmental regulations, exposing us to potential claims and compliance costs that could adversely affect our business.

        Our operations are subject to extensive regulation by the U.S. Food and Drug Administration (FDA), the U.S. Department of Agriculture (USDA) and other national, state and local authorities. For example, we are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under this program the FDA regulates manufacturing practices for foods through its current "good manufacturing practices" regulations and specifies the recipes for certain foods. Furthermore, our processing facilities and products are subject to periodic inspection by federal, state and local authorities. Any changes in these laws and regulations could increase the cost of developing and distributing our products and otherwise increase the cost of conducting our business, which would adversely affect our financial condition and results of operations. In addition, failure by us to comply with applicable laws and regulations, including future laws and regulations, could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. See "Business—Government Regulation."

Failure by third-party co-packers to comply with environmental or other regulations may disrupt our supply of certain products and adversely affect our business.

        We rely on co-packers to produce certain of our products. Such co-packers, whether in the United States or outside the United States, are subject to a number of regulations, including environmental regulations. Failure by any of our co-packers to comply with regulations, or allegations of compliance failure, may disrupt their operations. Disruption of the operations of a co-packer could disrupt our supply of product, which could have an adverse effect on our business, consolidated financial condition, results of operations or liquidity. Additionally, actions we may take to mitigate the impact of any such disruption or potential disruption, including increasing inventory in anticipation of a potential production interruption, may adversely affect our results of operations.

We may be subject to significant liability should the consumption of any of our products cause injury, illness or death.

        The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. We have from time to time been involved in product liability lawsuits, none of which have been material to our business. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, if the consumption of any of our products causes, or is alleged to have caused, a health-related illness in the future we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused injury, illness or death could adversely affect our reputation with existing and potential customers and our corporate and brand image. Moreover, claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. We maintain product liability insurance in an amount that we believe to be adequate. However, we cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage.

        Furthermore, our products could potentially suffer from product tampering, contamination or spoilage or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products, leading to a material adverse effect on our business. Even if a situation does not necessitate a recall, product liability claims might be asserted against us. A product liability judgment against us or a product recall could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Consumer concern regarding genetically modified organisms or health concerns could adversely affect sales of certain of our products.

        If consumers in our principal markets lose confidence in the safety and quality of our products even without a product liability claim or a product recall, our business could be adversely affected. The food industry is subject to scrutiny relating to genetically modified organisms and the health implications of obesity. We have been and will continue to be impacted by publicity concerning the ingredients and health implications of food products generally, which could negatively influence consumer perception and acceptance of our products and marketing programs. Developments in any of these areas could cause our results to differ materially from results that have been or may be projected.

Risk associated with foreign suppliers and co-packers, including changes in import/export duties, wage rates, political or economic climates, or exchange rates, may adversely affect our operations.

        Our relationships with foreign suppliers and co-packers subject us to the risks of doing business outside the United States. The countries from which we source our products may be subject to political and economic instability, and may periodically enact new or revise existing laws, taxes, duties, quotas, tariffs, currency controls or other restrictions to which we are subject. Our products are subject to import duties and other restrictions, and the U.S. government may periodically impose new or revise existing duties, quotas, tariffs or other restrictions to which we are subject. In addition, changes in respective wage rates among the countries from which we and our competitors source product could substantially impact our competitive position. Changes in exchange rates, import/export duties or relative international wage rates applicable to us or our competitors could adversely impact our business, financial condition and results of operations. These changes may impact us in a different manner than our competitors.

Litigation regarding our trademarks and any other proprietary rights and intellectual property infringement claims may have a significant negative impact on our business.

        We own 113 trademarks that are registered in the United States, 29 trademarks that are registered with certain U.S. states and Puerto Rico, and 401 trademarks that are registered in foreign countries as of May 2, 2007. In addition, we have 14 trademark applications pending in the United States and foreign countries. We consider our trademarks to be of significant importance in our business. If the actions we take to establish and protect our trademarks and other proprietary rights are not adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as an alleged violation of their trademarks and proprietary rights, it may be necessary for us to initiate or enter into litigation in the future to enforce our trademark rights or to defend ourselves against claimed infringement of the rights of others. Any legal proceedings could result in an adverse determination that could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Our financial well-being could be jeopardized by unforeseen changes in our employees' collective bargaining agreements, shifts in union policy or labor disruptions in the food industry.

        As of December 30, 2006, approximately 284 of our 721 employees were covered by collective bargaining agreements. A prolonged work stoppage or strike at any of our facilities with union employees or a significant work disruption from other labor disputes in the food or related industries could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. In addition, if prior to the expiration of any of our existing collective bargaining agreements we are unable to reach new agreements without union action or any such new agreements are not on terms satisfactory to us, our business, consolidated financial condition, results of operations or liquidity could be materially and adversely affected.

If we are unable to retain our key management personnel, our growth and future success may be impaired and our results of operations could suffer as a result.

        Our success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. As a result, departure by members of our senior management could have a material adverse effect on our business and results of operations. In addition, we do not maintain key-man life insurance on any of our executive officers.

We are a holding company and we rely on dividends, interest and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

        We are a holding company, with all of our assets held by our direct and indirect subsidiaries, and we rely on dividends and other payments or distributions from our subsidiaries to meet our obligations and to enable us to pay dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us depends on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, our credit facility, the terms of our senior notes indenture and our senior subordinated notes indenture, and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Future changes that increase cash taxes payable by us could significantly decrease our future cash flow available to make dividend payments with respect to our securities.

        We are able to amortize goodwill and certain intangible assets within the meaning of Section 197 of the Internal Revenue Code of 1986. After giving effect to the Cream of Wheat acquisition (which will increase our amortization of intangibles for tax purposes), we expect to be able to amortize for tax purposes approximately $29.1 million annually through 2007, approximately $31.3 million for fiscal 2008 through 2011, approximately $29.6 million for fiscal 2012, approximately $28.1 million for fiscal 2013, approximately $23.4 million for fiscal 2014, approximately $22.2 million for fiscal 2015 through 2017, approximately $19.6 million for fiscal 2018, approximately $15.2 million for fiscal 2019 and 2020, approximately $13.2 million for fiscal 2021 and approximately $2.2 million for fiscal 2022. If there is a change in U.S. federal tax policy that reduces any of these available deductions or results in an increase in our corporate tax rate, our cash taxes payable may increase, which could significantly reduce our future cash and impact our ability to make dividend payments.

Risks Relating to our Securities and this Offering

You may not receive the level of dividends provided for in our dividend policy or any dividends at all.

        Dividend payments are not mandatory or guaranteed, and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, decrease the level of dividends provided for in our dividend policy or entirely discontinue the payment of dividends. Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions (including restrictions in our senior notes indenture, our senior subordinated notes indenture and our credit facility), business opportunities, provisions of applicable law (including certain provisions of the Delaware General Corporation Law) and other factors that our board of directors may deem relevant.

        If our cash flows from operating activities were to fall below our minimum expectations (or if our assumptions as to capital expenditures or interest expense were too low or our assumptions as to the sufficiency of our credit facility to finance our working capital needs were to prove incorrect), we may need either to reduce or eliminate dividends or, to the extent permitted under our senior notes indenture, our senior subordinated notes indenture and the terms of our credit facility, fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings to fund dividends, we would have less cash and/or borrowing capacity available for future dividends and other purposes, which could negatively impact our financial condition, results of operations, liquidity and ability to maintain or expand our business.

Our dividend policy may negatively impact our ability to finance capital expenditures, operations or acquisition opportunities.

        Because a substantial portion of our cash generated by our business in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and assets is in general distributed as regular quarterly cash dividends to the holders of our common stock under our dividend policy, we may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

Our certificate of incorporation authorizes us to issue without stockholder approval preferred stock and Class B common stock that may be senior to our Class A common stock in certain respects.

        Our certificate of incorporation authorizes the issuance of preferred stock and Class B common stock without stockholder approval and in the case of preferred stock, upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future, including any preferential rights that we may grant to the holders of such stock. The terms of any preferred stock we issue may place restrictions on the payment of dividends to the holders of our common stock. If we issue preferred stock or Class B common stock that is senior to our Class A common stock in right of dividend payment, and our cash flows from operating activities or surplus are insufficient to support dividend payments to the holders of preferred stock and/or Class B common stock, on the one hand and to the holders of our Class A common stock, on the other hand, we may be forced to reduce or eliminate dividends to the holders of our Class A common stock.

The separate public trading market for EISs and the ability to separate and create EISs may diminish the value of your investment in shares of Class A common stock.

        Our EISs are currently listed for trading on the American Stock Exchange. An EIS holder may separate each EIS into one share of Class A common stock and $7.15 principal amount of senior subordinated notes. Upon the occurrence of certain events EISs will automatically separate. Conversely, subject to limitations, a holder of separate shares of Class A common stock and senior subordinated notes can combine such securities to form EISs. See "Description of Enhanced Income Securities (EISs)." Separation and creation of EISs will automatically result in increases and decreases, respectively, in the number of shares of Class A common stock not in the form of EISs.

        We cannot predict what effect separate trading markets in EISs and shares of Class A common stock not in the form of EISs, or fluctuations in the number of separately held shares of Class A common stock, will have on the value of such separately held shares. If the value of separately held Class A common stock is deemed to be less than the value of the same security underlying an EIS, creation of EISs by combining such separate shares with any then available senior subordinated notes may become more attractive, thereby decreasing the trading liquidity of our Class A common stock. In connection with our EIS offering, we issued $22.8 million aggregate principal amount of senior subordinated notes separate and apart from the EISs, which separate notes are identical to our senior subordinated notes underlying EISs. Therefore, holders of separate shares of Class A common stock, including purchasers of the shares offered hereby, could combine separate senior subordinated notes to form up to 3,188,811 additional EISs than the number initially issued in our 2004 offering, which would diminish the number of shares of Class A common stock that trade separately. Conversely, if holders of our 20,000,000 existing EISs were to separate them into their respective shares of Class A common stock and senior subordinated notes, an additional 20,000,000 shares of Class A common stock could enter the existing separate Class A common stock trading market and depress the price of our separately traded Class A common stock.

Future sales or the possibility of future sales of a substantial amount of shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock may depress the price of our Class A common stock.

        We may issue shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock from time to time in future financings or as consideration for future acquisitions and investments. In the event any such future financing, acquisition or investment is significant, the number of shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock that we may issue may in turn be significant. In addition, we may grant registration rights covering shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock, as applicable, issued in connection with any such future financing, acquisitions and investments.

        Future sales or the availability for sale of substantial amounts of shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock would dilute our earnings per share and the voting power of each share of Class A common stock outstanding prior to such sale or distribution, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital through future sales of our securities. As a result you could experience a significant loss in the value of your investment. Such sales could result from the separation of shares of Class A common stock that currently trade as part of our EISs.

If an active trading market for the shares of Class A common stock does not develop, their liquidity and value could be harmed. The price of the shares of Class A common stock could be subject to volatile fluctuations.

        The shares of our Class A common stock do not have a public market history as a separately traded security. Although we have been approved to list the shares of Class A common stock on the New York Stock Exchange, we cannot assure you that an active trading market for such separately traded shares will develop. If no active trading market develops, you may not be able to resell our Class A common stock at their fair market value or at all.

        The public offering price for the shares of Class A common stock offered hereby is determined by negotiations among us and the representatives of the underwriters and may not be indicative of the market price of the Class A common stock within our EISs before this offering or the market price of our Class A common stock within our EISs or separate from the EISs after this offering. Factors such as quarterly variations in our financial results, announcements by us or others, developments affecting us and our customers and general market volatility could cause the market price of our Class A common stock to fluctuate significantly.

Our certificate of incorporation and bylaws and several other factors could limit another party's ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

        Our certificate of incorporation and bylaws contain certain provisions that may make it difficult for another company to acquire us and for holders of our securities to receive any related takeover premium for their securities. For example, our certificate of incorporation authorizes the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  intense competition, changes in consumer preferences, demand for our products, the effects of changing prices for our raw materials and other costs and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, to improve productivity and to maintain access to credit markets;

  •
  the risks associated with the expansion of our business;

  •
  our possible inability to integrate any businesses we acquire;

  •
  our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

  •
  factors that affect the food industry generally, including:

•
recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as recent publicity concerning the health implications of obesity and trans fatty acids; and

•
fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment;

•
the effects of currency movements in Canada; and

•
other factors discussed under "Risk Factors" or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

        We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus supplement.

USE OF PROCEEDS

        We will receive gross proceeds of $180.7 million from our sale of 13,900,000 shares of common stock in this offering, or $207.8 million if the underwriters' option to purchase additional shares of Class A common stock is exercised in full. Current and former executive officers of our company currently hold 1,285,716 shares of our Class B common stock, and will receive a portion of the proceeds from the offering through the repurchase of 491,728 of such shares. See "Ownership of Capital Stock." Affiliates of Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are lenders under our credit facility and, as such, will receive a portion of the proceeds from our repayment of term loan borrowings in connection with this offering. See "Underwriting—Other Arrangements; NASD Conduct Rules." The estimates below do not take into account any exercise by the underwriters of their option to purchase up to 2,085,000 additional shares of Class A common stock. Actual amounts may vary from the estimates shown below.

Sources		Uses
	(Dollars in millions)
Class A common stock	$180.7	Repayment of term loan borrowings(1)	$85.3
		Repurchase of Class B common stock(2)	82.4
		Fees and expenses	13.0
		General corporate purposes(3)	—

Total	$180.7	Total	$180.7

(1)
Reflects the repayment of $85.3 million of term loan borrowings under our credit facility, which matures on February 26, 2013, and accrued and unpaid interest. As of March 31, 2007, the interest rate payable for $130.0 million of our $230.0 million of term loan borrowings is effectively 7.0925% based upon a six-year interest rate swap. As of March 31, 2007, the interest rate for the remaining $100.0 million of our term loan borrowings is 7.36% (based upon a three-month LIBOR rate contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of SFAS No. 133. The swap is in place through the life of the term loan, which matures on February 26, 2013.

(2)
Represents the portion of the net proceeds to be used to repurchase 6,762,455 shares of Class B common stock at a repurchase price of $13.00 per share, less the portion of the underwriting discount per share allocated to the holders of the Class B common stock being repurchased.

(3)
In the event the underwriters exercise their option to purchase additional shares of Class A common stock, the net proceeds from such exercise will be used for general corporate purposes, which may include, among other things, the repayment of an additional portion of our term loan borrowings under our credit facility.

MARKET PRICE OF EISs

        We have two separate authorized classes of common stock, our Class A common stock, par value $0.01 per share, and our Class B common stock, par value $0.01 per share. Following the completion of the offering and the related transactions, only shares of our Class A common stock will be outstanding.

        Our EISs, each representing one share of Class A common stock and $7.15 principal amount of senior subordinated notes, are traded on the American Stock Exchange under the symbol "BGF" and have been so traded since October 8, 2004. Holders of our EISs have the right to separate EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Prior to this offering, all of our shares of Class A common stock have been represented by EISs and have not traded separately. The following table sets forth the high and low sales prices of our EISs as reported on the American Stock Exchange for each of the quarterly periods indicated.

	High	Low
Fiscal 2005
First quarter	$15.80	$14.58
Second quarter	$15.09	$14.25
Third quarter	$14.90	$11.60
Fourth quarter	$15.18	$12.21
Fiscal 2006
First quarter	$15.35	$14.40
Second quarter	$16.35	$14.11
Third quarter	$19.27	$15.33
Fourth quarter	$20.80	$15.91
Fiscal 2007
First quarter	$24.25	$19.76
Second quarter (through May 22, 2007)	$25.00	$19.70

        On May 22, 2007, the closing sales price of our EISs on the American Stock Exchange was $20.83 per EIS.

        As of April 5, 2007, we had one holder of record of the EISs, Cede & Co. (nominee for DTC), which holds the EISs on behalf of approximately 135 participants in the DTC system, which in turn hold the EISs on behalf of beneficial owners. Holders of our EISs have the right to separate each EIS into the shares of Class A common stock and senior subordinated notes represented thereby. According to the records of our transfer agent, we had one holder of record of our Class A common stock as of May 22, 2007, Cede & Co., as holder of 20,000,000 EISs.

        There is no established trading market for our Class B common stock. As of May 22, 2007, there were 23 holders of record of our Class B common stock and 7,556,443 shares of our Class B common stock were outstanding. In connection with this offering, 6,762,455 shares of our Class B common stock will be repurchased for cash and the remaining 793,988 shares of Class B common stock will be exchanged for shares of our Class A common stock on a one-for-one basis.

DIVIDEND POLICY AND RESTRICTIONS

General

        Our dividend policy reflects a basic judgment that our stockholders would be better served if we distributed a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, a substantial portion of the cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets would in general be distributed as regular quarterly cash dividends (up to the intended dividend rate as determined by our board of directors) to the holders of our common stock and not be retained by us as excess cash.

        Following the completion of the offering, we intend to continue paying dividends on our Class A common stock of $0.212 per share quarterly on each January 30, April 30, July 30 and October 30 to the holders of record as of each December 31, March 31, June 30 and September 30, respectively.

        Notwithstanding our dividend policy, holders of our common stock may not receive any dividends because:

•	there is no legal, contractual or other requirement that we pay the dividends, and the dividends are neither mandatory nor guaranteed;
•	our board of directors may, in its sole discretion, modify or revoke the dividend policy at any time;
•
even if our dividend policy were not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distributions is entirely at the discretion of our board of directors;
•	the payment of dividends is subject to limitations and restrictions under:
• our senior subordinated notes indenture,
• our senior notes indenture,
• the terms of our credit facility, and
• the terms of any other then outstanding indebtedness of ours;
•	the payment of dividends is subject to limitations and restrictions under state law; and
•	we may not have enough cash to pay dividends due to changes to our results of operations, financial condition, working capital requirements and anticipated cash needs.

Historical Dividend Payments

        Since the completion of our 2004 offering, we have declared and paid quarterly dividends at the quarterly rate of $0.212 per share on our Class A common stock.

        No dividends have been declared on our Class B common stock since our 2004 offering as a result of the subordination provisions described below.

        Prior to our 2004 offering, we had never paid any dividends on our common stock. In connection with our 2004 offering, our certificate of incorporation was amended to provide that for each annual dividend payment period after the dividend payment period ending on December 30, 2006, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock have the right (subject to subordination provisions set forth in our certificate of incorporation that extend through the dividend payment period ending on January 2, 2011) to dividend payments of up to 1.1 times the amount of dividends paid per share to the holders of our Class A common stock.

        In connection with this offering and the related transactions, including the use of proceeds from this offering, 6,762,455 shares of our Class B common stock will be repurchased for cash and the remaining 793,988 shares of Class B common stock will be exchanged for shares of our Class A common stock on a one-for-one basis. Immediately following this offering, there will be no shares of our Class B common stock outstanding, and we have no current intention to issue additional shares of Class B common stock.

        The table below illustrates for fiscal 2006, pro forma as adjusted to reflect the full 12-month impact of the Cream of Wheat acquisition as if it had occurred on January 1, 2006, the amount of cash that would have been available for distribution to holders of our Class A common stock subject to the assumptions described in the table. At the intended dividend rate of $0.848 per share per annum, following the completion of the offering annual dividend payments to the holders of our Class A common stock following the offering would amount to $29.4 million in the aggregate.

Pro Forma Cash Available to Pay Dividends on Class A Common Stock	Fiscal 2006 Pro Forma (Unaudited) (Dollars in thousands)
Net cash provided by operating activities	$32,771
Interest expense, net	43,481
Income taxes	5,962
Amortization of deferred debt issuance costs	(2,830)
Deferred income taxes	(6,165)
Gain on sale of property, plant and equipment	525
Changes in assets and liabilities, net of effects of business acquired	(4,744)

EBITDA	69,000
Pro forma adjustments for Cream of Wheat acquisition:(1)
Net income from Cream of Wheat	8,859
Interest expense, net	15,405
Income taxes	5,406
Depreciation and amortization	5,981

Pro forma EBITDA	104,651
Reduction for estimated additional trade spending and consumer marketing expenses(2)	3,500

Pro forma EBITDA, as further adjusted	101,151
Reduction for estimated cash income tax expense(3)	264
Interest expense on term loan facility(4)	10,299
Interest expense on 8.0% senior notes	19,200
Interest expense on 12.0% senior subordinated notes	19,896
Capital expenditures(5)	11,000

Cash available to pay dividends on Class A common stock	$40,492

(1)
Represents adjustments to our historical EBITDA for fiscal 2006 as if the Cream of Wheat acquisition had occurred on January 1, 2006. The pro forma adjustments for the Cream of Wheat acquisition represent not only the operational effects of the acquisition of the Cream of Wheat business but also the transactional effects of the Cream of Wheat acquisition, including the incurrence of additional indebtedness. See "Unaudited Pro Forma Condensed Combined Financial Data."

(2)
Represents a reduction for approximately $3.5 million per year more than Kraft spent in fiscal 2006 in trade spending and consumer marketing to promote the Cream of Wheat business.

(3)
Represents our anticipated cash income tax expense under our post-closing capital structure assuming that our EBITDA for this period is up to $101.2 million, which is our pro forma EBITDA as further adjusted. In computing our cash taxes, as adjusted for this offering, we have assumed an incremental deduction from taxable income resulting from this offering totaling $1.5 million relating to the write-off of deferred financing costs.

(4)
Represents annual interest expense on the $144.7 million principal amount of term loan borrowings that will remain outstanding following the completion of the offering and the related transactions. Until the completion of the offering, we will have $230.0 million principal amount of term loan borrowings outstanding under our credit facility following the Cream of Wheat acquisition and related financing transaction. As of March 31, 2007, the interest rate payable for $130.0 million of our $230.0 million of term loan borrowings is effectively 7.0925% based upon a six year interest rate swap. As of March 31, 2007, the interest rate for the remaining $100.0 million of our term loan borrowings is 7.36% (based upon a three-month LIBOR rate contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of SFAS No. 133. The swap is in place through the life of the term loan, ending on February 26, 2013.

(5)
Represents our expected capital expenditures for fiscal 2007 pro forma for the Cream of Wheat acquisition plus one half of the of approximately $8.0 million in the aggregate expected to be incurred by us over the course of fiscal 2007 and fiscal 2008 over and above the amount of capital expenditures historically spent by Kraft in connection with the Cream of Wheat business. "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Liquidity and Capital Resources."

        See "Risk Factors—Risks Specific to Our Company" for a discussion of risks related to the payment of dividends. See "Description of Certain Indebtedness—Restrictions on Dividend Payments" for a discussion of the restrictions on our ability to pay dividends that are set forth in the agreements governing our indebtedness.

        While interest on our senior notes and senior subordinated notes is fixed, those notes will need to be refinanced on or prior to their maturity dates in 2011 and 2016, respectively, and thereafter our interest expense could be higher and the terms of any new financing may restrict us from paying the level of current intended dividends or any dividends at all. In addition, we may not be able to refinance our senior subordinated notes or our senior notes when they become due. If we are unable to refinance our senior subordinated notes or our senior notes, our failure to repay all amounts due on the applicable maturity date would cause a default under the applicable indenture.

        Interest on $100.0 million of our $230.0 million term loan facility under our credit facility is based upon a floating interest rate. As a result, our interest expense under our credit facility will increase if interest rates in the general economy rise. In addition, to the extent we finance capital expenditures, working capital or other cash needs with indebtedness under our credit facility or otherwise, we will incur additional cash interest expense and debt service obligations that could reduce our cash available to pay dividends.

        Our ability to pay future dividends, if any, with respect to shares of our capital stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions (including restrictions in our senior notes indenture, our senior subordinated notes indenture and our credit facility), provisions of applicable law and other factors that our board of directors may deem relevant. Under Delaware law, our board of directors may declare dividends only to the extent of our "surplus" (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years. We may not have sufficient earnings to pay dividends and therefore we may pay dividends out of surplus. For each quarterly dividend, our board of directors re-assesses the appropriateness of our then current dividend policy before actually declaring the dividend.

        As a result of our dividend policy, we may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

        Our dividend policy is based upon our current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or other developments (which could, for example, increase our need for capital expenditures or working capital), new acquisition opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it was to determine that we have insufficient cash to take advantage of growth opportunities.

        Subject to the limitations described elsewhere in this prospectus supplement, we have the ability to issue additional Class A common stock, Class B common stock, other equity securities or preferred stock for such consideration and on such terms and conditions as are established by our board of directors in its sole discretion and without the approval of the holders of either class of common stock. It is possible that we will fund acquisitions, if any, through the issuance of additional common stock, other equity securities or preferred stock. Holders of any additional common stock or other equity securities issued by us may be entitled to share with the holders of Class A common stock in dividend distributions. The certificate of designation of any preferred stock issued by us may provide that the holders of preferred stock are senior to the holders of our common stock with respect to the payment of dividends. If we were to issue additional common stock, other equity securities or preferred stock, it would be necessary for us to generate additional cash available to pay dividends in order for us to distribute dividends at the same rate per share as distributed prior to any such additional issuance.

        We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed, and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal our dividend policy with respect to our Class A common stock at any time. Furthermore, our board of directors may decrease the level of dividends provided for our Class A common stock below the intended dividend rate set forth above, or discontinue entirely the payment of dividends. See "Dividend Policy and Restrictions" and "Risk Factors—Risks Relating to Our Securities and this Offering—You may not receive the level of dividends provided for in our dividend policy or any dividends at all."

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2007:

  •
  on an actual basis; and

  •
  on an as-adjusted basis as if this offering and the related transactions had occurred on that date, assuming the underwriters' option to purchase additional shares of Class A common stock is not exercised.

        We urge you to read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds," the audited and unaudited consolidated financial statements and the notes to those statements included elsewhere in this prospectus supplement and the financial data set forth under "Summary" and "Summary Historical and Pro Forma Condensed Consolidated Financial Data."

	As of March 31, 2007
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$28,046	$28,046

Long-term debt:
Revolving credit facility	$—	$—
Term loan facility	230,000	144,656
8.0% senior notes due 2011	240,000	240,000
12.0% senior subordinated notes due 2016	165,800	165,800

Total long-term debt	635,800	550,456
Stockholders' equity:
Preferred stock—$0.01 par value per share, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock—$0.01 par value per share, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding on an actual basis, 34,693,988 shares issued and outstanding on an as adjusted basis	200	347	(1)
Class B common stock—$0.01 par value per share, 25,000,000 shares authorized; 7,556,443 shares issued and outstanding on an actual basis; no shares issued and outstanding on an on as adjusted basis	76	—	(2)
Additional paid-in capital	114,912	200,185	(3)
Accumulated other comprehensive loss	(2,586)	(2,586)
Accumulated deficit	(37,963)	(39,509	)(4)

Total stockholders' equity	74,639	158,437

Total capitalization	$710,439	$708,893

(1)
Changes to Class A common stock (dollars in thousands):

20,000,000 shares of Class A common stock, $0.01 par value per share, currently issued	$200
Issuance of 13,900,000 shares of Class A common stock, $0.01 par value per share	139
Adjustment to reflect exchange of 793,988 shares of Class B common stock, $0.01 par value per share, for Class A common stock, $0.01 par value per share	8

As adjusted Class A common stock	$347

(2)
In connection with the offering and related transactions, all currently outstanding shares of Class B common stock will be repurchased or exchanged for Class A common stock.

(3)
Changes to additional paid-in capital (dollars in thousands):

Additional paid-in capital as of March 31, 2007	$114,912
Issuance of 13,900,000 shares of Class A common stock, $0.01 par value per share	180,561
Repurchase of 6,762,455 shares of Class B common stock	(82,349)
Fees related to the issuance of Class A common stock	(12,939)

As adjusted additional paid-in capital as of March 31, 2007	$200,185

(4)
Changes to accumulated deficit (dollars in thousands):

Accumulated deficit as of March 31, 2007	$(37,963)
Write-off of existing deferred financing cost	(1,546)

As adjusted accumulated deficit as of March 31, 2007	$(39,509)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements and related notes to those statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical consolidated financial data as of and for fiscal 2002, fiscal 2003, fiscal 2004, fiscal 2005 and fiscal 2006 have been derived from our audited consolidated financial statements. Our selected consolidated statement of operations data as of and for the first quarters of 2006 and 2007 have been derived from our unaudited consolidated financial statements.

	Fiscal 2002	Fiscal 2003	Fiscal 2004	Fiscal 2005	Fiscal 2006	First Quarter 2006	First Quarter 2007
						(Unaudited)	(Unaudited)
	(Dollars in thousands, except per share data)
Consolidated Statement of Operations Data(1):
Net sales	$293,677	$328,356	$372,754	$379,262	$411,306	$92,980	$103,745
Cost of goods sold	203,707	226,174	260,814	271,929	297,053	65,114	71,062
Cost of goods sold—restructuring charge	—	—	—	3,839	—	—	—

Gross profit	89,970	102,182	111,940	103,494	114,253	27,866	32,683
Sales, marketing and distribution expenses	35,852	39,477	43,241	41,522	45,343	10,481	11,504
General and administrative expenses(2)	4,911	6,313	4,885	6,965	7,688	1,688	1,830
Management fees—related party	500	500	386	—	—	—	—
Transaction related compensation expenses(3)	—	—	9,859	—	—	—	—
Gain on sale of property, plant and equipment(4)	—	—	—	—	(525)	—	—
Amortization expense—customer relationships(5)	—	—	—	—	731	—	663
Environmental clean-up expenses	100	—	—	—	—	—	—

Operating income	48,607	55,892	53,569	55,007	61,016	15,697	18,686
Derivative gain(6)	(2,524)	—	—	—	—	—	—
Interest expense, net(7)	26,626	31,205	48,148	41,767	43,481	10,858	12,125

Income before income tax expense	24,505	24,687	5,421	13,240	17,535	4,839	6,561
Income tax expense	9,260	9,519	2,126	5,235	5,962	1,887	2,487

Net income	15,245	15,168	3,295	8,005	11,573	2,952	4,074
Preferred stock accretion	11,739	13,336	11,666	—	—	—	—
Gain on repurchase of preferred stock	—	—	(17,622)	—	—	—	—

Net income available to common stockholders	$3,506	$1,832	$9,251	$8,005	$11,573	$2,952	$4,074

	Fiscal 2002	Fiscal 2003	Fiscal 2004	Fiscal 2005	Fiscal 2006	First Quarter 2006	First Quarter 2007
						(Unaudited)	(Unaudited)
	(Dollars in thousands, except per share data)
Earnings per share data:
Weighted average basic and diluted Class A shares outstanding	—	—	4,231	20,000	20,000	20,000	20,000
Weighted average basic Class B shares outstanding	11,593	11,593	10,739	7,556	7,556	7,556	7,556
Weighted average diluted Class B shares outstanding	15,492	15,492	13,813	7,556	7,556	7,556	7,556
Net income (loss) available to common stockholders per share:
Distributed basic and diluted earnings:
Class A common stock	$—	$—	$0.88	$0.85	$0.85	$0.21	$0.21
Basic earnings per share:
Class A common stock	$—	$—	$1.25	$0.53	$0.65	$0.16	$0.20
Class B common stock	$0.30	$0.16	$0.37	$(0.33)	$(0.20)	$(0.05)	$(0.01)
Diluted earnings per share:
Class A common stock	$—	$—	$1.19	$0.53	$0.65	$0.16	$0.20
Class B common stock	$0.23	$0.12	$0.31	$(0.33)	$(0.20)	$(0.05)	$(0.01)
Other Financial Data(1):
Net cash provided by operating activities	$26,417	$27,431	$19,302	$22,523	$32,771	$8,648	$4,817
Capital expenditures	(6,283)	(6,442)	(6,598)	(6,659)	(7,306)	(1,592)	(2,283)
Payments for acquisition of businesses	—	(118,179)	—	(2,513)	(30,102)	(30,085)	(200,887)
Net proceeds from sale of property, plant and equipment	—	—	52	—	1,275	—	—
Net cash provided by (used in) financing activities	(19,351)	89,470	7,628	(16,448)	7,621	20,356	196,769
Consolidated Balance Sheet Data (at end of period)(1):
Cash and cash equivalents	$15,866	$8,092	$28,525	$25,429	$29,626	$22,713	$28,046
Net working capital(8)	54,100	59,245	73,259	78,407	73,415	76,747	80,345
Total assets	430,673	549,939	595,952	594,175	616,205	622,756	830,225
Total debt	273,796	368,796	405,800	405,800	430,800	430,800	635,800
Mandatorily redeemable preferred stock	37,714	43,188	—	—	—	—	—
Total stockholders' equity(9)(10)	$40,351	$49,991	$92,261	$83,274	$75,487	$81,943	$74,639

(1)
We completed the initial acquisition of the Ortega business from Nestlé on August 21, 2003. We subsequently completed the acquisition of the Ortega food service dispensing pouch and dipping cup acquisition from Nestlé on December 1, 2005. We completed the Grandma's molasses acquisition from Cadbury Schweppes, on January 10, 2006. We completed the Cream of Wheat acquisition from Kraft, effective February 25, 2007. The Ortega acquisitions, the Grandma's molasses acquisition and the Cream of Wheat acquisition have been accounted for using the purchase method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the respective dates of acquisition. These acquisitions and the application of the purchase method of accounting for these acquisitions affect comparability between periods.

(2)
General and administrative expenses include a bad debt expense incurred for fiscal 2003 of $0.6 million ($0.4 million, net of taxes) relating to Fleming Companies, Inc., which filed for Chapter 11 Bankruptcy on April 1, 2003.

(3)
Transaction related compensation expenses in fiscal 2004, which were incurred in connection with our 2004 offering and related transactions, include $6.0 million of transaction bonuses and $3.9 million for the repurchase of employee stock options.

(4)
The gain on sale of property, plant and equipment of $0.5 million relates to the sale of our New Iberia, Louisiana, manufacturing facility on July 9, 2006.

(5)
Amortization expense of customer relationships are amortized over their useful lives of 20 years and includes the amortization expense relating to the amortization of customer relationship intangibles acquired in the Grandma's molasses acquisition and the Cream of Wheat acquisition. Amortization expense of customer relationship intangibles acquired in the Grandma's molasses acquisition was $0.7 million for fiscal 2006 and $0.0 million and $0.2 million for first quarter 2006 and first quarter 2007, respectively. Amortization expense of customer relationship intangibles acquired in the Cream of Wheat acquisition was $0.5 million for first quarter 2007. We had no customer relationship intangibles in fiscal 2002, fiscal 2003, fiscal 2004 or fiscal 2005.

(6)
In fiscal 2002, derivative gain reflects the change in fair value of an interest rate swap agreement from the date we entered into the agreement to the date the swap agreement was terminated.

(7)
Fiscal 2004 net interest expense includes $13.9 million of costs relating to the early extinguishment of debt incurred in connection with our 2004 offering, the concurrent offerings and the related transactions. Included in these costs are: $8.4 million for the write-off of deferred financing costs, $4.9 million for bond tender costs and $0.6 million for the payment of bond discount.

(8)
Net working capital is current assets excluding cash and cash equivalents minus current liabilities.

(9)
We adopted SFAS No. 158 effective December 30, 2006. For fiscal 2006, the adoption of SFAS No. 158 resulted in the recognition of an incremental $2.6 million of additional pension obligations, an increase in deferred tax assets of $1.0 million and a decrease to stockholders' equity of $1.6 million, with no impact to our statements of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Accounting Pronouncements."

(10)
We adopted SAB No. 108 effective January 1, 2006. The adoption of SAB No. 108 allowed a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. In accordance with SAB No. 108, we have adjusted our opening accumulated deficit for fiscal 2006 in the amount of $0.6 million to re-establish certain deferred tax liabilities that were reversed prior to fiscal 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Accounting Pronouncements."

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        Effective February 25, 2007, we acquired certain assets, including the Cream of Wheat and Cream of Rice brands, for approximately $200.9 million including transaction costs, from Kraft. In connection with the Cream of Wheat acquisition, we amended and restated our credit facility to provide for an additional $205.0 million of term loan borrowings to finance the acquisition and pay related transaction fees and expenses.

        The following unaudited pro forma combined statement of operations of B&G Foods and subsidiaries for fiscal 2006 combines our historical consolidated statement of operations for fiscal 2006 with the statement of revenues in excess of expenses of the Cream of Wheat business for fiscal 2006 and gives pro forma effect to the following transactions as if they had occurred on January 1, 2006:

  •
  the Cream of Wheat acquisition; and

  •
  borrowings used to fund the Cream of Wheat acquisition.

        The unaudited pro forma as adjusted combined statement of operations for fiscal 2006 gives pro forma effect to the following transactions as if they had occurred on January 1, 2006:

  •
  the Cream of Wheat acquisition and related financing described above; and

  •
  this offering and the related transactions.

        The unaudited pro forma as adjusted condensed combined balance sheet as of the end of first quarter 2007 gives pro forma effect to this offering and the related transactions.

        The Cream of Wheat acquisition has been accounted for by the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141).

        During the second quarter of fiscal 2007, we obtained third-party valuations of certain assets acquired in the Cream of Wheat acquisition, including the equipment and intangible assets acquired. The following table sets forth the preliminary allocation of the purchase price for the Cream of Wheat acquisition based upon the estimated fair value of the assets acquired at the date of acquisition using available information. The preliminary purchase price allocation may be adjusted as a result of the finalization of our purchase price allocation procedures. Management does not expect such adjustments to be material. We anticipate completing the purchase price allocation in the second quarter of fiscal 2007.

(Dollars in thousands)
Inventory	$1,489
Equipment	2,860
Goodwill	55,638
Trademarks—indefinite-life intangible assets	27,000
Customer relationships—amortizable intangible assets	113,900

Total preliminary purchase price, including transaction costs	$200,887

        The unaudited pro forma condensed combined statement of operations set forth below reflects pro forma adjustments that are based upon the historical statements of the acquired business giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the "Unaudited Pro Forma Condensed Combined Financial Statements" that we believe are reasonable. The unaudited pro forma condensed combined financial information does not purport to represent our results of operations or financial position that would have resulted had the Cream of Wheat acquisition and related financing transaction to which pro forma effect is given had been consummated as of the date or for the period indicated. Additionally, the pro forma combined statements of operations should not be considered indicative of expected future results. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations for synergistic benefits that may be realized through the combination of B&G Foods and the Cream of Wheat business; the costs that will be incurred in integrating the operations of the Cream of Wheat business, including estimated additional capital expenditures of approximately $8.0 million in the aggregate expected to be incurred over the course of fiscal 2007 and fiscal 2008; or approximately $3.5 million per year more than Kraft spent in fiscal 2006 in trade spending and consumer marketing that we expect to spend beginning in fiscal 2007 to promote the business.

        The unaudited pro forma condensed combined statements of operations and balance sheets and accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes of our company and the historical financial statements and related notes of the Cream of Wheat business included in this prospectus supplement.

	Unaudited Pro Forma Combined Statement of Operations For Fiscal 2006
	B&G Foods(1)	Cream of Wheat(2)	Cream of Wheat Pro Forma Adjustments		Pro Forma for the Cream of Wheat Acquisition	Adjustments for this Offering and the Related Transactions		Pro Forma As Adjusted for this Offering and the Related Transactions
	(Dollars in thousands, except per share data)
Net sales	$411,306	$61,842	$—		$473,148	$—		$473,148
Cost of goods sold	297,053	23,691	(421	)(3)	320,323	—		320,323

Gross profit	114,253	38,151	421		152,825	—		152,825
Sales, marketing and distribution expenses	45,343	3,031	—		48,374	—		48,374
General and administrative expenses	7,688	176	—		7,864	—		7,864
Gain on sale of property, plant and equipment	(525)	—	—		(525)	—		(525)
Impairment of intangibles	—	13,262	(13,262	)(4)	—	—		—
Amortization expense—customer relationships |	731	—	5,695	(5)	6,426	—		6,426

Operating income	61,016	21,682	7,988		90,686	—		90,686
Interest expense, net	43,481	—	15,405	(6)	58,886	(6,542	)(7)	52,344

Income before income tax expense	17,535	21,682	(7,417)		31,800	6,542		38,342
Income tax expense	5,962	—	5,406	(8)	11,368	2,479	(8)	13,847

Net income	$11,573	$21,682	$(12,823)		$20,432	$4,063		$24,495

Earnings per share data(9):
Weighted average basic and diluted Class A shares outstanding	20,000	—	—		20,000	14,694		34,694
Weighted average basic and diluted Class B shares outstanding	7,556	—	—		7,556	(7,556)		—
Net income (loss) available to common stockholders per share:
Distributed basic and diluted earnings:
Class A common stock	$0.85	N/A	N/A		$0.85	N/A		$0.85
Basic and diluted earnings (loss) per share:
Class A common stock	$0.65	N/A	N/A		$0.98	N/A		$0.71
Class B common stock	$(0.20)	N/A	N/A		$0.13	N/A		—

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

	Unaudited Pro Forma Condensed Combined Balance Sheet
	March 31, 2007(10)	Adjustments for this Offering and the Related Transactions		As Adjusted for this Offering and the Related Transactions
	(Dollars in thousands)
Assets
Cash and cash equivalents	$28,046	$—		$28,046
Other current assets	128,849	—		128,849
Property, plant and equipment, net	43,619	—		43,619
Intangibles	608,540	—		608,540
Net deferred financing costs and other assets	21,171	(1,546	)(11)	19,625

Total assets	$830,225	$(1,546)		$828,679

Liabilities and Stockholders' Equity
Current installments of long-term debt	$—	$—		$—
Other current liabilities	48,504	—		48,504
Long-term debt, excluding current maturities	635,800	(85,344	)(12)	550,456
Other liabilities	6,959	—		6,959
Deferred income taxes	64,323	—		64,323

Total liabilities	755,586	(85,344)		670,242
Stockholders' equity:
Preferred stock, $0.01 par value per share	—	—		—
Class A common stock, $0.01 par value per share	200	147	(13)	347
Class B common stock, $0.01 par value per share	76	(76	)(14)	—
Additional paid-in capital	114,912	85,273	(15)	200,185
Accumulated other comprehensive loss	(2,586)	—		(2,586)
Accumulated deficit	(37,963)	(1,546	)(11)	(39,509)

Total stockholders' equity	74,639	83,798		158,437

Total liabilities and stockholders' equity	$830,225	$(1,546)		$828,679

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Dollars in thousands, except per share data)

(1)
Represents our consolidated results of operations for fiscal 2006.

(2)
Represents the historical statement of revenues in excess of expenses for the Cream of Wheat business for fiscal 2006. Cost of goods sold includes costs of products sold and research & development from the statement of revenues in excess of expenses. Sales, marketing and distribution expenses include advertising & promotions, marketing expense and selling expense from the statement of revenues in excess of expenses.

(3)
Adjustment to historical depreciation expense for the Cream of Wheat business relating to the fair value adjustment for equipment.

Historical depreciation expense	$(707)
Pro forma depreciation expense	286

Adjustment to depreciation expense	$(421)

(4)
Adjustment to eliminate a non-recurring impairment charge recorded by Kraft in its pre-acquisition financial statements relating to the Cream of Wheat trademarks. We have recorded trademarks acquired at their estimated fair value based upon a third party valuation.

(5)
Adjustment to historical amortization expense—customer relationships for customer relationship intangibles acquired in the Cream of Wheat business, which are amortized over their estimated useful lives of 20 years.

(6)
Adjustment to our historical interest expense to reflect our incurrence of an additional $205,000 of term loan borrowings and net amortization of deferred debt issuance costs relating to such additional borrowings:

Interest expense relating to additional $205,000 of term loan borrowings ($130,000 at 7.0925%; $75,000 at 7.36%)	$14,740
Net additional amortization of deferred debt issuance costs in connection with additional $205,000 of term loan borrowings	665

Adjustment to interest expense	$15,405

  Interest under the term loan facility is determined based on alternative rates that we may choose in accordance with the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, or LIBOR plus an applicable margin of 2.00%. Concurrent with the Cream of Wheat acquisition, we entered into a six year interest rate swap agreement in order to effectively fix at 7.0925% the interest rate payable for $130,000 of the additional $205,000 of term loan borrowings incurred to finance the Cream of Wheat acquisition. The interest rate for the remaining $75,000 of the additional term loan borrowings is variable based. We assumed an interest rate of 7.36% for this portion of the additional term loan borrowings (based upon a three-month LIBOR rate contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of Financial Accounting Standards Board (FASB) Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133). The swap is in place through the life of the term loan, ending on February 26, 2013.

  A 1.0% increase in interest rates, applied to the $75,000 of variable rate borrowings incurred in connection with the Cream of Wheat acquisition, would result in an annual increase in interest expense of $750.

(7)
Adjustment to interest expense for the offering and the related transactions:

Decrease in interest expense relating to repayment of term loan borrowings at 7.36%	$(6,281)
Decrease in amortization of deferred financing costs	(261)

Reduction to interest expense	$(6,542)

(8)
Adjustment to income tax expense to reflect income tax expense on the results of operations of the Cream of Wheat business using a blended statutory income tax rate of 37.9% (federal and state) for fiscal 2006. Income tax expense was not allocated to the Cream of Wheat business in the pre-acquisition statement of revenues in excess of expenses.

(9)
Pro forma net income is allocated between our two classes of common stock based upon the two-class method. Under the two class method, earnings per share is presented as follows:

	B&G Foods	Pro Forma Combined	Pro Forma As Adjusted
Net income	$11,573	$20,432	$24,495
Less: Class A common stock dividends declared	16,960	16,960	29,420

Undistributed (loss) earnings available to Class A and Class B common stockholders	$(5,387)	$3,472	$(4,925)

Weighted average common shares outstanding:
Basic and diluted Class A common shares outstanding	20,000,000	20,000,000	34,693,988
Basic and diluted Class B common shares outstanding	7,556,443	7,556,443	—
Basic and diluted allocation of undistributed (loss) earnings:
Class A common stock	$(3,910)	$2,520	$(4,925)
Class B common stock	(1,477)	952	—

Total	$(5,387)	$3,472	$(4,925)

Undistributed (loss) earnings per share:
Class A common stock	$(0.20)	$0.13	$(0.14)
Class B common stock	$(0.20)	$0.13	—
Distributed earnings per share:
Class A common stock	$0.85	$0.85	$0.85
Basic and diluted earnings (loss) per share:
Class A common stock	$0.65	$0.98	$0.71
Class B common stock	$(0.20)	$0.13	—

  We have not made any pro forma adjustment to the earnings per share presentation to take into account dividends on our Class B common stock that might have been declared in fiscal 2007 for the fiscal 2006 Class B dividend payment period had the Cream of Wheat acquisition occurred on January 1, 2006. Under our certificate of incorporation, for each annual Class B common stock dividend payment period after the dividend payment period ending on December 30, 2006 and through the dividend payment period ending on January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock have the right (subject to certain subordination provisions set forth in our certificate of incorporation) to dividend payments equal to the lesser of (A) Class B Available Cash (as defined in our certificate of incorporation) and (B) 1.1 times the amount of dividends paid per share to the holders of our Class A common stock. Based upon the foregoing, had the Cream of Wheat acquisition occurred on January 1, 2006 (and assuming that we declared dividends on our Class A common stock as contemplated by our dividend policy) we would have been required to declare in fiscal 2007 up to $7,049 in dividends on our Class B common stock in respect of the fiscal 2006 dividend payment period for our Class B common stock.

(10)
Represents our historical condensed consolidated balance sheet as of March 31, 2007.

(11)
Adjustment reflecting the write-off of existing deferred financing costs.

(12)
Adjustment reflecting the repayment of term loan borrowings.

(13)
Adjustment to Class A common stock (dollars in thousands):

Issuance of 13,900,000 shares of Class A common stock, $0.01 par value per share	$139
Issuance of 793,988 shares of Class A common stock, $0.01 par value per share in exchange for 793,988 Class B common stock	8

Adjustment to Class A common stock	$147

(14)
Adjustment to reflect the repurchase or exchange for shares Class A common stock of all outstanding shares of Class B common stock, $0.01 par value per share.

(15)
Changes to additional paid-in capital (dollars in thousands):

Issuance of 13,900,000 shares of Class A common stock, $0.01 par value per share	$180,561
Repurchase of 6,762,455 shares of Class B common stock	(82,349)
Fees related to the issuance of Class A common stock	(12,939)

Adjustment to additional paid-in capital	$85,273

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under the captions "Risk Factors" and "Special Note Regarding Forward-Looking Statements" above and elsewhere in this prospectus supplement. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus supplement.

General

        We manufacture, sell and distribute a diverse portfolio of high quality, shelf-stable food products. Many of our branded food products hold either the number one or number two market position in their relevant markets. Our business is characterized by a stable and growing revenue base from our existing product portfolio and is augmented by acquisitions of highly attractive, shelf-stable brands. On a consolidated basis, our operating income margin is among the highest in the packaged food industry. Additionally, we generate strong cash flows as a result of our attractive margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. We believe that these characteristics enable our company to be a leader in successfully achieving sales growth for shelf-stable branded food products and executing an aggressive, disciplined acquisition strategy.

        Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of branded shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives: expanding our brand portfolio with acquisitions of complementary branded businesses, continuing to develop innovative new products and delivering them to market quickly, leveraging our unique multiple-channel sales and distribution system and continuing to focus on higher growth customers and distribution channels.

        Since 1996, we have successfully acquired and integrated 18 separate brands into our operations.

        We recently completed the Ortega food service dispensing pouch and dipping cup acquisition, the Grandma's molasses acquisition, and the Cream of Wheat acquisition. The Ortega food service dispensing pouch and dipping cup acquisition, the Grandma's molasses acquisition and the Cream of Wheat acquisition have been accounted for using the purchase method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the respective dates of acquisition. These acquisitions and the application of the purchase method of accounting for these acquisitions affect comparability between periods.

        We are subject to a number of challenges that may adversely affect our businesses. These challenges, which are discussed above under the captions "Risk Factors" and "Special Note Regarding Forward-Looking Statements" include:

        Fluctuations in Commodity Prices and Production and Distribution Costs:    We purchase raw materials, including agricultural products, meat, poultry, other raw materials and packaging materials from growers, commodity processors, other food companies and packaging manufacturers. Raw materials are subject to fluctuations in price attributable to a number of factors. Fluctuations in commodity prices can lead to retail price volatility and intensive price competition, and can influence consumer and trade buying patterns. In fiscal 2004, we saw increasing prices in certain commodities, particularly in packaging materials, pork and chicken. In fiscal 2005, our commodity prices for maple syrup and beans were higher than those incurred in fiscal 2004. In fiscal 2006, our commodity prices for maple syrup and corn sweeteners were higher than those incurred in fiscal 2005. In the first quarter of 2007, our commodity prices for maple syrup and corn sweeteners were higher than those incurred during the first quarter of 2006. In addition, the cost of labor, manufacturing, energy, fuel, packaging materials and other costs related to the production and distribution of our food products have risen in recent years, and we believe that certain of these costs may continue to rise in the foreseeable future. We manage these risks by entering into short-term supply contracts and advance commodities purchase agreements from time to time, and if necessary, by raising prices. We cannot assure you that any sales price increases by us will offset the increased cost of raw material commodities.

        Consolidation in the Retail Trade and Consequent Inventory Reductions:    As the retail grocery trade continues to consolidate and our retail customers grow larger and become more sophisticated, our retail customers may demand lower pricing and increased promotional programs. These customers are also reducing their inventories and increasing their emphasis on private label products.

        Changing Customer Preferences:    Consumers in the market categories in which we compete frequently change their taste preferences, dietary habits and product packaging preferences.

        Consumer Concern Regarding Food Safety, Quality and Health:    The food industry is subject to consumer concerns regarding the safety and quality of certain food products, including the health implications of genetically modified organisms and obesity.

        Changing Valuations of the Canadian Dollar in Relation to the U.S. Dollar:    We purchase the majority of our maple syrup requirements from manufacturers located in Quebec, Canada. During each of the last three fiscal years, the U.S. dollar has weakened against the Canadian dollar, which has in turn increased our costs relating to the production of our maple syrup products.

        To confront these challenges, we continue to take steps to build the value of our brands, to improve our existing portfolio of products with new product and marketing initiatives, to reduce costs through improved productivity and to address consumer concerns about food safety, quality and health.

Critical Accounting Policies; Use of Estimates

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires our management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates and assumptions made by management involve trade and consumer promotion expenses, allowances for excess, obsolete and unsaleable inventories, pension benefits, purchase accounting allocations, the recoverability of goodwill, trademarks, customer relationship intangibles, property, plant and equipment, deferred tax assets, and the accounting for our EISs, including their treatment in computing our income tax expense, the accounting for earnings per share and acquisition accounting. Actual results could differ from these estimates and assumptions.

        Our significant accounting policies are described more fully in note 2 to our audited consolidated financial statements included elsewhere in this prospectus supplement. We believe the following critical accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Trade and Consumer Promotion Expenses

        We offer various sales incentive programs to customers and consumers, such as price discounts, in-store display incentives, slotting fees and coupons. The recognition of expense for these programs involves the use of judgment related to performance and redemption estimates. Estimates are made based on historical experience and other factors. Actual expenses may differ if the level of redemption rates and performance vary from our estimates.

  Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first in, first out and average cost methods. Inventories have been reduced by an allowance for excess, obsolete and unsaleable inventories. The allowance is an estimate based on our management's review of inventories on hand compared to estimated future usage and sales.

  Long-Lived Assets

        Long-lived assets, such as property, plant and equipment, and intangibles with estimated useful lives are depreciated or amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Recoverability of assets held for sale is measured by a comparison of the carrying amount of an asset or asset group to their fair value less estimated cost to sell. Estimating future cash flows and calculating fair value of assets requires significant estimates and assumptions by management.

  Goodwill and Trademarks

        Goodwill and intangible assets with indefinite useful lives (trademarks) are tested for impairment at least annually and whenever events or circumstances occur indicating that goodwill or indefinite life intangibles might be impaired.

        We perform the annual impairment tests as of the last day of each fiscal year. The annual goodwill impairment test involves a two-step process. The first step of the impairment test involves comparing the fair value of our company with our company's carrying value, including goodwill. If the carrying value of our company exceeds our fair value, we perform the second step of the impairment test to determine the amount of the impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of goodwill with the carrying value of that goodwill and recognizing a loss for the difference. Calculating our fair value requires significant estimates and assumptions by management. We estimate our fair value by applying third party market value indicators to our EBITDA. We test indefinite life intangible assets for impairment by comparing their carrying value to their fair value that is determined using a cash flow method and recognize a loss to the extent the carrying value is greater.

        We completed our annual impairment tests for fiscal 2004, fiscal 2005 and fiscal 2006 with no adjustments to the carrying values of goodwill and indefinite life intangibles. We did not note any events or circumstances during fiscal 2004, fiscal 2005 or fiscal 2006 that would indicate that goodwill or indefinite life intangibles might be impaired.

  Accounting Treatment for EISs

        Our EISs include Class A common stock and senior subordinated notes. Upon completion of our initial public offering (including the exercise of the underwriters' option to purchase additional shares of Class A common stock), we allocated the proceeds from the issuance of the EISs, based upon relative fair value at the issuance date, to our Class A common stock and our senior subordinated notes. We have assumed that the price paid in the EIS offering was equivalent to the combined fair value of our Class A common stock and our senior subordinated notes, and the price paid in the offering for our senior subordinated notes sold separately (not in the form of EISs) was equivalent to their initial stated principal amount.

        The Class A common stock portion of each EIS is included in stockholders' equity, net of the related portion of the EIS transaction costs allocated to Class A common stock. Dividends paid on our Class A common stock have historically been recorded as a decrease to additional paid-in capital when declared by us but in the future may be paid out of earnings. Our senior subordinated note portion of each EIS is included in long-term debt, and the related portion of the EIS transaction costs allocated to our senior subordinated notes was capitalized as deferred financing costs and is being amortized to interest expense using the effective interest method. Interest on our senior subordinated notes is charged to expense as accrued by us and deducted for income tax purposes.

  Income Tax Expense Estimates and Policies

        As part of the income tax provision process of preparing our consolidated financial statements, we are required to estimate our income taxes. This process involves estimating our current tax expenses together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe the recovery is not likely, we establish a valuation allowance. Further, to the extent that we establish a valuation allowance or increase this allowance in a financial accounting period, we include such charge in our tax provision, or reduce our tax benefits in our consolidated statement of operations. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

        There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a valuation allowance against our deferred tax assets. We cannot predict whether future U.S. federal and state income tax laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes to the U.S. federal and state income tax laws and regulations on a regular basis and update the assumptions and estimates used to prepare our consolidated financial statements when new regulations and legislation are enacted. We recognize the benefit of an uncertain tax position that we have taken or expect to take on the income tax returns we file if it is "more likely than not" that such tax position will be sustained based on its technical events.

  Earnings Per Share

        Until the completion of this offering, we will have two classes of common stock, designated as Class A common stock and Class B common stock. We currently present basic and diluted earnings per share using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings.

        Net income available to our common stockholders is allocated between our two classes of common stock based upon the two-class method. Basic and diluted earnings per share for our Class A common stock and Class B common stock is calculated by dividing allocated net income available to common stockholders by the weighted average number of shares of Class A common stock and Class B common stock outstanding.

        Following the completion of this offering and the related transactions, our only class of common stock outstanding will be our Class A common stock.

  Pension Expense

        We have defined benefit pension plans covering substantially all of our employees. Our funding policy is to contribute annually the amount recommended by our actuaries. The funded status of our pension plans is dependent upon many factors, including returns on invested assets and the level of certain market interest rates. We review pension assumptions regularly and we may from time to time make voluntary contributions to our pension plans, which exceed the amounts required by statute. During fiscal 2006, we made total pension contributions to our pension plans of $2.6 million compared with $1.6 million in fiscal 2005. During first quarter 2006 and first quarter 2007, we made no contributions to our pension plans. Changes in interest rates and the market value of the securities held by the plans could materially change, positively or negatively, the underfunded status of the plans and affect the level of pension expense and required contributions in fiscal 2007 and beyond.

        Our discount rate assumption increased from 5.65% at December 31, 2005 to 5.90% at December 30, 2006 for our pension plans. We presently anticipate that assumption changes, coupled with the amortization of deferred gains and losses will result in a decrease in fiscal 2007 pre-tax pension expense of approximately $0.3 million. While we do not presently anticipate a change in our fiscal 2007 assumptions, as a sensitivity measure, a 0.25% decline or increase in our discount rate would increase or decrease our pension expense by approximately $0.1 million. Similarly, a 0.25% decrease or increase in the expected return on pension plan assets would increase or decrease our pension expense by approximately $0.1 million.

        In August 2006, the Pension Protection Act of 2006 was signed into law. The major provisions of the statute will take effect January 1, 2008. Among other things, the statute is designed to ensure timely and adequate funding of qualified pension plans by shortening the time period within which employers must fully fund pension benefits. We are currently evaluating the effect, if any, that the Pension Protection Act of 2006 will have on future pension funding requirements.

        The adoption of SFAS No. 158 required us to record an incremental after-tax charge of $1.6 million in accumulated other comprehensive loss related to the unrecognized net actuarial losses and unrecognized prior service costs.

  Acquisition Accounting

        We account for acquired businesses using the purchase method of accounting, which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. Our consolidated financial statements and results of operations reflect an acquired business after the completion of the acquisition. The cost to acquire a business, including transaction costs, is allocated to the underlying net assets of the acquired business in proportion to their respective fair values. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

        The judgments made in determining the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact our results of operations. Accordingly, for significant items, we typically obtain assistance from third party valuation specialists.

        Determining the useful life of an intangible asset also requires judgment as different types of intangible assets will have different useful lives and certain assets may even be considered to have indefinite useful lives.

        All of these judgments and estimates can materially impact our results of operations.

Results of Operations

        The following table sets forth the percentages of net sales represented by selected items reflected in our consolidated statements of operations. The comparisons of financial results are not necessarily indicative of future results:

	Fiscal 2004	Fiscal 2005	Fiscal 2006	First Quarter 2006	First Quarter 2007
Statement of Operations:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	70.0	71.7	72.2	70.0	68.5
Cost of goods sold—restructuring charge	—	1.0	—	—	—

Gross profit	30.0	27.3	27.8	30.0	31.5
Sales, marketing and distribution expenses	11.6	10.9	11.0	11.3	11.1
General and administrative expenses	1.3	1.8	1.9	1.8	1.8
Management fees-related party	0.1	—	—	—	—
Transaction related compensation expenses	2.6	—	—	—	—
Gain on sale of property, plant and equipment	—	—	(0.1)	—	—
Amortization expense—customer relationships	—	—	0.2	—	0.6

Operating income	14.4	14.5	14.8	16.9	18.0
Interest expense, net	12.9	11.0	10.6	11.7	11.7

Income before income tax expense	1.5	3.5	4.2	5.2	6.3
Income tax expense	0.6	1.4	1.4	2.0	2.4

Net income	0.9	2.1	2.8	3.2	3.9
Preferred stock accretion	3.1	—	—	—	—
Gain on repurchase of preferred stock	(4.7)	—	—	—	—

Net income available to common stockholders	2.5%	2.1%	2.8%	3.2%	3.9%

As used in this section the terms listed below have the following meanings:

        Net Sales.    Our net sales represents gross sales of products shipped to customers plus amounts charged customers for shipping and handling, less cash discounts, coupon redemptions, slotting fees and trade promotional spending.

        Gross Profit.    Our gross profit is equal to our net sales less cost of goods sold. The primary components of our cost of goods sold are cost of internally manufactured products, purchases of finished goods from co-packers plus freight costs to our distribution centers and to our customers.

        Sales, Marketing and Distribution Expenses.    Our sales, marketing and distribution expenses include costs for marketing personnel, consumer advertising programs, internal sales forces, brokerage costs and warehouse facilities.

        General and Administrative Expenses.    Our general and administrative expenses include administrative employee compensation and benefit costs, as well as information technology infrastructure and communication costs, office rent and supplies, professional services, management fees and other general corporate expenses.

        Gain on Sale of Property, Plant and Equipment.    Gain on sale of property, plant and equipment includes any gain or loss on the sale of property, plant and equipment.

        Amortization Expense—Customer Relationships.    Amortization expense—customer relationships includes the amortization expense associated with customer relationship intangibles, which are amortized over their useful lives of 20 years.

        Net Interest Expense.    Net interest expense includes interest relating to our outstanding indebtedness and amortization of deferred debt issuance costs, net of interest income. For fiscal 2004, net interest expense also includes costs relating to the early extinguishment of debt incurred in connection with our 2004 offering, the concurrent offerings and the related transactions. Included in these fiscal 2004 costs are the write-off of deferred financing costs, bond tender costs and the payment of bond discount.

  First Quarter 2007 Compared to First Quarter 2006

        Net Sales.    Net sales increased $10.7 million or 11.6% to $103.7 million for first quarter 2007 from $93.0 million for first quarter 2006. The Cream of Wheat acquisition accounted for $6.5 million of the net sales increase. The remaining $4.2 million increase in net sales related to increases in sales price and unit volume. Net sales of our lines of Maple Grove Farms, Las Palmas, Grandma's molasses, Joan of Arc and Ortega products increased in the amounts of $3.6 million, $0.8 million, $0.5 million, $0.5 million and $0.5 million or 30.2%, 14.6%, 58.2%, 26.9% and 2.2%, respectively. These increases were offset by a reduction in net sales of Emeril's and Polaner products of $1.3 million and $0.4 million or 23.0% and 4.1%, respectively. In the aggregate, net sales for all other brands remained constant.

        Gross Profit.    Gross profit increased $4.8 million or 17.3% to $32.7 million for first quarter 2007 from $27.9 million for first quarter 2006. Gross profit expressed as a percentage of net sales increased 1.5% to 31.5% in first quarter 2007 from 30.0% in first quarter 2006. The increase in gross profit expressed as a percentage of net sales was primarily due to Cream of Wheat's gross profit for the month of March, which improved our overall gross profit expressed as a percentage of net sales for March by 1.8%. This increase was partially offset by higher costs for packaging, transportation costs and corn sweeteners.

        Sales, Marketing and Distribution Expenses.    Sales, marketing and distribution expenses increased $1.0 million or 9.8% to $11.5 million for first quarter 2007 from $10.5 million for first quarter 2006. These expenses as a percentage of net sales decreased to 11.1% for first quarter 2007 from 11.3% for first quarter 2006. This increase is primarily due to an increase in consumer marketing of $0.9 million and an increase in brokerage commissions of $0.1 million.

        General and Administrative Expenses.    General and administrative expenses increased $0.1 million or 8.4% to $1.8 million for first quarter 2007 from $1.7 million in first quarter 2006. The increase was primarily due to an increase in incentive compensation.

        Amortization Expense—Customer Relationships.    Amortization expense—customer relationships, all of which relates to the amortization of customer relationship intangibles acquired in the Grandma's molasses and Cream of Wheat acquisitions, was $0.7 million for first quarter 2007. We had no customer relationship intangibles for first quarter 2006.

        Operating Income.    As a result of the foregoing, operating income increased $3.0 million or 19.0% to $18.7 million for first quarter 2007 from $15.7 million for first quarter 2006. Operating income expressed as a percentage of net sales increased to 18.0% in first quarter 2007 from 16.9% in first quarter 2006.

        Interest Expense.    Net interest expense increased $1.3 million or 11.7% to $12.1 million for first quarter 2007 from $10.8 million in first quarter 2006. Our outstanding long-term debt increased $205.0 million on February 26, 2007 as a result of additional term loan borrowings used to finance our acquisition of the Cream of Wheat business. See "—Liquidity and Capital Resources—Debt" below.

        Income Tax Expense.    Income tax expense increased $0.6 million to $2.5 million for first quarter 2007 from $1.9 million for first quarter 2006. Our effective tax rate was 37.9% for first quarter 2007 and 39.0% for first quarter 2006.

  Fiscal 2006 Compared to Fiscal 2005

        Net Sales.    Net sales increased $32.0 million or 8.4% to $411.3 million for fiscal 2006 from $379.3 million for fiscal 2005. The Ortega food service dispensing pouch and dipping cup acquisition accounted for $10.4 million of the net sales increase, the Grandma's molasses acquisition accounted for $9.8 million of the net sales increase and a temporary co-packing arrangement accounted for $3.0 million of the net sales increase. The remaining $8.8 million increase in net sales was related to increases in sales price and unit volume. Net sales of our lines of Ortega (exclusive of food service dispensing pouch and dipping cup net sales), Maple Grove Farms, B&M, Las Palmas and Ac'cent products increased in the amounts of $6.0 million, $3.9 million, $1.3 million, $0.7 million and $0.4 million, or 7.8%, 7.1%, 5.9%, 3.1% and 2.6%, respectively. These increases were offset by a reduction in net sales of Emeril's and B&G pickle and pepper products of $2.4 million, and $1.2 million or 10.1% and 2.8%, respectively. All other brands increased in the aggregate by $0.1 million or 0.1%.

        Gross Profit.    Gross profit increased $10.8 million or 10.4% to $114.3 million in fiscal 2006 from $103.5 million in fiscal 2005. On July 1, 2005, we closed our New Iberia, Louisiana manufacturing facility as part of our ongoing efforts to improve our production capacity utilization, productivity, and operating efficiencies and lower our overall costs. In fiscal 2005, we recorded a charge of $3.8 million. The charge associated with the plant closing included a cash charge for employee compensation and other costs of $0.8 million and a non-cash charge for the impairment of property, plant, equipment and inventory of $3.0 million. No restructuring charges were recorded or expensed during fiscal 2006.

        Adjusted gross profit, which excludes the fiscal 2005 restructuring charge described above, increased $7.0 million or 6.5%, to $114.3 million in fiscal 2006 from $107.3 million in fiscal 2005. Adjusted gross profit expressed as a percentage of net sales decreased 0.5% to 27.8% in fiscal 2006 from 28.3% in fiscal 2005. The decrease in adjusted gross profit as a percentage of net sales was primarily due to higher costs for transportation, maple syrup, packaging materials and corn sweeteners, which were partially offset by sales price increases and a shift in the sales mix to higher margin products.

        Sales, Marketing and Distribution Expenses.    Sales, marketing and distribution expenses increased $3.8 million or 9.2% to $45.3 million for fiscal 2006 from $41.5 million for fiscal 2005. These expenses expressed as a percentage of net sales increased to 11.0% in fiscal 2006 from 10.9% in fiscal 2005. The increase is primarily due to increased consumer marketing and trade spending of $1.7 million. Brokerage and salary expenses increased $1.5 million due to increased sales volume. Incentive compensation increased $0.6 million.

        General and Administrative Expenses.    General and administrative expenses increased $0.7 million or 10.0% to $7.7 million in fiscal 2006 from $7.0 million in fiscal 2005. The increase was primarily due to increased incentive compensation of $0.7 million.

        Gain on Sale of Property, Plant and Equipment.    Gain on sale of property, plant and equipment in fiscal 2006 related to the gain on the sale of our New Iberia facility of $0.5 million. There were no gains or losses on the sale of property, plant and equipment in fiscal 2005.

        Amortization Expense—Customer Relationships.    Amortization expense—customer relationships, all of which relates to the amortization of customer relationship intangibles acquired in the Grandma's molasses acquisition, was $0.7 million in fiscal 2006. We had no customer relationship intangibles in fiscal 2005.

        Operating Income.    As a result of the foregoing, operating income increased $6.0 million or 10.9% to $61.0 million in fiscal 2006 from $55.0 million in fiscal 2005. Operating income expressed as a percentage of net sales increased to 14.8% in fiscal 2006 from 14.5% in fiscal 2005. Operating income for fiscal 2005 was negatively impacted by $3.8 million as a result of the restructuring charge described above. Operating income for fiscal 2006 was positively impacted by $0.5 million as a result of the gain of sale of our New Iberia facility.

        Interest Expense.    Net interest expense increased $1.7 million to $43.5 million in fiscal 2006 from $41.8 million in fiscal 2005. We capitalized $0.3 million of interest as part of our capital spending in fiscal 2006. We did not capitalize any interest in fiscal 2005. Our average long-term debt outstanding increased $25.0 million in fiscal 2006 as compared to fiscal 2005 as a result of term loan borrowings used to finance the Grandma's molasses acquisition. See "—Liquidity and Capital Resources—Debt" below.

        Income Tax Expense.    Income tax expense increased $0.8 million to $6.0 million in fiscal 2006 from $5.2 million in fiscal 2005. Our effective tax rate for fiscal 2006 was 34.0% as compared with 39.5% for fiscal 2005. The decrease in our effective tax rate is primarily attributable to a reduction in the state effective tax rate used to measure our deferred tax liabilities which had a favorable impact on our fiscal 2006 income tax expense of $1.0 million. The decrease in the state effective tax rate, net of federal benefit of 1.1% is the result of changes in state income apportionment factors.

  Fiscal 2005 Compared to Fiscal 2004

        Net Sales.    Net sales increased $6.5 million or 1.8% to $379.3 million for fiscal 2005 from $372.8 million for fiscal 2004. Sales increased $6.5 million relating to sales price increases, offset by decreases in unit volume. Sales of our Maple Grove Farms of Vermont, Ortega, Las Palmas and Polaner brands increased $5.0 million, $2.0 million, $1.9 million and $1.9 million or 10.0%, 2.6%, 9.1% and 5.2%, respectively. Sales of our Emeril's, Sa-són Ac'cent, B&M, Ac'cent and Vermont Maid brands decreased by $2.1 million, $0.9 million, $0.7 million, $0.7 million and $0.6 million, or 8.1%, 18.7%, 3.1%, 3.8% and 19.5%, respectively. All other brands increased in the aggregate $0.7 million or 0.5%.

        Gross Profit.    Gross profit decreased $8.4 million or 7.6% to $103.5 million in fiscal 2005 from $111.9 million in fiscal 2004. Adjusted gross profit, which excludes the $3.8 million restructuring charge described above relating to the closing of our New Iberia facility, decreased $4.6 million or 4.1%, to $107.3 million in fiscal 2005 from $111.9 million in fiscal 2004. Adjusted gross profit expressed as a percentage of net sales decreased 1.7% to 28.3% in fiscal 2005 from 30.0% in fiscal 2004. The decrease in adjusted gross profit was primarily due to higher costs for transportation, maple syrup, packaging materials, pickle and peppers, beans and a shift in the product mix sold. These higher costs were partially offset by sales price increases.

        Sales, Marketing and Distribution Expenses.    Sales, marketing and distribution expenses decreased $1.7 million or 4.0% to $41.5 million for fiscal 2005 from $43.2 million for fiscal 2004. These expenses expressed as a percentage of net sales decreased to 10.9% in fiscal 2005 from 11.6% in fiscal 2004. This reduction is primarily due to a reduction in consumer marketing and trade spending of $1.3 million relating to planned spending reductions on consumer programs. Brokerage and salesmen commissions decreased $0.6 million due to reductions in commission rates. All other sales, marketing and distribution expenses increased $0.2 million.

        General and Administrative Expenses.    General and administrative expenses and management fees increased $1.7 million or 32.1% to $7.0 million in fiscal 2005 from $5.3 million in fiscal 2004. The increase was primarily due to incremental costs associated with Sarbanes-Oxley Act compliance of $0.8 million and additional public company costs of $1.0 million, which were partially offset by the elimination of the management fees previously paid to BRS.

        Transaction Related Compensation Expenses.    In fiscal 2004, we incurred transaction related compensation expenses in connection with our 2004 offering, the concurrent offerings and the related transactions that included $6.0 million for transaction bonuses and $3.9 million for the repurchase of employee stock options.

        Operating Income.    As a result of the foregoing, operating income increased $1.4 million or 2.7% to $55.0 million in fiscal 2005 from $53.6 million in fiscal 2004. Operating income expressed as a percentage of net sales increased to 14.5% in fiscal 2005 from 14.4% in fiscal 2004.

        Interest Expense.    Net interest expense decreased $6.4 million to $41.8 million in fiscal 2005 from $48.2 million in fiscal 2004. Interest expense for fiscal 2004 includes $13.9 million of costs relating to the early extinguishment of debt incurred in connection with our 2004 offering, the concurrent offerings and the related transactions. Included in these costs are: $8.4 million for the write-off of deferred financing costs in connection with the payment in full during fiscal 2004 of the term loan under our then-existing term loan agreement, $4.9 million for bond tender costs and $0.6 million for the payment of bond discount. Excluding these fiscal 2004 charges, the remaining interest expense increase of $7.5 million from fiscal 2004 to fiscal 2005 resulted primarily from an increase in average debt outstanding of approximately $18.5 million in fiscal 2005 as compared to fiscal 2004. In addition, the effective interest rate for our outstanding debt during fiscal 2005 under our post-initial public offering capital structure was higher than the effective interest rate for our outstanding debt during fiscal 2004.

        Income Tax Expense.    Income tax expense increased $3.1 million to $5.2 million in fiscal 2005 from $2.1 million in fiscal 2004. Our effective tax rate for fiscal 2005 was 39.5% as compared with 39.2% for fiscal 2004.

        Preferred Stock Accretion.    We did not have any preferred stock outstanding in fiscal 2005. Preferred stock dividends accumulated and related charges were $11.7 million in fiscal 2004.

        Gain on Repurchase of Preferred Stock.    In fiscal 2004, we repurchased all of our outstanding preferred stock for $17.6 million less than the accreted value of such preferred stock of $123.3 million as of the end of the third quarter of 2004.

  Quarterly Results of Operations

        The following table sets forth unaudited financial and operating data in each fiscal quarter during 2005 and 2006 and first quarter 2007. The unaudited quarterly information reflects all adjustments, which include only normal and recurring adjustments, necessary to present fairly the information shown.

	2005				2006				2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter
	(Dollars in thousands, unaudited)
Net Sales	$90,111	$94,116	$92,316	$102,719	$92,980	$105,265	$101,854	$111,207	$103,745
Gross Profit	26,712	23,746	27,544	25,492	27,866	28,403	29,353	28,631	32,683
Operating Income	15,284	10,987	15,483	13,253	15,697	14,686	16,635	13,998	18,686
Net Income	2,958	336	3,060	1,651	2,952	2,309	3,443	2,869	4,074

Liquidity and Capital Resources

        Our primary liquidity requirements include debt service, capital expenditures and working capital needs. See also, "Commitments and Contractual Obligations" below. We fund our liquidity requirements, as well as financing for acquisitions and dividend payments, if any, primarily through cash generated from operations and to the extent necessary, through borrowings under our credit facility.

  Cash Flows

        Cash provided by operating activities decreased $3.8 million to $4.8 million for first quarter 2007 from $8.6 million in first quarter 2006. The decrease was due to changes relating to an increase in accounts receivable relating to the Cream of Wheat acquisition of $6.3 million partially offset by an increase in net income of $1.1 million and increases in trade accounts payable. Working capital at March 31, 2007 was $108.4 million, an increase of $5.4 million over working capital at December 30, 2006 of $103.0 million.

        Cash provided by operating activities increased $10.3 million to $32.8 million in fiscal 2006 from $22.5 million in fiscal 2005. The increase was due to an increase in net income of $3.6 million, planned inventory reductions, the timing of accounts receivable collections, increases in other long-term liabilities and accrued expenses, offset by a decrease in accounts payable due to the reduction in inventory and an increase in other assets. Working capital at December 30, 2006 was $103.0 million, a decrease of $0.8 million over working capital at December 31, 2005 of $103.8 million.

        Net cash used in investing activities for first quarter 2007 was $203.2 million as compared to $31.7 million for first quarter 2006. Capital expenditures during first quarter 2007 were $2.3 million and included purchases of manufacturing and computer equipment, and were $0.7 million greater than our $1.6 million in capital expenditures for first quarter 2006. Investment expenditures for first quarter 2007 included $200.9 million for the Cream of Wheat acquisition. Investment expenditures for first quarter 2006 included $30.1 million for the Grandma's molasses acquisition.

        Net cash used in investing activities for fiscal 2006 was $36.1 million as compared to net cash used in investing activities of $9.2 million for fiscal 2005. Capital expenditures during fiscal 2006 of $7.3 million included building improvements, purchases of manufacturing and computer equipment and capitalized interest, and were $0.6 million greater than our $6.7 million in capital expenditures during fiscal 2005. Investment activities for fiscal 2006 included $30.1 million for the Grandma's molasses acquisition and net proceeds from the sale of our New Iberia facility of $1.3 million. Investment expenditures for fiscal 2005 included $2.5 million for the Ortega food service dispensing pouch and dipping cup acquisition.

        Net cash provided by financing activities for first quarter 2007 was $196.8 million as compared to $20.4 million for first quarter 2006. Net cash provided by financing activities for first quarter 2007 consists of $205.0 million in additional term loan borrowings, offset by $4.2 million in dividends paid on our Class A common stock, and $4.0 million in debt issuance costs. Net cash used in financing activities for first quarter 2006 consists of $25.0 million in term loan borrowings, offset by dividends paid to holders of our Class A common stock of $4.2 million, and $0.4 million in debt issuance costs.

        Net cash provided by financing activities for fiscal 2006 was $7.6 million as compared to net cash used in financing activities of $16.5 million for fiscal 2005. In fiscal 2006, net cash provided by financing activities consisted of $25.0 million from term loan borrowings related to the Grandma's molasses acquisition, offset by $17.0 million in dividends paid to holders of our Class A common stock and $0.4 million in debt issuance costs. In fiscal 2005, net cash used in financing activities included dividends paid to holders of our Class A common stock of $16.5 million.

        We believe that based on a number of factors, including our trademark and goodwill amortization for tax purposes from our prior acquisitions, we realized a significant reduction in cash taxes in 2006 and 2005 as compared to our tax expense for financial statement purposes. While we expect cash taxes to increase beginning in 2007 as compared to the prior two years, we will realize a benefit to our cash taxes payable from amortization of our trademarks, goodwill and customer relationship intangibles for the taxable years 2007 through 2022 that will not be reflected in our income tax expense for financial statement purposes.

  Dividend Policy

        Our dividend policy reflects a basic judgment that our stockholders would be better served if we distributed a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, a substantial portion of the cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets would in general be distributed as regular quarterly cash dividends (up to the intended dividend rate as determined by our board of directors) to the holders of our common stock and not be retained by us as excess cash. The current intended dividend rate for our Class A common stock is $0.848 per share per annum.

        For fiscal 2005 and fiscal 2006, we had cash flows from operating activities of $22.5 million and $32.8 million, respectively, and distributed $16.4 million and $17.0 million as dividends in fiscal 2005 and fiscal 2006, respectively.

        As a result of our dividend policy, we may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

        Our dividend policy is based upon our current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or other developments (which could, for example, increase our need for capital expenditures or working capital), new acquisition opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it was to determine that we have insufficient cash to take advantage of growth opportunities.

        We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed, and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal our dividend policy with respect to our common stock at any time. Furthermore, our board of directors may decrease the level of dividends provided for our Class A common stock below the intended dividend rate set forth above, or discontinue entirely the payment of dividends. See "Dividend Policy and Restrictions" and "Risk Factors—Risks Relating to Our Securities and this Offering—You may not receive the level of dividends provided for in our dividend policy or any dividends at all."

  Acquisitions

        Our liquidity and capital resources have been significantly impacted by acquisitions and may be impacted in the foreseeable future by additional acquisitions. We have historically financed acquisitions with borrowings and cash flows from operating activities. Our interest expense has increased significantly as a result of additional indebtedness we have incurred as a result of the Grandma's molasses acquisition in January 2006 and the Cream of Wheat acquisition in February 2007, and will increase with any additional indebtedness we may incur to finance potential future acquisitions, if any. To the extent future acquisitions, if any, are financed by additional indebtedness, the resulting increase in debt and interest expense could have a negative impact on liquidity.

  Environmental, Health and Safety Costs

        We have not made any material expenditures during fiscal 2004, fiscal 2005 or fiscal 2006 in order to comply with environmental laws or regulations. Based on our experience to date, we believe that the future cost of compliance with existing environmental laws and regulations (and liability for known environmental conditions) will not have a material adverse effect on our consolidated financial condition, results of operations or liquidity. However, we cannot predict what environmental or health and safety legislation or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted, nor can we predict the amount of future expenditures that may be required in order to comply with such environmental or health and safety laws or regulations or to respond to such environmental claims.

  Debt

        Senior Secured Credit Facility.    Concurrent with our 2004 offering and concurrent offerings, we entered into a $30.0 million senior secured revolving credit facility on October 14, 2004. In order to finance the Grandma's molasses acquisition, we amended our credit facility in January 2006 to provide for, among other things, a new $25.0 million term loan and a reduction in the revolving credit facility commitments from $30.0 million to $25.0 million. In order to finance the Cream of Wheat acquisition, our credit facility was amended and restated to provide for, among other things, an additional $205.0 million of term loan borrowings. As amended, our $25.0 million revolving credit facility matures on January 10, 2011 and our $230.0 million term loan facility matures on February 26, 2013.

        Interest under the revolving credit facility, including any outstanding letters of credit, is determined based on alternative rates that we may choose in accordance with the revolving credit facility, including the base lending rate per annum plus an applicable margin, and LIBOR plus an applicable margin. We pay a commitment fee of 0.50% per annum on the unused portion of the revolving credit facility. Interest under the term loan facility is determined based on alternative rates that we may choose in accordance with the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, and LIBOR plus an applicable margin of 2.00%. As of December 30, 2006, the interest rate for the term loan was 8.36% based upon a six-month LIBOR rate contract that expired on January 17, 2007. Effective as of February 26, 2007, we entered into a six year interest rate swap agreement in order to effectively fix at 7.0925% the interest rate payable for $130.0 million of our $230.0 million of term loan borrowings. As of March 31, 2007, the interest rate for the remaining $100.0 million of our term loan borrowings is 7.36% (based upon a three-month LIBOR rate contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of SFAS No. 133. The swap is in place through the life of the term loan, ending on February 26, 2013. Changes in fair value of the swap are recorded in accumulated other comprehensive loss on our consolidated balance sheet.

        Our obligations under our credit facility are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and future domestic subsidiaries. Our credit facility is secured by substantially all of our and our subsidiaries' assets except our and our subsidiaries' real property. Our credit facility provides for mandatory prepayment based on asset dispositions and certain issuances of securities, as defined. Our credit facility contains covenants that restrict, among other things, our ability to incur additional indebtedness, pay dividends and create certain liens. Our credit facility also contains certain financial maintenance covenants, which, among other things, specify maximum capital expenditure limits, a minimum interest coverage ratio and a maximum senior and total leverage ratio, each ratio as defined. Proceeds of our credit facility are restricted to funding our working capital requirements, capital expenditures and acquisitions of companies in the same line of business as our company, subject to specified criteria. The revolving credit facility was undrawn on the date of consummation of our 2004 offering and concurrent offerings and remained undrawn at March 31, 2007. The available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $2.4 million, was $22.6 million at March 31, 2007. The maximum letter of credit capacity under the revolving credit facility is $10.0 million, with a fronting fee of 3.0% per annum for all outstanding letters of credit.

        12.0% Senior Subordinated Notes due 2016.    In connection with our 2004 offering, we issued on October 14, 2004 $124.3 million aggregate principal amount of senior subordinated notes in the form of EISs and an additional $22.8 million aggregate principal amount of senior subordinated notes (not in the form of EISs). In connection with the exercise of the underwriters' option to purchase additional Class A common stock, on October 22, 2004 we issued an additional $18.7 million aggregate principal amount of senior subordinated notes in the form of EISs. Each EIS represents one share of our Class A common stock and $7.15 principal amount of our senior subordinated notes. As of March 31, 2007, $165.8 million aggregate principal amount of senior subordinated notes was outstanding.

        Interest on our senior subordinated notes is payable quarterly in arrears on each January 30, April 30, July 30 and October 30 through the maturity date. Our senior subordinated notes will mature on October 30, 2016, unless earlier retired or redeemed at our option as described below.

        Upon the occurrence of a change of control (as defined in the indenture), unless we have retired our senior subordinated notes or exercised our right to redeem all senior subordinated notes as described below, each holder of our senior subordinated notes has the right to require us to repurchase that holder's senior subordinated notes at a price equal to 101.0% of the principal amount of our senior subordinated notes being repurchased, plus any accrued and unpaid interest to the date of repurchase. In order to exercise this right, a holder must separate our senior subordinated notes and Class A common stock represented by such holder's EISs.

        We may not redeem our senior subordinated notes prior to October 30, 2009. However, we may, from time to time, seek to retire our senior subordinated notes through cash repurchases of EISs or separate senior subordinated notes and/or exchanges of EISs or separate senior subordinated notes for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. We expect that any repurchase of EISs or senior subordinated notes would be funded with our existing cash balances and cash from operations. The amounts involved may be material.

        In addition, on and after October 30, 2009, we may redeem for cash all or part of our senior subordinated notes at a redemption price of 106.0% beginning October 30, 2009 and thereafter at prices declining annually to 100% on or after October 30, 2012. If we redeem any senior subordinated notes, our senior subordinated notes and Class A common stock represented by each EIS will be automatically separated.

        Our senior subordinated notes are unsecured obligations and are subordinated in right of payment to all of our existing and future senior secured and senior unsecured indebtedness, including the indebtedness under our credit facility and our senior notes. Our senior subordinated notes rank pari passu in right of payment with any of our other subordinated indebtedness.

        Our obligations under the senior subordinated notes are jointly and severally and fully and unconditionally guaranteed by all of our existing domestic subsidiaries and certain future domestic subsidiaries on an unsecured and subordinated basis on the terms set forth in our senior subordinated notes indenture. Our senior subordinated note guarantees are subordinated in right of payment to all existing and future senior indebtedness of the guarantors, including the indebtedness under our credit facility and our senior notes. Our present foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of our senior subordinated notes.

        Our senior subordinated notes indenture contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; specified creation of liens, sale-leaseback transactions and sales of assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications.

        8.0% Senior Notes due 2011.    Concurrently with our 2004 offering and offering of separate senior subordinated notes, we issued $240.0 million aggregate principal amount of 8.0% senior notes due 2011. Interest on our senior notes is payable on April 1 and October 1 of each year. Our senior notes will mature on October 1, 2011, unless earlier retired or redeemed at our option as described below.

        We may not redeem our senior notes prior to October 1, 2008. However, we may, from time to time, seek to retire our senior notes through cash repurchases of senior notes and/or exchanges of senior notes for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. We expect that any repurchase of senior notes would be funded with our existing cash balances and cash from operations. The amounts involved may be material.

        On or after October 1, 2008, we may redeem some or all of our senior notes at a redemption price of 104.0% beginning October 1, 2008 and thereafter at prices declining annually to 100% on or after October 1, 2010. Prior to October 1, 2007, we may redeem up to 35% of the aggregate principal amount of our senior notes issued in our senior note offering with the net proceeds of one or more equity offerings at the redemption price as described in our senior notes indenture. If we or any of the guarantors sell certain assets or experience specific kinds of changes in control, we must offer to purchase our senior notes at the prices described in our senior notes indenture plus accrued and unpaid interest to the date of redemption.

        Our obligations under our senior notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. Our senior notes and the subsidiary guarantees are our and the guarantors' general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors' secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors' existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors' future subordinated debt, including our senior subordinated notes. Our present foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of our senior notes.

        Our senior notes indenture contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; specified creation of liens, sale-leaseback transactions and sales of assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications.

Future Capital Needs

        We are highly leveraged. On March 31, 2007, our total long-term debt and stockholders' equity were $635.8 million and $74.6 million, respectively.

        Our ability to generate sufficient cash to fund our operations depends generally on our results of operations and the availability of financing. Our management believes that our cash on hand, cash flow from operating activities and available borrowing capacity under our revolving credit facility, will be sufficient for the foreseeable future to fund operations, meet debt service requirements, fund capital expenditures, make future acquisitions within our line of business, if any, and pay our anticipated dividends on our Class A common stock. We expect to make capital expenditures of approximately $7.0 million in fiscal 2007 in respect of our existing manufacturing operations. In addition, in connection with the Cream of Wheat acquisition, we anticipate making additional capital expenditures of approximately $8.0 million in the aggregate over the course of fiscal 2007 and fiscal 2008.

Seasonality

        Sales of a number of our products tend to be seasonal. In the aggregate, however, our sales are not heavily weighted to any particular quarter due to the diversity of our product and brand portfolio. Sales during the first quarter of the fiscal year are generally below those of the following three quarters.

        We purchase most of the produce used to make our shelf-stable pickles, relishes, peppers and other related specialty items during the months of July through October, and we purchase substantially all of our maple syrup requirements during the months of April through July. Consequently, our liquidity needs are greatest during these periods.

Inflation

        During fiscal 2004, fiscal 2005 and fiscal 2006, we were faced with increasing prices in certain commodities and packaging materials and we expect this trend may continue. We manage this risk by entering into short-term supply contracts and advance commodities purchase agreements from time to time, and if necessary, by raising prices. Our cost increases in fiscal 2005 and fiscal 2006 were partially attributable to the spike in oil and natural gas prices, which have had a substantial impact on our raw material, packaging and transportation costs. During fiscal 2005, our transportation costs also increased as a result of a shortage in truck carrier availability following Hurricanes Katrina and Rita. We believe that through sales price increases and our cost saving efforts we have to some degree been able to offset the impact of recent raw material, packaging and transportation cost increases. There can be no assurance, however, that any future sales price increases or cost saving efforts by us will offset the increased cost of raw material, packaging and transportation costs, or that we will be able to raise prices or reduce costs at all.

Recent Accounting Pronouncements

        In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 states that a tax benefit from an uncertain tax position may be recognized only if it is "more likely than not" that the position is sustainable, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority having full knowledge of all relevant information. A tax benefit from an uncertain position was previously recognized if it was probable of being sustained. Under FIN 48, the liability for unrecognized tax benefits is classified as non-current unless the liability is expected to be settled in cash within 12 months of the reporting date. FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2006. We adopted the provisions of FIN 48 on December 31, 2006. On May 2, 2007, the FASB issued FASB Staff Position No. 48-1, "Definition of Settlement in FASB Interpretation 48" (FIN 48-1). FIN 48-1 amends

FIN 48 to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48-1 is to be applied upon the initial adoption of FIN 48. Accordingly, we have applied the provisions of FIN 48-1 effective December 31, 2006. As a result of the adoption of FIN 48, as amended by FIN 48-1, we reclassified $0.2 million to other non-current liabilities.

        We operate in multiple taxing jurisdictions within the United States and Canada and from time to time face audits from various tax authorities regarding the deductibility of certain expenses, state income tax nexus, intercompany transactions, transfer pricing and other matters. At the beginning of first quarter 2007, the total amount of liability for unrecognized tax benefits related to state income taxes was approximately $0.2 million (of which the entire amount would impact our effective tax rate if recognized) plus approximately $0.1 million of accrued interest and penalties.

        We are currently under examination in one Canadian tax jurisdiction and remain subject to examination in other jurisdictions until the applicable statute of limitations expires. As of the beginning of first quarter 2007, a summary of the tax years that remain subject to examination in our major tax jurisdictions are:

United States—Federal	2003 and forward
United States—States	2002 and forward
Canada	1999 and forward

        Based upon the expiration of statutes of limitations and the conclusion of tax examinations in several jurisdictions, we believe it is reasonably possible that the total amount of previously unrecognized tax benefits may decrease by $0.1 million within twelve months of the reporting date.

        Our policy is to classify interest and penalties related to unrecognized tax benefits as income tax expense.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact, if any, of adopting SFAS No. 157 on our consolidated financial statements.

Off-balance Sheet Arrangements

        As of March 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Commitments and Contractual Obligations

        Our contractual obligations and commitments principally include obligations associated with our outstanding indebtedness and future minimum operating lease obligations as set forth in the following table as of December 30, 2006.

	Payments Due by Period
Contractual Obligations:	Total	Fiscal 2007	Fiscal 2008	Fiscal 2009	Fiscal 2010	Fiscal 2011 and Thereafter
	(Dollars in thousands)
Long-term debt(1)	$726,055	$41,186	$41,186	$41,186	$41,186	$561,311
Operating leases	9,269	4,281	3,231	1,379	175	203
Pension obligations(2)	1,335	1,335	—	—	—	—

Total	$736,659	$46,802	$44,417	$42,565	$41,361	$561,514

(1)
Includes interest obligations on our senior notes at an interest rate of 8.0% per annum through maturity on October 1, 2011 and on our senior subordinated notes of 12.0% per annum through maturity on October 30, 2016. Also includes interest obligations under our credit facility. As of December 30, 2006, we had $25.0 million of term loan borrowings under our credit facility, all of which was subject to variable rates of interest. Interest expense on these variable rate term loan borrowings for future years was calculated using a weighted average interest rate of approximately 8.36% based upon a six-month LIBOR rate contract in effect at December 30, 2006. In February 2007, we incurred additional long-term debt of $205.0 million in the form of additional term loan borrowings, which is not reflected in the table. As amended, our $25.0 million revolving credit facility matures on January 10, 2011 and out $230.0 million term loan facility matures on February 26, 2013. See "Debt—Senior Secured Credit Facility" above.

(2)
Represents expected contributions under our defined benefit pension plans in fiscal 2007. The expected contributions beyond fiscal 2007 are not currently determinable.

        During first quarter 2007, there were no material changes outside the ordinary course of business in the specified contractual obligations set forth in the table above, except that in February 2007 we incurred additional long-term debt of $205.0 million in the form of additional term loan borrowings under our credit facility, which is not reflected in the table. As amended, our $25.0 million revolving credit facility matures on January 10, 2011 and out $230.0 million term loan facility matures on February 26, 2013. See "Debt—Senior Secured Credit Facility" above.

BUSINESS

Overview

        We manufacture, sell and distribute a diverse portfolio of high quality, shelf-stable food products. Many of our branded food products hold either the number one or number two market position in their relevant markets. Our business is characterized by a stable and growing revenue base from our existing product portfolio and is augmented by acquisitions of highly attractive, shelf-stable brands. On a consolidated basis, our operating income margin is among the highest in the packaged food industry. Additionally, we generate strong cash flows as a result of our attractive margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. We believe that these characteristics enable our company to be a leader in successfully achieving sales growth for shelf-stable branded food products and executing an aggressive, disciplined acquisition strategy.

        B&G Foods, including our subsidiaries and predecessors, has more than 100 years of experience in the marketplace. We have a well-established sales, marketing and distribution infrastructure that enables us to sell our products in all major U.S. food distribution channels. These channels include supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have developed and leveraged this infrastructure through our acquisition of 18 high quality food brands since 1996. Our history includes a number of acquisitions of non-core brands from large, global packaged food companies, such as the B&M, Underwood, Ac'cent, Joan of Arc, Sa-són Ac'cent and Las Palmas brands from Pillsbury in 1999, the Ortega brand from Nestlé in 2003, the Grandma's Molasses brand from Cadbury Schweppes in January 2006 and our most recent acquisition of the Cream of Wheat and Cream of Rice brands from Kraft in February 2007. Based on our demonstrated record of successful acquisitions, we believe that we are well-positioned as a strategic acquirer of non-core brands from large, global packaged-food companies.

        We believe most of our brands capture the number one or number two retail market position in their relevant markets. The following table summarizes our brand positions in each of their categories:

Retail Market Position of Selected Brands

Retail Market Share
Brand
	Category(1)	Share Position(2)
Ortega	Taco Sauce	#1 National
Grandma's	Molasses	#1 National
Las Palmas	Enchilada Sauce	#1 California
Bloch & Guggenheimer	Pickles and Peppers	#1 Greater NY Metro
B&M	Baked Beans	#1 Boston
Regina	Wine Vinegar	#2 National
Cream of Wheat	Hot Cereal	#2 National
Polaner	All Fruit and Sugar Free Preserves	#2 National
Maple Grove Farms of Vermont	Pure Maple Syrup	#2 National
Emeril	Specialty Pasta Sauce(3)	#2 National
Wright's	Liquid Smoke	#2 National
Brer Rabbit	Molasses	#2 National
Underwood	Deviled Meats	Unique Product
Ac'cent	All-natural Flavor Enhancer	Unique Product

(1)
Categories are as defined by Information Resources, Inc.

(2)
Based on retail dollar share in the corresponding market as of March 25, 2007.

(3)
We define the Specialty Pasta Sauce category as including brands where the average selling price is above $3.50/unit.

History

        B&G Foods, including our subsidiaries and predecessors, has been in business for more than 100 years. The Company has been built upon a successful track record of both organic and acquisition-related growth. We have acquired 18 brands since 1996, including Cream of Wheat, which we recently acquired from Kraft. Thus, we have established our ability to acquire, integrate and grow shelf-stable branded food products.

        The chart below includes some of the significant events in our recent history:

Our Competitive Strengths

        We believe that our success in the packaged food industry and our financial results are due in large part to the following competitive strengths:

        Portfolio of high-margin brands with leading market positions in key growth segments.    We are focused on operating smaller, high-margin brands. We have assembled a diverse portfolio of brands consisting primarily of niche or specialty products with strong market positions and high operating income margins. Several of our brands compete in high growth categories that benefit from positive consumer spending trends. For example, our Cream of Wheat and Polaner Sugar Free Preserves products compete in the health and wellness market segment. Our Ortega, Las Palmas and Sa-són Ac'cent brands compete in the U.S. Mexican and Hispanic market segment. Each of these categories has experienced among the highest growth in the packaged food industry. We believe that our diverse product portfolio provides a strong platform to capture growth in the packaged food industry and to generate strong profitability and significant cash flows while mitigating the financial impact of competitive pressure or commodity cost increases in any single brand or product.

        Well-developed and proven acquisition platform.    We believe that our focus on shelf-stable products, favorable relationships with retailers, operations and marketing expertise and leading acquisition integration capabilities allow us to be highly successful in growing our product and brand portfolio. We have acquired and successfully integrated 18 shelf-stable brands since 1996. We seek to acquire shelf-stable products with leading market positions, identifiable growth opportunities and high and sustainable margins that will be accretive to our cash flows and return on capital. As a result, we seek to avoid brands in commodity driven categories. Our focus on shelf-stable branded products allows us to drive attractive profitability and gain efficiencies from our sales and distribution and general and administrative systems. We believe that our acquisition expertise and ability to integrate businesses quickly lead to successful expansion of acquired brands and the realization of significant cost synergies. As a result, we believe that we are a preferred acquirer by large, global packaged food companies for their non-core brands. We have successfully completed acquisitions from sellers such as Nabisco, Pillsbury, Nestlé, Cadbury Schweppes and Kraft. Our recent acquisition of the Cream of Wheat and Cream of Rice businesses is an example of our ability to acquire a leading shelf-stable brand with high profitability from a large packaged food company. We often integrate sales, marketing and distribution and achieve enhanced profitability of acquired products and businesses within 30 days.

        Track record of innovative new product introductions.    We have demonstrated the ability to develop new products and product extensions rapidly, and we have been able to deliver these new products to our customers quickly. We have generally been able to develop these products from concept to final product and deliver these products to our customers' shelves within six months of development. We work directly with certain of our customers to implement new product introduction in markets where we expect significant growth.

        Diversity of customers and distribution channels.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have strong, long standing, national relationships with all our major customers. Our customers include Wal-Mart, Kroger, Giant Supermarkets, Safeway, Sysco, Target and Costco. The breadth of our multiple-channel sales and distribution system allows us to capitalize on above-average growth trends within certain of these distribution channels and expand distribution of acquired brands. Our diverse distribution channels have also contributed to our ability to maintain a broad customer base, with sales to our ten largest customers accounting for 43.6% of our net sales in fiscal 2006.

        Strong cash flow generation.    We have generated significant cash flows from our operations. Our strong financial performance is a result of our attractive operating income margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. Our core business, together with the newly-acquired Cream of Wheat business, positions us to continue generating strong cash flows.

        Experienced management team with proven track record.    Our management team has extensive food industry experience and long standing experience managing our company in a highly competitive environment. Our six most senior executives have an average of 14 years of experience with us. Our management team has acquired and integrated 18 businesses successfully since 1996 and has developed and implemented a business strategy which has enabled us to become a highly successful manufacturer and distributor of a diverse portfolio of shelf-stable branded food products.

Growth Strategy

        Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of branded shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives:

        Expand brand portfolio with acquisitions of complementary branded businesses.    We intend to continue expanding our brand portfolio by acquiring shelf-stable brands with leading market positions, strong brand equity, distribution expansion opportunities and compelling cost efficiencies at attractive valuations. We believe we can continue our track record of building and improving acquired brands post-acquisition through increased management focus and integration into our well-established manufacturing, sales, distribution and administrative infrastructure. We believe we are well-positioned as a preferred acquirer to capitalize on the trend of large packaged food companies divesting smaller, non-core, yet profitable, brands to increase their focus on their large, global brands.

        Continue to develop innovative new products and deliver them to market quickly.    We intend to leverage our new product development capability and our sales and distribution breadth to introduce new products and product extensions. Our management has demonstrated the ability to launch innovative new products quickly. For example, new products we have introduced in recent years include the Ortega Grande Dinner Kit, the Ortega Pizza Kit, Ortega Salsa Con Queso, Ortega Salsa Verde, Polaner Sugar Free Preserves, Polaner Organic Preserves, B&M No Sugar Added Baked Beans and Emeril's Beef, Chicken and Organic Vegetable Stocks. We also have a number of new products that we expect to introduce in 2007.

        Leverage our unique multiple-channel sales and distribution system.    Our unique multiple-channel sales and distribution system allows us to capitalize on growth opportunities through the quick and efficient introduction of new and acquired products to our customers. We continue to strengthen our sales and distribution system in order to realize distribution economies of scale and provide an efficient, national platform for new products by expanding distribution channels, enlarging geographic reach, more effectively managing trade spending, improving packaging and introducing line extensions.

        Continue to focus on higher growth customers and distribution channels.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, wholesalers, food service accounts, warehouse clubs, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. Our distribution breadth allows us to benefit from high growth channels such as mass merchants, warehouse and club stores, specialty food distributors, convenience stores, drug stores, vending machines and food services. We intend to continue to create products specific to our higher growth distribution channels and customers.

Products and Markets

        The following is a brief description of our brands and product lines:

Brand	Year Originated	Description
Ortega	1897	•	Taco shells, tortillas, seasonings, dinner kits, taco sauces, peppers, refried beans, salsas and related food products
		•	Snack products such as Salsa Con Queso, Salsa Verde and Guacamole

Cream of Wheat	1893	• •
One of the most trusted and widely recognized brands of hot cereals sold in the United States
			Cream of Wheat is available in original 10-minute, 2 1/2 minute and one-minute versions, and also in instant packets of original and other flavors: Apples 'n Cinnamon, Maple Brown Sugar and Strawberries 'n Cream
		•	Cream of Rice is a rice-based hot cereal.
Maple Grove Farms of Vermont	1915	•	Gourmet salad dressings, marinades, fruit syrups, confections, pancake mixes and organic products
Bloch & Guggenheimer	1889	•	Shelf-stable pickles, relishes, peppers, olives and other related specialty items
Polaner	1880	•	Fruit-based spreads as well as jarred wet spices such as chopped garlic and basil
		•	Polaner All Fruit is a leading national brand of fruit-juice sweetened fruit spread
		•	Polaner Sugar Free is the second leading brand of sugar free preserves nationally
Las Palmas	1922	•	Authentic Mexican enchilada sauce and various pepper products
B&M	1927	• •	The original brand of brick-oven baked beans Includes a variety of baked beans and brown bread
Underwood	1870	•	Underwood meat spreads include deviled ham, chicken and roast beef as well as liver pate and sardines
Emeril's	2000	• • •
Introduced under a licensing agreement with celebrity chef Emeril Lagasse.
Seasonings, salad dressings, marinades, pepper sauces, barbecue sauces, mustards, salsas and pasta sauces
			Recently introduced chicken, beef and vegetable cooking stocks
Ac'cent	1947	•	An all-natural flavor enhancer for meat preparation and is generally used on beef, poultry, fish and vegetables
Trappey's	1898	•	High quality peppers and hot sauces, including Trappey's Red Devil

Regina	1949	•	Vinegars and cooking wines
		•	Products are most commonly used in the preparation of salad dressings as well as in a variety of recipe applications, including sauces, marinades and soups
Joan of Arc	1895	• •	Canned beans including kidney, chili and other beans Products are sold nationally with significant sales in the Midwest and southeast
Grandma's	1890	•	Molasses offered in two distinct styles: Grandma's Original Molasses and Grandma's Robust Molasses
Wright's	1895	•	An all-natural seasoning that reproduces the flavor and aroma of pit smoking in meats, chicken and fish; offered in two flavors: Hickory and Mesquite
Sa-són Ac'cent	1947	•	A flavor enhancer used primarily for Puerto Rican and Hispanic food preparation
		•	Offered in four flavors: Original, Coriander and Achiote, Garlic and Onion, and Tomato
Brer Rabbit	1907	•	Mild and full-flavored molasses products and a blackstrap molasses product
Vermont Maid	1919	• •	Vermont Maid syrup is available in regular, sugar- free and sugar-free butter varieties Mainly distributed in New England

Sales, Marketing and Distribution

        Overview.    We sell, market and distribute our products through a multiple-channel sales, marketing and distribution system to all major U.S. food channels including sales and shipments to supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores.

        We believe our established infrastructure in these channels allows us to distribute additional product volume cost-effectively. We sell our brands primarily through broker sales networks to supermarket chains, food service outlets, mass merchants, warehouse clubs, non-food outlets and specialty food distributors. The broker sales network handles the sale of our products at the customer level. We distribute our products in the greater New York metropolitan area primarily through direct-store-delivery (DSD). Our DSD broker sales force services over 1,600 individual grocery stores.

        Sales.    Our sales organization is aligned by distribution channels and consists of regional sales managers, key account managers and sales persons. Regional sales managers sell our products nationwide through national and regional food brokers, with separate organizations focusing on specialty, food service, grocery chain accounts and special markets. Our sales managers coordinate our broker sales efforts and make key account calls with buyers or distributors and supervise retail coverage of the products at the store level through brokers.

        Our sales strategy is centered around the individual brands. We set quotas for our sales force and allocate promotional spending for each of the brands. Regional sales managers coordinate promotions with customers. Additionally, our marketing department works in conjunction with the sales department to coordinate special account activities and marketing support, such as couponing and public relations.

        Over the past several years, we have established a national sales force that is capable of supporting our current business as well as potential new acquisitions. We have developed our national sales force internally, and did not integrate sales and marketing personnel from acquired companies in connection with most of our brand acquisitions. In the case of our Maple Grove Farms of Vermont acquisition, management retained the brand's sales force to serve the specialty channel related to that brand and for specialty-oriented brands that we might develop, license or acquire in the future. This same sales force subsequently launched the Emeril's brand. The current national sales force is very experienced and was able to integrate the Ortega, Grandma's molasses, and Cream of Wheat brands within 30 days following the close of the respective acquisitions.

        Marketing.    Our marketing organization is aligned by brand and is responsible for the strategic planning for each of our brands. We focus on deploying promotional dollars where the spending will have the greatest impact. Marketing and trade spending support, on a national basis, typically consists of advertising trade promotions, coupons and cross-promotions with supporting products. Marketing support for the products distributed through DSD consists primarily of trade promotions aimed at gaining display activity to produce impulse sales. Consumer promotion and coupons supplement this activity.

        Distribution.    We distribute our products through a multiple-channel system that we have developed as we have grown our business. We believe our distribution system has sufficient capacity to accommodate incremental product volume in a cost-effective manner, as demonstrated most recently in the Grandma's molasses acquisition in 2006 and the Cream of Wheat acquisition in 2007.

Customers

        Our top ten customers accounted for 43.6% of our net sales in fiscal 2006. Other than Wal-Mart, which accounted for 10.4% of our fiscal 2006 net sales, no single customer accounted for 10% or more of our fiscal 2006 net sales.

Seasonality

        Sales of a number of our products tend to be seasonal. In the aggregate, however, our sales are not heavily weighted to any particular quarter due to the diversity of our product and brand portfolio.

        We purchase most of the produce used to make our shelf-stable pickles, relishes, peppers and other related specialty items during the months of July through October, and we purchase substantially all of our maple syrup requirements during the months of April through July. Consequently, our liquidity needs are greatest during these periods.

Competition

        We face competition in each of our product lines. Numerous brands and products compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, consumer promotion, brand recognition and loyalty, customer service, advertising and other activities and the ability to identify and satisfy emerging consumer preferences. We compete with numerous companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines, substantially greater financial and other resources available and may have lower fixed costs and/or be substantially less leveraged than we are. Our ability to grow our business could be impacted by the relative effectiveness of, and competitive response to, our product initiatives, product innovation, advertising and promotional activities. In addition, from time to time, we experience margin pressure in certain markets as a result of competitors' pricing practices.

        Our most significant competitors for our pickles and peppers products are Vlasic® and Mt. Olive® branded products. In addition, The J.M. Smucker Company is the main competitor for our fruit spread products marketed under the Polaner label. Our Maple Grove Farms of Vermont pure maple syrup competes directly with the SpringTree® brand in the pure maple syrup category. Our Vermont Maid syrup products also have a number of competitors in the general pancake syrup market, including Aunt Jemima®, Mrs. Butterworth's® and Log Cabin®. Our B&M and Joan of Arc products compete primarily with Bush's® brand products. Ortega products compete primarily with the Old El Paso® and Taco Bell® brands. Cream of Wheat products compete primarily with the Quaker® hot cereal brand.

        In addition, our products compete not only against other brands in their respective product categories, but also against products in similar or related product categories. For example, our shelf-stable pickles compete not only with other brands of shelf-stable pickles, but also with products found in the refrigerated sections of grocery stores, and all our brands compete against private label products to varying degrees.

Facilities and Production

        Facilities and Manufacturing.    Our corporate headquarters are located at Four Gatehall Drive, Suite 110, Parsippany, New Jersey 07054. Our manufacturing plants are generally located near major customer markets and raw materials. Of our five manufacturing facilities, four are owned and one is leased as of December 30, 2006. Management believes that our manufacturing plants have sufficient capacity to accommodate our planned growth. As of December 30, 2006, we owned or leased the offices, manufacturing and warehouse facilities and distribution centers described in the table below:

Facility Location	Owned/ Leased	Description
Hurlock, Maryland	Owned	Manufacturing/Warehouse
Portland, Maine	Owned	Manufacturing/Warehouse
Stoughton, Wisconsin	Owned	Manufacturing/Warehouse
St. Johnsbury, Vermont	Owned	Manufacturing/Warehouse
St. Evariste, Québec	Owned	Storage Facility
Sharptown, Maryland	Owned	Storage Facility
Parsippany, New Jersey	Leased	Corporate Headquarters
Roseland, New Jersey	Leased	Manufacturing/Warehouse
La Vergne, Tennessee	Leased	Distribution Center
Houston, Texas	Leased	Distribution Center
Biddeford, Maine	Leased	Distribution Center
Seaford, Delaware	Leased	Distribution Center
Bentonville, Arkansas	Leased	Sales Office

        Co-Packing Arrangements.    In addition to our own manufacturing facilities, we source a significant portion of our products under "co-packing" agreements, a common industry practice in which manufacturing is outsourced to other companies. We regularly evaluate our co-packing arrangements to ensure the most cost-effective manufacturing of our products and to utilize company-owned manufacturing facilities most effectively. Third parties located in U.S. and foreign locations produce Regina, Underwood, Las Palmas and Joan of Arc brand products and certain Emeril's and Ortega brand products under co-packing agreements or purchase orders. Each of our co-packers produces products for other companies as well. We believe that there are alternative sources of co-packing production readily available for our products, although we may experience short-term disturbances in our operations if we are required to change our co-packing arrangements.

        Nearly half of the recently acquired Cream of Wheat products are co-packed by a third-party manufacturer. Kraft has assigned to us its rights and obligations under that co-packing agreement. The remaining Cream of Wheat products are manufactured in a Kraft facility located in Cobourg, Canada. We have entered into a transition co-packing agreement with Kraft to continue production of Cream of Wheat at Kraft's Cobourg manufacturing facility during a one-year transition period ending February 25, 2008. During this transition period, we will evaluate shifting this production to a third-party co-packer or to one of our own manufacturing facilities.

Raw Materials

        We purchase raw materials, including agricultural products, meat, poultry, other raw materials and packaging materials from growers, commodity processors, other food companies and packaging manufacturers located in U.S. and foreign locations. Our principal raw materials include peppers, cucumbers, other vegetables, fruits, maple syrup, meat and poultry. We purchase our agricultural raw materials in bulk or pursuant to short-term supply contracts. We purchase most of our agricultural products between April 1 and October 31. We also use packaging materials, particularly glass jars and cans.

        The profitability of our business relies in part on the prices we and our co-packers pay for these raw materials and packaging materials, which can fluctuate due to a number of factors, including changes in crop size, national, state and local government sponsored agricultural programs, export demand, natural disasters, weather conditions during the growing and harvesting seasons, general growing conditions, the effect of insects, plant diseases and fungi, and glass and metal prices. Although we enter into advance commodities purchase agreements from time to time, we and our co-packers are still exposed to potential increases in raw material costs. Moreover, due to the competitive environment in which we operate, we may be unable to increase the prices of our products to offset any increase in the cost of raw materials. As a result, any such increase could have a material adverse effect on our profitability, financial condition, results of operations or liquidity.

Trademarks and Licensing Agreements

        We own 113 trademarks that are registered in the United States, 29 trademarks that are registered with certain U.S. states and Puerto Rico, and 401 trademarks that are registered in foreign countries as of May 2, 2007. In addition, we have 14 trademark applications pending in the United States and foreign countries. Examples of our trademarks and registered trademarks include Ac'cent, B&G, B&G Sandwich Toppers, B&M, Brer Rabbit, Cozy Cottage, Cream of Rice, Cream of Wheat, Grandma's, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Regina, Sa-són Ac'cent, Trappey's, Underwood, Vermont Maid and Wright's. We consider our trademarks to be of special significance in our business. We are not aware of any circumstances that would negatively impact our trademarks. Our credit facility is secured by substantially all of our assets (other than our real property), including our rights to our intellectual property.

        In June 2000 we entered into a license agreement with EFLP. This license agreement grants us an exclusive license to use the intellectual property owned by EFLP relating to Mr. Lagasse, including the name "Emeril Lagasse" and pictures, photographs and other personality material, in connection with the manufacturing, marketing and distribution of dry seasoning, liquid seasoning, condiments, sauces, dressings and certain other products through retail channels in the United States, the Caribbean and Canada. We also have the right of first negotiation with respect to other shelf-stable grocery products. Under the license agreement, EFLP owns all of the recipes that it provides to us and all of our Emeril's brand products and related marketing materials are subject to the prior approval of EFLP, which approval may not be unreasonably withheld. In addition, we are prohibited from entering into similar arrangements with other chefs or celebrities in connection with any of the products covered by our agreement with EFLP.

        The license agreement has been extended through May 2010 and is subject to extension and renewal at our option for an indefinite period if we meet specified annual net sales results. Among other things, we are obligated to introduce and market new products in each year of the license agreement and to pay EFLP royalties based on annual net sales of our Emeril's brand products. The license agreement may be terminated by EFLP if we are in breach or default of any of our material obligations thereunder. We have also agreed to indemnify EFLP with respect to claims under the license agreement, including claims relating to any alleged unauthorized use of any mark, personality or recipe by us in connection with the products in the Emeril's line of products.

Employees and Labor Relations

        As of December 30, 2006, our workforce consisted of 721 employees. Of that total, 514 employees were engaged in manufacturing, 118 were engaged in distribution, 55 were engaged in marketing and sales and 34 were engaged in administration. Approximately 284 of our 721 employees, as of December 30, 2006, were covered by collective bargaining agreements. Approximately 56 of our employees at our Roseland, New Jersey facility were covered by a collective bargaining agreement with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen & Helpers of America (Local No. 863), scheduled to expire on March 31, 2009. Approximately 137 of our employees at our Portland and Biddeford, Maine facilities were covered by a collective bargaining agreement with the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union (AFL-CIO, Local No. 334), scheduled to expire on April 28, 2012. Approximately 91 of our employees at our Stoughton, Wisconsin facility were covered by a collective bargaining agreement with the Drivers, Salesmen, Warehousemen, Milk Processors, Cannery, Dairy Employees and Helpers Union (Local No. 695), scheduled to expire on March 31, 2011. In general, we consider our employee and union relations to be good.

Government Regulation

        Our operations are subject to extensive regulation by the FDA, the USDA, the U.S. Department of Labor and other federal, state and local authorities regarding the processing, packaging, storage, distribution and labeling of our products and the health and safety of our employees. Our processing facilities and products are subject to periodic inspection by federal, state and local authorities.

        We are subject to the Food, Drug and Cosmetic Act and the regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, labeling, packaging and safety of food. For example, the FDA regulates manufacturing practices for foods through its current "good manufacturing practices" regulations and specifies the recipes for certain foods. In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

        We are also subject to the U.S. Bio-Terrorism Act of 2002 which imposes on us import and export regulations. Under the Bio-Terrorism Act, among other things, we are required to provide specific information about the food products we ship into the United States and to register our manufacturing facilities with the FDA.

        We believe that we are currently in substantial compliance with all material governmental laws and regulations and maintain all material permits and licenses relating to our operations. Nevertheless, there can be no assurance that we are in full compliance with all such laws and regulations or that we will be able to comply with any future laws and regulations in a cost-effective manner. Failure by us to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, all of which could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Environmental Matters

        We are subject to environmental laws and regulations in the normal course of business. We have not made any material expenditures during the last three fiscal years in order to comply with environmental laws or regulations. Based on our experience to date, we believe that the future cost of compliance with existing environmental laws and regulations (and liability for known environmental conditions) will not have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. However, we cannot predict what environmental laws or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted, nor can we predict the amount of future expenditures that may be required in order to comply with such environmental laws or regulations or to respond to such environmental claims.

Legal Proceedings

        We are involved in various claims and legal actions arising in the ordinary course of business, including proceedings involving product liability claims, worker's compensation and other employee claims, and tort and other general liability claims, as well as trademark, copyright, patent infringement and related claims and legal actions. In the opinion of our management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

OUR MANAGEMENT

Executive Officers and Directors

        Our executive officers and directors, their ages and their positions as of May 1, 2007 are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified. Our executive officers serve at the discretion of the board of directors.

Name	Age	Position
Stephen C. Sherrill	54	Chairman of the Board of Directors
David L. Wenner	57	President, Chief Executive Officer and Director
Robert C. Cantwell	50	Executive Vice President of Finance, Chief Financial Officer and Director
James H. Brown	65	Executive Vice President of Manufacturing
Vanessa E. Maskal	51	Executive Vice President of Sales
Albert J. Soricelli, Jr.	54	Executive Vice President of Marketing and Strategic Planning
Scott E. Lerner	34	Executive Vice President, General Counsel and Secretary
James R. Chambers	49	Director
Cynthia T. Jamison	47	Director
Dennis M. Mullen	53	Director
Alfred Poe	58	Director

        Stephen C. Sherrill, Chairman of the Board:    Stephen Sherrill has been a director since 1997. Mr. Sherrill has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. since its formation in 1995. Mr. Sherrill was an officer of Citicorp Venture Capital from 1983 until 1994. Prior to that, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill is also a director of Remington Arms Company, Inc. and Lazy Days' RV Center, Inc.

        David L. Wenner, President, Chief Executive Officer and Director:    David Wenner is our President and Chief Executive Officer, positions he has held since March 1993, and has been a director since August 1997. Mr. Wenner joined our company in 1989 as Assistant to the President and was directly responsible for Distribution and Bloch & Guggenheimer operations. In 1991, he was promoted to Vice President. He continued to be responsible for Distribution and assumed responsibility for all company manufacturing operations. Prior to joining our company, Mr. Wenner spent 13 years at Johnson & Johnson in supervision and management positions, responsible for manufacturing, maintenance and purchasing. Mr. Wenner is active in industry trade groups and has served as President of Pickle Packers International, and serves on the Chairman's Advisory Council of the Grocery Manufacturers Association.

        Robert C. Cantwell, Executive Vice President of Finance, Chief Financial Officer and Director:    Robert Cantwell is our Executive Vice President of Finance and Chief Financial Officer, and has been a director since August 2005. Mr. Cantwell joined our company in 1983 as the Assistant Vice President of Finance. In that position, Mr. Cantwell had responsibility for all financial reporting, including budgeting. Mr. Cantwell was promoted to his current position in 1991, assuming full responsibility for all financial matters, as well as management information systems, data processing, administration and corporate human resources. Prior to joining us, Mr. Cantwell spent four years at Deloitte & Touche LLP, where he received accreditation as a Certified Public Accountant.

        James H. Brown, Executive Vice President of Manufacturing:    James Brown is our Executive Vice President of Manufacturing and has 30 years of experience in manufacturing with our company and Polaner. Mr. Brown has been responsible for all manufacturing at our Roseland facility since 1981. In

1994, he assumed responsibility for our company's other manufacturing facilities. Prior to joining Polaner in 1972, Mr. Brown worked at Kraft for two years as a project engineer and spent four years in the U.S. Navy.

        Vanessa E. Maskal, Executive Vice President of Sales.    Vanessa Maskal is our Executive Vice President of Sales. Ms. Maskal first joined B&G Foods in 1999 as Senior Brand Manager and after a brief hiatus returned to B&G Foods in 2003 as Director of Direct Store Delivery Sales. Ms. Maskal was promoted to her current position in November 2006. Prior to joining B&G Foods, Ms. Maskal held senior positions at IBC Inc., Drake Bakeries and Whatman Inc.

        Albert J. Soricelli, Jr., Executive Vice President of Marketing and Strategic Planning:    Albert Soricelli is our Executive Vice President of Marketing and Strategic Planning. Prior to joining our company in 2000, Mr. Soricelli held various executive positions in the food and consumer products industry. Mr. Soricelli spent 18 years at American Home Foods in Madison, New Jersey where he held the position of Senior Vice President/General Manager. More recently, Mr. Soricelli served as President, Consumer Division, of Nice Pak Inc. in Orangeburg, New York, a baby wipe and wet wipe consumer product company. As Executive Vice President of Marketing & Strategic Planning for our company, Mr. Soricelli is responsible for marketing, acquisitions and divestitures.

        Scott E. Lerner, Executive Vice President, General Counsel and Secretary:    Scott Lerner is our Executive Vice President, General Counsel and Secretary. Mr. Lerner joined our company in 2005 from the international law firm Dechert LLP, where he was an associate in the corporate and securities and mergers and acquisitions practice groups from 1997 to 2005. Mr. Lerner earned a Bachelor of Science degree in Business Management from Cornell University and a Juris Doctor degree from the University of Pennsylvania Law School.

        James R. Chambers, Director:    James Chambers has been a director since 2001. Mr. Chambers has been President, Americas Confectionary of Cadbury Schweppes plc since July 2005. Mr. Chambers was President and Chief Executive Officer of Remy Amerique, Inc., a subsidiary of Remy Cointreau from 2002 to 2005. Prior to Remy, Mr. Chambers was Chief Executive Officer of Paxonix, Inc., a wholly owned subsidiary of MeadWestvaco Inc. from 2001 to 2002. During 2000, he was Chief Executive Officer and President of Netgrocer.com, Inc., an online grocery retailer. Prior to that, Mr. Chambers was Group President of Information Resources, Inc., one of the largest research consultancies in the United States, from 1997 to 1999. From 1981 through 1996, Mr. Chambers held various positions with Nabisco, Inc., including President-Refrigerated Foods, Senior Vice President of Sales and Customer Service and Vice President, Information Technology.

        Cynthia T. Jamison, Director:    Cynthia Jamison has been a director since 2004. Since January 2007, Ms. Jamison has been the managing partner of the Chicago office of Tatum, LLC. From August 2006 through December 2006, Ms. Jamison was the National Director of CFO Services for Tatum. Prior to that, Ms. Jamison served as a partner at Tatum. As a Tatum partner, Ms. Jamison served as chief financial officer of Cosi, Inc. from July 2004 to August 2005. She also served as the chief financial officer of Savista Corporation (formerly eMac Digital, LLC), a software/BPO company owned by Kohlberg Kravis Roberts & Co. from August 2003 to July 2004. Prior to Savista, she was chief operating officer of SurePayroll, Inc., an internet payroll company, from August 2002 to August 2003. She has previously held several additional chief financial officer positions, including at Near North Insurance, Inc., an insurance company, from March 2002 to July 2002; CultureWorx, Inc., a software company, from August 2000 to February 2002; and Illinois Superconductor Corporation, a telecommunications company, from August 1999 to August 2000. Prior to Tatum, Ms. Jamison served as the chief financial officer of Chart House Enterprises, a restaurant company, from June 1998 to April 1999. From 1981 to 1998 she held various financial positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen. Ms. Jamison sits on the board of directors at Tractor Supply Company, Inc. (NASDAQ), where she chairs the audit committee, sits on the nominating committee and previously sat on the compensation committee. Ms. Jamison previously held a board seat at Horizon Organic Holdings, Inc. (NASDAQ), where she sat on the company's audit and compensation committees.

        Dennis M. Mullen, Director:    Dennis Mullen has been a director since 2006. Mr. Mullen was formerly President and Chief Executive Officer of Birds Eye Foods, Inc., a leading manufacturer and marketer of frozen vegetables, and a major processor of other food products, from 1998 to 2005. Mr. Mullen also was a director of Birds Eye Foods from 1996 to 2005, serving as Chairman of the Board from 2002 to 2005. Prior to that, Mr. Mullen held various other leadership positions with Birds Eye Foods and related entities. Prior to employment with Birds Eye Foods, Mr. Mullen was President and Chief Executive Officer of Globe Products Company, Inc. Mr. Mullen currently serves on the board of directors of Foster Farms, a leading poultry producer in the Western United States. He formerly served on the board of directors of the Grocery Manufacturers Association.

        Alfred Poe, Director:    Alfred Poe has been a director since 1997. He is currently the Chief Executive Officer of Aja Restaurant Corp., serving as such since 1999. He was the Chief Executive Officer of Superior Nutrition Corporation, a provider of nutrition products, from 1997 to 2002. He was Chairman of the Board of the MenuDirect Corporation, a provider of specialty meals for people on restricted diets, from 1997 to 1999. Mr. Poe was a Corporate Vice President of Campbell's Soup Company from 1991 through 1996. From 1993 through 1996, he was the President of Campbell's Meal Enhancement Group. From 1982 to 1991, Mr. Poe held various positions, including Vice President, Brands Director and Commercial Director with Mars, Inc. Mr. Poe also serves on the board of directors of Centerplate, Inc. (AMEX).

OWNERSHIP OF CAPITAL STOCK

        The following table sets forth information as of May 22, 2007 with respect to the beneficial ownership of our Class A common stock and Class B common stock, and shows the number of and percentage owned by:

  •
  each person or entity known to us to beneficially own five percent or more of our Class A common stock or Class B common stock;

  •
  each director of our company;

  •
  our chief executive officer, chief financial officer, our three most highly compensated officers other than our chief executive officer and chief financial officer who were serving as such at the end of fiscal 2006, and one executive officer who would have been among the three most highly compensated officers other than our chief executive officer and chief financial officer but for the fact that he was no longer serving as an executive officer at the end of fiscal 2006; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise specified, all shares are directly held.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by him. As of May 22, 2007, 20,000,000 shares of Class A common stock were outstanding (all of which were represented by EISs) and 7,556,443 shares of Class B common stock were outstanding. To our knowledge, each share of Class A common stock set forth in the table below is held in the form of an EIS.

	Class A Common Stock				Class B Common Stock				Percentage of Aggregate Voting Power
	Before Offering		After Offering†		Before Offering		After Offering†
Name of Beneficial Owner									Before Offering	After Offering†+
	Shares	Percentage	Shares	Percentage+	Shares	Percentage	Shares	Percentage
The Northwestern Mutual Life Insurance Company(1)	1,050,000	5.3%	1,050,000	3.0%	—	—	—	—	3.8%	3.0%
Bruckmann, Rosser, Sherrill & Co., L.P.(2)	155,000	*	155,000	*	5,542,334	73.3%	—	—	20.7%	*
Morning Street Partners, L.P.(3)	—	—	—	—	546,295	7.2%	—	—	2.0%	—
David L. Wenner(4)	32,300	*	169,669	*	214,286	2.8%	—	—	*	*
Robert C. Cantwell(4)	10,300	*	147,669	*	214,286	2.8%	—	—	*	*
James H. Brown(4)	14,160	*	151,529	*	214,286	2.8%	—	—	*	*
Albert J. Soricelli, Jr.(4)	4,000	*	141,369	*	214,286	2.8%	—	—	*	*
Scott E. Lerner(4)	334	*	334	*	—	—	—	—	*	*
James R. Chambers(4)	—	—	—	—	—	—	—	—	—	—
Dennis M. Mullen(4)	—	—	—	—	—	—	—	—	—	—
Cynthia T. Jamison(4)	—	—	—	—	—	—	—	—	—	—
Alfred Poe(4)	—	—	—	—	—	—	—	—	—	—
Stephen C. Sherrill(5)	155,000	*	155,000	*	108,514	1.4%	—	—	*	*
David H. Burke(4)(6)	1,000	*	108,143	*	214,286	2.8%	—	—	*	*
All current directors and executive officers as a group (11 persons)	216,094	*	765,570	2.2%	965,658	12.8%	—	—	4.3%	2.2%

†
After giving effect to the repurchase of shares of Class B common stock and the exchange of shares of Class A common stock for any remaining shares of Class B common stock.

+
Assumes no exercise by the underwriters of their option to purchase additional shares of Class A common stock.

*
Less than 1%

(1)
According to a Schedule 13G/A filed on February 7, 2006, of such number of shares of Class A common stock, 1,000,000 shares are owned directly by The Northwestern Mutual Life Insurance Company (Northwestern Mutual). Northwestern Mutual may be deemed to be the indirect beneficial owner of the balance of such shares as follows: 50,000 shares are owned by The Northwestern Mutual Life Insurance Company Group Annuity Separate Account (GASA). Northwestern Investment Management Company, LLC (Northwestern Investment Management), a wholly owned company of Northwestern Mutual, serves as an investment advisor to Northwestern Mutual and GASA and it shares voting and investment power with respect to 1,000,000 shares owned directly by Northwestern Mutual and 50,000 shares owned by GASA. The address for Northwestern Investment Management is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(2)
Includes shares held by certain other entities and individuals affiliated with BRS. BRS disclaims beneficial ownership of such shares. BRS is a limited partnership, the sole general partner of which is BRS Partners, Limited Partnership and the manager of which is Bruckmann, Rosser, Sherrill & Co., Inc. The sole general partner of BRS Partners, Limited Partnership is BRSE Associates, Inc. Stephen C. Sherrill is a stockholder of Bruckmann, Rosser, Sherrill & Co., Inc. and BRSE Associates, Inc. and may be deemed to share beneficial ownership of the shares shown as beneficially owned by BRS. Mr. Sherrill disclaims beneficial ownership of any such shares, except for those shares set forth opposite his name in the table. The address for Bruckmann, Rosser, Sherrill & Co., L.P. is 126 East 56th Street, 29th Floor, New York, NY 10022.

(3)
Morning Street Partners, L.P. is a limited partnership, the sole general partner of which is Morning Street Associates, LLC. The address for Morning Street Associates, LLC is 20 West 22nd Street, 12th Floor, New York, NY 10010.

(4)
The address of such person is c/o B&G Foods, Inc., Four Gatehall Drive, Suite 110, Parsippany, New Jersey, 07054.

(5)
Excludes shares held by BRS and certain other entities and individuals affiliated with BRS, of which shares Mr. Sherrill disclaims beneficial ownership. The address of Mr. Sherrill is c/o Bruckmann, Rosser, Sherrill & Co., L.P. is 126 East 56th Street, 29th Floor, New York, NY 10022.

(6)
Former executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Securities Holders Agreement and Registration Rights Agreement

        Securities Holders Agreement.    BRS, Morning Street Partners, L.P. and Protostar Equity Partners, L.P. (our former financial sponsor investors), entities and individuals affiliated with BRS, Morning Street and Protostar and certain present and former members of our board of directors and executive officers are parties to a second amended and restated securities holders agreement, dated as of October 14, 2004, containing agreements among such stockholders with respect to the Class B common stock, EISs and corporate governance of B&G Foods and its subsidiaries.

        The securities holders agreement contains provisions that restrict the ability of BRS, Morning Street and Protostar and our management stockholders from transferring any Class B common stock, except to their affiliates or as otherwise permitted pursuant to the terms of the securities holders agreement. The holders of our Class B common stock may sell shares of Class B common stock to a third party in a private sale (other than to the public) provided that the third-party purchaser becomes a party to the securities holders agreement and makes a representation that it and its related persons do not hold, and, for so long as it holds Class B common stock, will not acquire any separate senior subordinated notes (not in the form of EISs). The restrictions in this paragraph do not apply to sales to certain permitted transferees of the holders of our Class B common stock.

        Neither we nor the holders of shares of Class B common stock have any repurchase right or obligation with respect to our currently outstanding Class B common stock. However, the securities holders agreement provides that if we and the holders of shares of Class B common stock agree that we will repurchase any shares of Class B common stock from such holders that the price per share of Class B common stock to be repurchased will be equal to the per share fair value of our Class A common stock at such time, which shall generally be equal to the price of our Class A common stock on the American Stock Exchange if our Class A common stock is then listed or if it is not then listed, as determined by an independent appraisal firm.

        Upon the consummation of this offering, the securities holders agreement will be terminated.

        Registration Rights Agreement.    BRS, Morning Street, Protostar, entities and individuals affiliated with BRS, Morning Street and Protostar, and certain members of our board of directors and our executive officers are parties to a registration rights agreement pursuant to which B&G Foods has granted registration rights to the holders of our Class B common stock. The registration rights agreement provides that following the earliest of:

  •
  October 14, 2009 (the fifth anniversary of our 2004 offering);

  •
  the date upon which at least 10% of Class A common stock issued in our 2004 offering is held separately and not in the form of EISs so that a separate trading market in our Class A common stock has developed and has subsisted for at least 180 days, as evidenced by the listing of our Class A common stock on the American Stock Exchange, any other national stock exchange or Nasdaq or any other national quotation system, provided that at least one year has elapsed since the closing of our 2004 offering; and

  •
  any earlier date, provided that we first confirm that the exercise of the registration rights will not adversely affect our treatment of the EISs and the separate senior subordinated notes for financial reporting purposes, holders of our Class B common stock may demand registration of their Class B common stock two times per year; provided, however, that not less than a specified minimum number of shares of Class B common stock is requested to be registered. Holders of Class B common stock have rights to piggyback on any registration of Class B common stock.

        In addition, following the date upon which the demand registration rights become effective as set forth above, and after there has been a registration, if any, of the Class B common stock, holders of Class B common stock have piggyback rights whenever (if at all) we register additional EISs or Class A common stock, subject to certain cutbacks (the Class B common stock would be the first to be cut back) and certain other conditions. We will have the right in the event of any demand registration to preempt such registration by offering to repurchase the shares of Class B common stock sought to be registered for their per share fair value.

        Termination of the Securities Holders Agreement and the Registration Rights Agreement.    Upon the consummation of this offering, the securities holders agreement and the registration rights agreement will be terminated.

Transaction Services Agreement

        We and Bruckmann, Rosser, Sherrill & Co., Inc. are party to a transaction services agreement pursuant to which Bruckmann, Rosser, Sherrill & Co., Inc. will be paid a transaction fee for management, financial and other corporate advisory services rendered by Bruckmann, Rosser, Sherrill & Co., Inc. in connection with acquisitions, divestitures and financings by us, which fee will not exceed 1.0% of the total transaction value. BRS was our majority owner prior to our 2004 offering in October 2004 and remains a majority owner of our Class B common stock. Mr. Sherrill, the chairman of our board of directors, is a managing director of Bruckmann, Rosser, Sherrill & Co. The transaction services agreement provides that transaction fees will be payable as described above unless a majority of disinterested directors determine otherwise. No such fees were paid in fiscal 2006 or in fiscal 2007 in connection with the Cream of Wheat acquisition. In addition, no such fees will be paid in connection with this offering or the related transactions. Upon the consummation of this offering, the transaction services agreement will be terminated.

Roseland Lease

        We are a party to a lease for our Roseland facility with 426 Eagle Rock Avenue Associates, a real estate partnership of which Leonard S. Polaner, our former Chairman, is the general partner. We paid $68,521 per month in rent to 426 Eagle Rock Avenue Associates pursuant to the Roseland lease during fiscal 2006. The lease expires in 2009. In the opinion of management, the terms of the Roseland lease are at least as favorable to us as the terms that could have been obtained from an unaffiliated third party.

Acquisition of Grandma's Molasses

        On January 10, 2006, through a wholly-owned subsidiary, we acquired the Grandma's molasses business from Mott's LLP, a Cadbury Schweppes Americas Beverages company, for $30 million in cash and certain assumed liabilities. Mr. Chambers, a member of our board of directors has been the President, Cadbury Schweppes Americas Confectionary since July 2005. Mr. Chambers did not participate in the negotiation of the transaction nor did he participate in the board's deliberations or decisions regarding the transaction. The terms of the transaction, including the purchase price, were determined by arm's-length negotiations between our company and Mott's LLP.

Special Committee

        A portion of the proceeds of the offering will be used to repurchase a certain number of shares of our Class B common stock at a repurchase price equal to the offering price of our Class A common stock less discounts and commissions. We will also exchange each remaining share of our Class B common stock for one share of our Class A common stock in order to eliminate all of our outstanding Class B common stock. Potential conflicts of interest may result from the purchase or exchange of our

Class B common stock from BRS, Mr. Sherrill and certain of our current and former executive officers. Our board of directors established a special committee comprised solely of our independent directors to recommend to our board of directors the repurchase price and exchange ratio for our Class B common stock, to negotiate with the holders of the Class B common stock, and to recommend to our board of directors if the transaction is in our best interests and fair to the holders of our Class A common stock. The special committee retained TM Capital Corp. to act as the special committee's financial advisor. TM Capital Corp. provided information, advice and analysis to assist the special committee in its review of the proposed transaction. The special committee also engaged its own legal counsel to advise the special committee on its duties and responsibilities. TM Capital Corp. delivered to the special committee an opinion that the proposed consideration to be paid by us to the holders of the Class B common stock is fair to us and the holders of the Class A common stock from a financial point of view. After considering all of the information it had gathered, the special committee recommended to our board of directors that from a valuation standpoint, the purchase price for the Class B common stock to be repurchased should be the offering price of the Class A common stock in the offering, net of underwriting discounts and commissions, and that each share of our Class B common stock to be exchanged should be exchanged for one share of our Class A common stock. The special committee also recommended to our board of directors that based on the repurchase price and Class A and Class B exchange ratio and other material terms of the transaction, the transaction is advisable and in our best interests and fair to the holders of our Class A common stock.

DESCRIPTION OF CAPITAL STOCK

General

        We have set forth below a description of the material terms and provisions of our certificate of incorporation. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to the forms of our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement, of which this prospectus supplement forms a part, and which will become effective immediately prior to this offering.

        Our authorized capital stock consists of:

•	125,000,000 shares of common stock, par value $0.01 per share, divided into two classes consisting of:
	•	100,000,000 shares of Class A common stock, and
	•	25,000,000 shares of Class B common stock; and
•	1,000,000 shares of preferred stock, par value $0.01 per share.

        As of May 22, 2007, there are 20,000,000 shares of our Class A common stock, 7,556,443 shares of our Class B common stock and no shares of our preferred stock outstanding. In connection with this offering and the related transactions, including the use of proceeds from this offering, a substantial majority of our Class B common stock will be repurchased for cash and the remainder will be exchanged for shares of our Class A common stock. Immediately following this offering, there will be 34,693,988 shares of our Class A common stock outstanding (36,778,988 shares if the underwriters' option to purchase additional shares of Class A common stock is exercised in full), no shares of our Class B common stock outstanding, and no shares of our preferred stock outstanding.

Common Stock

        Voting.    The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote. Shares of our Class A common stock and shares of our Class B common stock are entitled to the same voting rights per share and vote together as a class on all matters with respect to which holders are entitled to vote, except that so long as our former sponsor investor, BRS, together with its affiliates, beneficially owns more than 10% of the outstanding shares of Class A common stock and Class B common stock in the aggregate on a fully-diluted basis, the holders of our Class B common stock have the exclusive right to elect two directors to our board of directors. In accordance with the restated stockholders agreement entered into by the holders of our Class B common stock, so long as the holders of our Class B common stock have the right to elect two directors, the holders of our Class B common stock have agreed to vote for the two director nominees nominated by BRS. In connection with this offering and the related transactions, including the use of proceeds of this offering, the securities holders agreement will be terminated.

        No Cumulative Voting Rights.    The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

        Rights to Dividends and on Liquidation, Dissolution or Winding Up.    The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock. With respect to rights to dividends and on liquidation, dissolution or winding up, there is no difference between our Class A common stock and

Class B common stock, except that: (1) for periods ending on or before January 2, 2010 Class B dividends will be paid on an annual basis and will be equal, in the aggregate, to Class B Available Cash (as defined below) (subject to the subordination provisions described below); and (2) for each annual dividend payment period, after December 30, 2006 and through the dividend payment period ending on January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will have the right to dividend payments (subject to the subordination provisions described below) equal to Class B Available Cash (up to 1.1 times the amount of dividends paid to the holders of our Class A common stock). For quarterly periods subsequent to January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will be entitled to dividend payments of 1.1 times the amount paid per share to the holders of our Class A common stock. In connection with this offering and the related transactions, including the application of proceeds from this offering, a substantial majority of our Class B common stock will be repurchased for cash and the remainder will be exchanged for shares of our Class A common stock. Immediately following this offering, there will be no shares of Class B common stock outstanding.

        Our board of directors has adopted a dividend policy that reflects a basic judgment that our stockholders would be better served if we distributed a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets and $6.0 million of dividend restricted cash (that can be used for the payment of dividends on our Class A common stock or for any other purpose other than the payment of dividends on the Class B common stock) is in general distributed as regular quarterly cash dividends (up to the intended dividend rate set forth below) to the holders of our Class A common stock and as regular annual cash dividends (up to the permitted dividend rate set forth below) to the holders of our Class B common stock and not be retained by us.

        Notwithstanding our dividend policy, holders of our common stock may not receive any dividends because:

•	there is no legal, contractual or other requirement that we pay the dividends, and the dividends are neither mandatory nor guaranteed;
•	our dividend policy can be modified or revoked at any time;
•
even if our dividend policy were not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distributions is entirely at the discretion of our board of directors;
•	the payment of dividends is subject to limitations and restrictions under:
• our senior subordinated notes indenture,
• our senior notes indenture,
• the terms of our credit facility, and
• the terms of any other then outstanding indebtedness of ours;
•	the payment of dividends is subject to limitations and restrictions under state law; and
•	we may not have enough cash to pay dividends due to changes to our operating income, working capital requirements and anticipated cash needs.

        Since completion of our 2004 offering, we have declared and paid dividends on our Class A common stock of $0.212 per share of Class A common stock quarterly on each January 30, April 30, July 30 and October 30, to holders of record as of each December 31, March 31, June 30 and

September 30, respectively. We intend to continue to do so following the completion of this offering. We have not declared or paid any dividends on our Class B common stock.

        Under our Class B dividend policy and pursuant to our organizational documents, we are required to pay an annual dividend per Class B share equal to Class B Available Cash (as defined below) for that period, divided by the number of Class B shares outstanding on the record date for such period, subject to the subordination provisions described below.

        "Class B Available Cash" means the lesser of

  •
  "excess cash" (as defined in our senior subordinated notes indenture) for the last four fiscal quarters, including the most recently completed fiscal quarter, minus the sum of the aggregate amount of the prior four quarterly Class A common stock dividends, and minus dividend restricted cash of $6.0 million; only for purposes of calculating excess cash as defined, the aggregate amounts of certain capital expenditures set forth in clause (3) of the definition of excess cash shall be the greater of the aggregate amount of such capital expenditures or $6.5 million; and

  •
  the aggregate per share amount of dividends declared or to be declared on our Class A common stock (or 1.1 times such amount for dividends with respect to periods commencing after December 30, 2006) with respect to the annual period for which the dividends on our Class B common stock are to be paid multiplied by the number of shares of our Class B common stock issued and outstanding on the last day of such period.

        However, notwithstanding the dividend policy, the amount of dividends, if any, for each dividend payment date will be determined by our board of directors on a quarterly basis after taking into account various factors, including our results of operations, cash requirements, financial condition, the dividend restrictions set forth in our senior subordinated notes indenture and our senior notes indenture and the terms of our credit facility, provisions of applicable law and other factors that our board of directors may deem relevant.

        Under our organizational documents, through the dividend payment dates with respect to the quarterly and annual dividend payment periods ending January 2, 2010, dividends on our Class B common stock are subordinated to the payment of dividends on our Class A common stock. Specifically:

  •
  an annual dividend on our Class B common stock may only be declared if we have declared and paid dividends on our Class A common stock at no less than the quarterly rate of $0.212 per share for each of the four full fiscal quarters corresponding to such annual dividend payment period of the Class B common stock; and

  •
  no dividends on our Class B common stock may be declared with respect to any annual period unless the "Class B Threshold Amount" (as defined below) as of the last day of such period is at least $10 million.

        The subordination of dividends on our Class B common stock will be suspended upon the occurrence of any default or event of default under our senior notes indenture and our senior subordinated notes indenture and will become applicable again upon the cure of any default or event of default. Dividends on our Class B common stock will not be subordinated to dividends on our Class A common stock for any period subsequent to January 2, 2010. If for any dividend payment date after the February 20, 2010 dividend payment date the amount of cash to be distributed is insufficient to pay dividends at the levels described above on our Class A common stock and Class B common stock, any shortfall will reduce the dividends on our Class A common stock and Class B common stock pro rata.

        "Class B Threshold Amount" as of any date means the amount of cash on our consolidated balance sheet as of such date calculated on a pro forma basis giving effect to the payment of any previously declared but unpaid dividends on any class of our capital stock and the payment of any dividends to be declared with respect to any class of our capital stock with respect to the period for which the Class B Threshold Amount is being calculated less any actual or funded borrowings under our revolving credit facility (or any successor or additional revolving credit facility) as of such date.

        In connection with this offering and the related transactions, including the application of proceeds from this offering, a substantial majority of our Class B common stock will be repurchased for cash and the remainder will be exchanged for shares of our Class A common stock.

        We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal this dividend policy at any time. Furthermore, our board of directors may decrease the level of dividends below the intended dividend rates set forth above or discontinue entirely the payment of dividends. See "Dividend Policy and Restrictions" and "Risk Factors—Risks Relating to Our Securities and this Offering—You may not receive the level of dividends provided for in our dividend policy or any dividends at all."

        Preemptive and Other Subscription Rights.    Common stockholders do not have preemptive, subscription or redemption rights and are not subject to further calls or assessments.

        Additional Issuance of Our Authorized Common Stock.    Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Combination to Form EISs.    Any holder of shares of Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "Description of Enhanced Income Securities (EISs)—Voluntary Separation and Recombination."

        The holders of shares of Class B common stock may not combine their shares of Class B common stock with senior subordinated notes to form EISs.

Preferred Stock

        Our certificate of incorporation provides that we may issue up to 1,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

  •
  determining the number of shares to be included in each series;

  •
  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

  •
  increasing or decreasing the number of shares of any series.

        The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of at least a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.

        Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third party bids for our common stock or may otherwise adversely affect the market price of our common stock.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

Composition of Board of Directors; Election and Removal of Directors

        In accordance with our bylaws, the number of directors comprising our board of directors will be as determined from time to time by our board of directors. We currently have seven directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors are elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.

        Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. Subject to the rights of the holders of any series of preferred stock and subject to the rights of holders of our Class B common stock to appoint two directors to the board (so long as BRS holds in the aggregate 10% or more of the outstanding shares of our Class A common stock and Class B common stock), our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders). In connection with this offering and the relating transactions, including the application of proceeds of this offering, BRS will no longer hold in the aggregate 10% or more of the outstanding shares of our Class A common stock and Class B common stock, and the right of the holders of our Class B common stock to separately elect up to two directors will no longer be in effect.

        The filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

        At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Stockholder Action

        Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.

Special Meetings of Stockholders

        Our certificate of incorporation provides that special meetings of the stockholders may be called by the chairman of the board of directors or by a majority of the board of directors or the holders of at least 20% of our outstanding voting stock.

Section 203 of the Delaware General Corporation Law

        Our company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation's voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

  •
  the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting.

        Advance Notice Procedure for Director Nominations and Stockholder Proposals.    Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder's nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

  •
  the name, age, business address and, if known, residential address of each nominee;

  •
  the principal occupation or employment of each nominee;

  •
  the class, series and number of our shares beneficially owned by each nominee;

  •
  any other information relating to each nominee required by the SEC's proxy rules; and

  •
  the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

        Our corporate secretary will deliver all notices to the nominating committee of our board of directors for review. After review, the nominating committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

        For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder's notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

  •
  the name and address of the stockholder proposing the business as they appear on our stock transfer books;

  •
  a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

  •
  the class, series and number of our shares beneficially owned by the stockholder; and

  •
  any material interest of the stockholder in the business.

        Business brought before an annual meeting without complying with these provisions will not be transacted.

        Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendment of Our Certificate of Incorporation

        Our certificate of incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class, is required to amend, alter, change or repeal its provisions.

Amendment of Our Bylaws

        Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

  •
  for any transaction from which the director derived any improper personal benefit.

        However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.

        Our bylaws also provide that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We shall also indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

        The right to be indemnified shall include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

        Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

        We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

        Our shares of Class A common stock are not currently listed for separate trading on any exchange. In connection with this offering, our shares of Class A common stock have been approved for listing as a separately traded security on the New York Stock Exchange under the trading symbol "BGS." Our shares of Class B common stock are not currently listed for trading on any exchange.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is The Bank of New York.

DESCRIPTION OF ENHANCED INCOME SECURITIES (EISs)

General

        As of May 22, 2007, 20,000,000 of our EISs are outstanding. Each EIS represents:

  •
  one share of our Class A common stock; and

  •
  $7.15 principal amount of our 12.0% notes.

        The ratio of Class A common stock to principal amount of senior subordinated notes represented by an EIS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

        Holders of EISs are the beneficial owners of our Class A common stock and senior subordinated notes represented by such EISs and have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under our senior subordinated notes indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of our Class A common stock and senior subordinated notes, as applicable.

        The EISs and our Class A common stock and senior subordinated notes represented by the EISs are currently available in book-entry form only. As discussed below under "—Book-Entry Clearance and Settlement," Cede & Co., a nominee of the book-entry clearing system will be the sole registered holder of the EISs. That means investors in our EISs are not registered holders of EISs or our Class A common stock and senior subordinated notes represented by EISs and are not entitled to receive a certificate evidencing the EISs or our Class A common stock and senior subordinated notes represented by EISs. EIS investors must rely on the procedures used by their brokers or other financial institutions that maintain the EIS holders' book-entry position to receive the benefits and exercise the rights of a holder of EISs that are described below. We urge EIS investors to consult with their brokers or financial institutions to find out what those procedures are.

Voluntary Separation and Recombination

        Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "—Book-Entry Clearance and Settlement" below for more information on the method by which delivery and surrender of EISs and delivery of shares of Class A common stock and our senior subordinated notes will be effected.

Automatic Separation

        Upon the occurrence of any of the following, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

  •
  exercise by us of our right to redeem all or a portion of our senior subordinated notes, which may be represented by EISs at the time of such redemption;

  •
  the date on which principal on our senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

  •
  if DTC no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

Book-Entry Clearance and Settlement

        DTC acts as securities depository for the EISs and our Class A common stock and our senior subordinated notes represented by the EISs. The transfer agent for our Class A common stock and our senior subordinated notes represented by the EISs (together with our Class A common stock, the components) acts as custodian for the components on behalf of the owners of the EISs. The components and the EISs are issued in fully-registered form and are represented by one or more global notes and global stock certificates. The EISs are registered in the name of DTC's nominee, Cede & Co., and, to the extent the components are conjoined as EISs, the components are registered in the name of the transfer agent as custodian for the owners of the EISs.

        Book-entry procedures.    Purchasers of EISs must do so through the DTC system or through direct and indirect participants. The participant that EIS investors purchase through will receive a credit for the applicable security on DTC's records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records.

        All interests in the securities are subject to the operations and procedures of DTC. The operations and procedures of DTC's settlement system may change at any time.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

        To facilitate subsequent transfers, all EISs deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. Prior to separation, the components are registered in the name of the transfer agent as custodian for the owners of the EISs. The deposit of EISs with DTC and their registration in the name of Cede & Co. or the custodian effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and the transfer agent, as custodian, remain responsible for keeping account of their holdings on behalf of their customers.

        Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants or the custodian acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

        Certificated Shares.    Following the separation, if any, of a holder's EISs into the component Class A common stock and senior subordinated notes, our Class A common stock and our senior subordinated notes may be held in book-entry form or, if requested by such holder, our Class A common stock may be held in registered form.

        A registered holder of Class A common stock, including a holder of EISs that requests that the EISs be separated, has the right to obtain a certificate representing its shares of Class A common stock. If a holder of EISs requests certificated shares of Class A common stock, such holder's EISs must be split into the component Class A common stock and senior subordinated notes, and for so long as the shares of Class A common stock are held in separately certificated form, the shares of Class A common stock may no longer be eligible for inclusion in DTC's book-entry clearance and settlement system. However, if a holder of separately certificated shares of Class A common stock is subsequently willing to forgo being a registered holder of shares, and deposits the shares in an eligible institution, those shares of Class A common stock may again become DTC eligible.

        Separation and Recombination.    Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern Time, on that trading day. Any instructions received after 3:00 p.m., Eastern Time, will be effective the next business day, if permitted by the custodian or participant delivering the instructions.

        In addition, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

  •
  exercise by us of our right to redeem all or a portion of our senior subordinated notes, which may be represented by EISs at the time of such redemption;

  •
  the date on which principal on our senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

  •
  if DTC no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

        Any voluntary separation of EISs, and any subsequent voluntary recombination of EISs from senior subordinated notes and Class A common stock, are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. Voluntary separation or recombination of EISs will be accomplished via the use of DTC's Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or recombine EISs will be required to enter a DWAC transaction in the EISs and in each of its underlying components.

        Separation will require submission of a Withdrawal-DWAC in the EIS in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EISs and its components will cause the EISs to be debited from Cede & Co.'s account in the EIS and credited to a separation/recombination reserve account in the EIS, and will cause an appropriate number of the components to be debited from the custodian's account in the components and credited to Cede & Co.'s account.

        Recombination of EISs from underlying components will require submission of a Deposit-DWAC in the EIS in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EIS and its components will cause an appropriate number of components to be debited from Cede & Co.'s account in the components and credited to the account of the custodian, and will cause an appropriate number of EISs to be debited from the separation/recombination reserve account and credited to Cede & Co.'s account in the EIS.

        There may be certain transactional fees imposed upon you by brokers or other financial intermediaries in connection with separation or recombination of EISs and you are urged to consult your broker regarding any such transactional fees.

        We have been informed by the transfer agent that in connection with separation and/or recombination of EIS the transaction fee per separation or recombination is $150, subject to change. We have been informed by DTC that the current fee DTC charges per transaction per participant account for any separation is $7.00 and for any recombination is $8.00, in each case subject to change.

        Conveyance of notices and other communications, including notices relating to separation and combination of EISs, by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to the EISs or the underlying components and the custodian will not consent or vote with respect to our Class A common stock or our senior subordinated notes. The consent or voting rights will be exercised by DTC's direct participants as follows: under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date; the omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Such participants will consent or vote with respect to the EISs or the underlying components, as the case may be, based on instructions received from the beneficial owners who hold their securities through them.

        We and the trustee make any payments on our senior subordinated notes to DTC and we make all payments on our Class A common stock to the transfer agent for the benefit of the record holders. The transfer agent delivers these payments to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We or the trustee are responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent is responsible for the disbursement of those payments to DTC. DTC is responsible for the disbursement of those payments to its participants, and the participants are responsible for disbursements of those payments to beneficial owners. We remain responsible for any actions DTC and participants take in accordance with instructions we provide.

        DTC may discontinue providing its service as securities depository with respect to the EISs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the EISs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the transfer agent discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the other component securities.

        Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

        Except for actions taken by DTC in accordance with our instructions, neither we nor any trustee nor any underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

  •
  the accuracy of the records of DTC, its nominee, or any participant, with respect to any ownership interest in the securities, or

  •
  any payments, or the providing of notice, to participants or beneficial owners.

        Procedures relating to subsequent issuances.    Our senior subordinated notes indenture and the agreements with DTC provide that, in the event there is a subsequent issuance of senior subordinated notes which are substantially identical to our senior subordinated notes initially represented by the EISs but with a different CUSIP number (or any issuance of senior subordinated notes thereafter), each holder of senior subordinated notes or EISs (as the case may be) agrees that a portion of such holder's senior subordinated notes (whether held directly in book-entry form, or held as part of EISs) will be automatically exchanged for a portion of our senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or EISs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the subordinated notes outstanding prior to the subsequent issuance and our senior subordinated notes issued in the subsequent issuance. Accordingly, our senior subordinated notes issued in the original offering cannot be separated from our senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the EISs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the EISs immediately prior to such subsequent issuance and exchange) and our Class A common stock. All accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of EISs following any such automatic exchange, holders will receive the then existing components which are our Class A common stock and the inseparable senior subordinated notes unit. The automatic exchange of senior subordinated notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us with respect to the full amount of senior subordinated notes purchased by such holder. However, if such senior subordinated notes are issued at an original issue discount (OID), holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the subordinated notes or our bankruptcy prior to the maturity of our senior subordinated notes. Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

Listing

        Our EISs are currently listed for trading on the American Stock Exchange under the trading symbol "BGF". Separation of EISs may result in the delisting of the EISs from the American Stock Exchange by reducing the amount of EISs outstanding to below the minimum required amount for listing on the exchange.

EIS Transfer Agent

        The Bank of New York is the transfer agent for our EISs.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Facility

        Concurrent with our 2004 offering and concurrent offerings, we entered into a $30.0 million senior secured revolving credit facility on October 14, 2004. In order to finance the Grandma's molasses acquisition, we amended our credit facility in January 2006 to provide for, among other things, a new $25.0 million term loan and a reduction in the revolving credit facility commitments from $30.0 million to $25.0 million. In order to finance the Cream of Wheat acquisition, our credit facility was amended and restated to provide for, among other things, an additional $205.0 million of term loans. As amended, our $25.0 million revolving credit facility matures on January 10, 2011 and our $230.0 million term loan facility matures on February 26, 2013.

        Interest under the revolving credit facility, including any outstanding letters of credit, is determined based on alternative rates that we may choose in accordance with the revolving credit facility, including the base lending rate per annum plus an applicable margin, and LIBOR plus an applicable margin. We pay a commitment fee of 0.50% per annum on the unused portion of the revolving credit facility. Interest under the term loan facility is determined based on alternative rates that we may choose in accordance with the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, and LIBOR plus an applicable margin of 2.00%. As of March 31, 2007, the interest rate payable for $130.0 million of our $230.0 million of term loan borrowings is effectively 7.0925% based upon a six year interest rate swap. As of March 31, 2007, the interest rate for the remaining $100.0 million of our term loan borrowings is 7.36% (based upon a three-month LIBOR rate contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of SFAS No. 133. The swap is in place through the life of the term loan, ending on February 26, 2013. Changes in fair value of the swap are recorded in "accumulated other comprehensive loss" on our consolidated balance sheet.

        Our obligations under our credit facility are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and future domestic subsidiaries. Our credit facility is secured by substantially all of our and our subsidiaries' assets except our and our subsidiaries' real property. Our credit facility provides for mandatory prepayment based on asset dispositions and certain issuances of securities, as defined. Our credit facility contains covenants that restrict, among other things, our ability to incur additional indebtedness, pay dividends and create certain liens.

        Our credit facility also contains the following financial covenants: a minimum interest coverage ratio, a maximum senior leverage ratio and a maximum total leverage ratio. We will be required to maintain:

  •
  a "consolidated interest coverage ratio" (defined as the ratio of our adjusted EBITDA for any period of four consecutive fiscal quarters to our consolidated interest expense for such period payable in cash) of not less than 1.35 to 1.0;

  •
  a "consolidated senior leverage ratio" (defined as the ratio of our consolidated total debt other than our senior subordinated notes, as of the last day of any period of four consecutive fiscal quarters to our adjusted EBITDA) of not more than 5.00 to 1.0; and

  •
  a "consolidated total leverage ratio" (defined as the ratio of our consolidated total debt as of the last day of any period to our adjusted EBITDA for any period of four consecutive fiscal quarters) of not more than 7.0 to 1.0.

        We will not be permitted to pay dividends on our Class A common stock or Class B common stock unless we remain in compliance with these specified financial covenants. Our credit facility also contains customary events of default.

        Proceeds of our credit facility are restricted to funding our working capital requirements, capital expenditures and acquisitions of companies in the same line of business as our company, subject to specified criteria. The revolving credit facility was undrawn on the date of consummation of our 2004 offering and concurrent offerings and remained undrawn at March 31, 2007. The available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $2.4 million, was $22.6 million at March 31, 2007. The maximum letter of credit capacity under the revolving credit facility is $10.0 million, with a fronting fee of 3.0% per annum for all outstanding letters of credit.

12.0% Senior Subordinated Notes due 2016

        In connection with our 2004 offering, we issued $143.0 million aggregate principal amount of senior subordinated notes in the form of EISs and an additional $22.8 million aggregate principal amount of senior subordinated notes (not in the form of EISs). Each EIS represents one share of our Class A common stock and $7.15 principal amount of our senior subordinated notes. As of December 30, 2006, $165.8 million aggregate principal amount of senior subordinated notes was outstanding.

        Interest Payment Dates.    Interest on our senior subordinated notes is payable on January 30, April 30, July 30 and October 30 through October 30, 2016, unless earlier retired or redeemed.

        Guarantees.    Our obligations under our senior subordinated notes will be fully and unconditionally guaranteed on a senior basis by all of our existing and future domestic subsidiaries.

        Ranking.    Our senior subordinated notes are unsecured obligations and are subordinated in right of payment to all of our existing and future senior secured and senior unsecured indebtedness, including the indebtedness under our credit facility and our senior notes. Our senior subordinated notes rank pari passu in right of payment with any of our other subordinated indebtedness.

        Optional Redemption.    On or after October 30, 2009, we may redeem some or all of our senior subordinated notes at the redemption prices as described in our senior subordinated notes indenture.

        Covenants.    We issued our senior subordinated notes under an indenture among us, the guarantors and the trustee. The indenture (among other things) limits our ability and the ability of the guarantors to:

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  incur additional indebtedness and issue preferred stock;

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  make restricted payments;

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  allow restrictions on the ability of certain subsidiaries to make distributions;

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  sell all or substantially all of our assets or consolidate or merge with or into other companies;

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  enter into certain transactions with affiliates; or

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  create liens or enter into sale and leaseback transactions.

        Each of the covenants is subject to a number of important exceptions and qualifications.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt—12.0% Senior Subordinated Notes due 2016" for additional information.

8.0% Senior Notes due 2011

        Concurrently with our 2004 offering and our offering of separate senior subordinated notes, we issued $240.0 million aggregate principal amount of 8.0% senior notes due 2011. Interest on our senior notes is payable on April 1 and October 1 of each year. Our senior notes will mature on October 1, 2011, unless earlier retired or redeemed as described below.

        Interest Payment Dates.    Interest on our senior notes is payable on April 1 and October 1 of each year, commencing on April 1, 2005.

        Guarantees.    Our obligations under our senior notes is fully and unconditionally guaranteed on a senior basis by all of our existing and future domestic subsidiaries.

        Ranking.    Our senior notes and the subsidiary guarantees are our and the guarantors' general unsecured obligations and will be effectively junior in right of payment to all of our and the guarantors' secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries; will be pari passu in right of payment to all of our and the guarantors' existing and future unsecured senior debt; and will be senior in right of payment to all of our and the guarantors' future subordinated debt, including our senior subordinated notes.

        Optional Redemption.    On or after October 1, 2008, we may redeem some or all of our senior notes at the redemption prices as described in our senior notes indenture. Prior to October 1, 2007, we may redeem up to 35% of the aggregate principal amount of our senior notes issued in our senior note offering with the net proceeds of one or more equity offerings at the redemption price as described in our senior notes indenture.

        Offer to Purchase.    If we or any of the guarantors sell certain assets or experience specific kinds of changes in control, we must offer to purchase our senior notes at the prices as described in our senior notes indenture plus accrued and unpaid interest to the date of redemption.

        Covenants.    We issued our senior notes under an indenture among us, the guarantors and the trustee. The indenture (among other things) limits our ability and the ability of the guarantors to:

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  incur additional indebtedness and issue preferred stock;

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  make restricted payments;

  •
  allow restrictions on the ability of certain subsidiaries to make distributions;

  •
  sell all or substantially all of our assets or consolidate or merge with or into other companies;

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  enter into certain transactions with affiliates; or

  •
  create liens or enter into sale and leaseback transactions.

        Each of the covenants is subject to a number of important exceptions and qualifications.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt—8.0% Senior Notes due 2011" for additional information.

Restrictions on Dividend Payments

        Our senior notes indenture and our senior subordinated notes indenture restrict our ability to declare and pay dividends on our common stock as follows:

  •
  we may use up to 100% of our excess cash (as defined below) for the period (taken as one accounting period) from and including the first fiscal quarter beginning after the date of the indentures to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such payment plus certain incremental funds described in the indentures for the payment of dividends so long as the fixed charge coverage ratio for the four most recent fiscal quarters for which internal financial statements are available is not less than 1.6 to 1.0;

  •
  at any time the fixed charge coverage ratio for the four preceding fiscal quarter period is less than 1.6 to 1.0, we may pay dividends on our common stock, in the quarter in which such payment is made, of up to $10.0 million in the aggregate plus certain incremental funds;

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  if our net cash balance is less than $10.0 million at the end of any fiscal year beginning with the fiscal year ended January 1, 2005, then we may only use up to 98% of our excess cash pursuant to the first bullet of this paragraph until the earlier of (a) the first fiscal year end thereafter at which our net cash balance (which is the amount of cash and cash equivalents set forth on our consolidated balance sheet as of such period end minus funded indebtedness under any secured revolving credit facility) equals or exceeds $10.0 million or (b) the first fiscal quarter thereafter at which our net cash balance exceeds $12.5 million; and

  •
  we may not pay any dividends on any dividend payment date if a default or event of default under either indenture has occurred or is continuing.

        Excess cash is defined in our senior subordinated notes indenture, under the terms of our credit facility and in our senior notes indenture. Excess cash is calculated as "consolidated cash flow," as defined in the indentures and under the terms of our credit facility (which, in each case, allows for the add-back of transaction related compensation charges relating to our 2004 offering and concurrent offerings, and restructuring charges and which is equivalent to the term adjusted EBITDA), minus the sum of cash tax expense, cash interest expense, certain capital expenditures, certain repayment of indebtedness and the cash portion of the restructuring charges. Excess cash is not a substitute for operating income or net income, as determined in accordance with GAAP. Excess cash is not a complete net cash flow measure because excess cash is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to fund changes in its working capital, acquisitions, if any, and repay its debt and pay its dividends. Rather, excess cash is one potential indicator of our ability to fund these cash requirements in compliance with our debt agreements. Excess cash is also not a complete measure of our profitability because it does not include costs and expenses for depreciation and amortization, transaction related compensation and non-cash restructuring charges. We believe that the most directly comparable GAAP measure to excess cash is net cash provided by operating activities. We present a reconciliation of EBITDA and adjusted EBITDA (equivalent to consolidated cash flow) to net cash provided by operating activities for fiscal 2004, fiscal 2005 and fiscal 2006 in "Management's Discussion and Analysis of Financial Condition and Results of Operations." We believe excess cash is indicative of our ability to declare and pay dividends on our common stock, including our Class A common stock and Class B common stock, in compliance with the restricted payment covenants under our senior subordinated notes indenture, the terms of our credit facility and our senior notes indenture.

        Excess cash does not represent the amount we intend to distribute as dividends for any quarterly period but rather is a restriction on the maximum level of dividend payments, if any, that we are permitted to declare and pay under the terms of our senior subordinated notes indenture, our senior notes indenture and our credit facility.

        In addition, the terms of our credit facility also restrict our ability to declare and pay dividends on our common stock. In accordance with the terms of our credit facility, we are not permitted to declare or pay dividends unless we are permitted to do so under our senior notes indenture and our senior subordinated notes indenture. In addition, our credit facility does not permit us to pay dividends unless we maintain:

  •
  a "consolidated interest coverage ratio" (defined as the ratio of our adjusted EBITDA for any period of four consecutive fiscal quarters to our consolidated interest expense for such period payable in cash) of not less than 1.35 to 1.0;

  •
  a "consolidated senior leverage ratio" (defined as the ratio of our consolidated total debt, as of the last day of any period of four consecutive fiscal quarters to our adjusted EBITDA) of not more than 5.00 to 1.0; and

  •
  a "consolidated total leverage ratio" (defined as the ratio of our consolidated total debt of the last day of any period to our adjusted EBITDA for any period of four consecutive fiscal quarters) of not more than 7.00 to 1.0.

SHARES ELIGIBLE FOR FUTURE SALE

        Sales of some of our outstanding Class A common stock (including some held as part of EISs) will be restricted by lock-up agreements that our executive officers and certain of our directors and former executive officers who hold our common stock will enter into with the underwriters, which will restrict them, subject to specified exceptions, from selling or otherwise disposing of any shares of our Class A common stock (held separately or as part of EISs) for a period of 180 days after the date of this prospectus supplement without the prior written consent of Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. Although there is no present intent or arrangement to do so, all or any portion of the shares may be released from the restrictions in the lock-up agreements and those shares would then be available for resale in the market.

        After this offering, we will have 34,693,988 shares of Class A common stock outstanding. Of those shares, the 13,900,000 shares we are offering will be freely tradable as will 19,783,906 of the 20,000,000 shares of Class A common stock that currently trade as part of EISs.

        An additional 217,094 shares that were outstanding and held as part of EISs immediately prior to this offering and 793,988 shares issued in exchange for shares of Class B common stock will be eligible for resale from time to time after the expiration of the 180-day lock-up period, subject to contractual restrictions and restrictions under the Securities Act of 1933, as amended. Approximately 32,300 of those shares may be sold subject to the volume, manner of sale and other conditions of Rule 144 and the remainder of those shares may be sold freely pursuant to Rule 144(k).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of our counsel, Dechert LLP, the following describes the material U.S. federal income tax consequences (and certain U.S. federal estate tax consequences to Non U.S. Holders (as defined below)) of the purchase, ownership and disposition of shares of our Class A common stock as of the date hereof by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Except where noted, this discussion deals only with Class A common stock and does not deal with our EISs and does not deal with special situations, such as those of:

  •
  dealers in securities or currencies,

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  banks or other financial institutions,

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  regulated investment companies,

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  real estate investment trusts,

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  tax-exempt entities,

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  insurance companies,

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  persons holding Class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

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  persons liable for alternative minimum tax,

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  investors in pass-through entities, or

  •
  U.S. Holders (as defined below) of Class A common stock whose "functional currency" is not the U.S. dollar.

        Furthermore, the discussion below is based upon the current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

        For purposes of this discussion, a "Non-U.S. Holder" of Class A common stock means a holder that, for U.S. federal income tax purposes, is not a U.S. person; the term U.S. person means:

  •
  an individual citizen or resident of the United States,

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any State thereof or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Class A common stock we urge you to consult your own tax advisors.

        This summary is included herein as general information only. We urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of Class A common stock, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

        This summary does not consider specific facts and circumstances that may be relevant to a particular non-U.S. Holder's tax position and does not consider the state, local or non-U.S. tax consequences of an investment in Class A common stock. Special rules may apply to certain Non-U.S. Holders, such as:

  •
  U.S. expatriates,

  •
  "controlled foreign corporations,"

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  "passive foreign investment companies,"

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  "foreign personal holding companies,"

  •
  corporations that accumulate earnings to avoid U.S. federal income tax, and

  •
  investors in pass-through entities that are subject to special treatment under the Code.

        Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

        Dividends

        The gross amount of dividends paid to you will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income will be includable in your gross income as ordinary income. To the extent, if any, that the amount of dividends paid to you exceeds our current and accumulated earnings and profits, any amount in excess of our earnings and profits will be treated as a tax-free return of your tax basis in the shares of Class A common stock, and any amount in excess of such basis will be treated as capital gain from the sale of the shares. Pursuant to current legislation, if you are an individual, dividends that we pay to you through 2010 will be subject to tax at long-term capital gain rates, provided certain holding period and other requirements are satisfied.

        Sale, Exchange or Other Disposition of Class A Common Stock

        Upon the sale, exchange, or other disposition of shares of our Class A common stock, you will recognize capital gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your shares of Class A common stock and your tax basis in the shares of Class A common stock. As discussed above, capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments of dividends on our Class A common stock and to the proceeds of sale of Class A common stock paid to a U.S. Holder other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished by you to the IRS.

Consequences to Non-U.S. Holders

        Dividends

        Dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you will be required to:

  •
  complete IRS Form W-8BEN (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person and that you are entitled to treaty benefits, or

  •
  if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury Regulations.

        Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

        If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Sale, Exchange or Other Disposition of Class A Common Stock

        You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to your U.S. permanent establishment,

  •
  if you are an individual and hold shares of our Class A common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or

  •
  we are or have been during a specified testing period a "United States real property holding corporation" for U.S. federal income tax purposes.

        If you are an individual and are described in the first bullet above, you will be subject to tax on the net gain derived from the sale under regular U.S. federal income tax rates applicable to individuals. If you are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular U.S. federal income tax rates applicable to corporations and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        We believe that we have not been, and we are not and do not anticipate becoming, a "United States real property holding corporation" for U.S. federal income tax purposes.

        U.S. Federal Estate Tax

        Shares of our common stock held by an individual Non U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        Information Reporting and Backup Withholding

        We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our common stock generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our common stock to or though the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (which we refer to as a United States related person). In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a United States related person, the Treasury Regulations require information reporting (but not the backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

UNDERWRITING

        Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are acting as the representatives of the underwriters named below and as joint book-running managers for this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated May 22, 2007, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the following respective numbers of shares of Class A common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	5,949,200
Lehman Brothers Inc.	5,949,200
RBC Capital Markets Corporation	2,001,600

Total	13,900,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares of Class A common stock described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 2,085,000 additional shares of Class A common stock from us at the initial public offering price less the underwriting discounts and commissions.

        The underwriters propose to offer the shares of Class A common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.4875 per share. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

Commission and Expenses

        The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$0.8125	$0.8125	$11,293,750	$12,987,813
Expenses payable by us	$0.1183	$0.1029	$1,645,000	$1,645,000

Lock-Up Agreements

        We have agreed that we will not, with limited exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. for a period of 180 days after the date of this prospectus supplement.

        Our executive officers and certain of our directors and former executive officers who currently hold our common stock have agreed that they will not, with limited exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. for a period of 180 days after the date of this prospectus supplement.

        Notwithstanding the foregoing, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. waive, in writing, such an extension.

Indemnification

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that underwriters may be required to make in that respect.

Listing

        We have applied to list the shares of Class A common stock on the New York Stock Exchange. Our shares of Class A common stock have been approved for listing on the New York Stock Exchange subject to official notice of issuance, under the trading symbol "BGS". Only shares of Class A common stock held separate and apart from EISs will trade under that symbol.

        Our EISs are currently separately listed for trading on the American Stock Exchange under the ticker symbol "BGF." In the event EISs are separated, the shares of Class A common stock underlying such EISs will trade under the trading symbol "BGS" on the New York Stock Exchange with other shares of Class A common stock then held separate and apart from EISs. Conversely, in the event separate shares of Class A common stock are combined with our senior subordinated notes to form EISs, such shares of Class A common stock that are held in the form of EISs will cease trading on the New York Stock Exchange and will trade only as part of EISs on the American Stock Exchange.

Determination of Initial Public Offering Price

        Prior to this offering, there has been no public market for our Class A common stock as a separately traded security. The initial public offering price will be negotiated between the representatives and us. In determining the initial public offering price of our Class A common stock, the representatives will consider:

  •
  the history and prospects for the industry in which we compete;

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  our financial information,;

  •
  the ability of our management and our business potential and earning prospects;

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  the prevailing securities markets at the time of this offering; and

  •
  the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

Discretionary Sales

        The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by them.

Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any covered short position by either exercising their option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. If the underwriters sell more shares than could be covered by the option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

  •
  In passive market making, market makers in our Class A common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our Class A common stock until the time, if any, at which a stabilizing bid is made.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution

        A prospectus in electronic format may be made available on the web sites or through other online services maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, or by their affiliates, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The representative may agree with us to allocate a specific number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Arrangements; NASD Conduct Rules

        The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, advisory and other financial services for us for which services they have received, and may receive in the future, customary fees and expenses. Affiliates of Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are agents and lenders under our credit facility and, as such, will receive a portion of the proceeds from our repayment of term loan borrowings in connection with this offering. An affiliate of RBC Capital Markets Corporation is also a lender under our credit facility. In addition, affiliates of Credit Suisse Securities (USA) LLC own an aggregate of less than 1% of BRS, one of our former financial sponsor investors and a holder of Class B common stock being repurchased in connection with this offering and the related transactions. As of May 22, 2007, we expect the aggregate amounts received by Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. or their respective affiliates through the repayment of term loan borrowings will be less than 1% of the net proceeds of the offering. However, because the amount of term loan borrowings held by Lehman Brothers Inc. or its affiliates fluctuates due to normal trading activity, this percentage may be different at the time of closing of this offering. Based on the amount of term loan borrowings held by Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. or their respective affiliates as of May 22, 2007, however, we do not expect that more than 10% of the net proceeds from the sale of Class A common stock, not including underwriting compensation, will be paid to the underwriters or their affiliates. Accordingly, this offering does not need to be made in compliance with Rule 2710(h) of the National Association of Securities Dealers, Inc. Conduct Rules, and will not require the use of a qualified independent underwriter in pricing the offering and conducting due diligence.

Stamp Taxes

        If you purchase shares of Class A common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

European Selling Restrictions

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Class A common stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our Class A common stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of Class A common stock described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of our Class A common stock have not authorized and do not authorize the making of any offer of Class A common stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of our Class A common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of our Class A common stock, other than underwriters, is authorized to make any further offer of our Class A common stock on behalf of the sellers or the underwriters.

  United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

LEGAL MATTERS

        The validity of the issuance of our Class A common stock offered hereby will be passed upon for us by Dechert LLP, New York, New York. Latham & Watkins LLP, New York, New York is acting as counsel for the underwriters.

EXPERTS

        The financial statements of the Cream of Wheat business, a component of Kraft Foods, Inc., as of December 31, 2005 and December 30, 2006, and for each of the years ended December 25, 2004, December 31, 2005 and December 30, 2006, included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC.

        We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. B&G Foods' SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com. We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus supplement). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, New Jersey 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference in this prospectus supplement the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K/A for the year ended December 30, 2006 filed on March 9, 2007;

  •
  our quarterly report on Form 10-Q for the thirteen weeks ended March 31, 2007 filed on May 7, 2007;

  •
  our current reports on Form 8-K filed on January 23, 2007, January 25, 2007, January 30, 2007, February 5, 2007, February 28, 2007, March 8, 2007, May 1, 2007, May 7, 2007, May 10, 2007 and May 14, 2007;

  •
  our definitive proxy statement on Schedule 14A filed on April 6, 2007; and

  •
  the description of our EISs, and the shares of Class A common stock and senior subordinated notes represented thereby and the related subsidiary guarantees of our senior subordinated notes contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on October 4, 2004, and the description of our Class A common stock contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on May 16, 2007, including any amendment or report filed for the purpose of updating such descriptions.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the shares of securities that may be offered under this prospectus supplement are sold. The information that we file with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities under this prospectus supplement will update and supersede the information contained in this prospectus supplement and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

B&G Foods, Inc. and Subsidiaries—Consolidated Financial Statements Audited Financial Statements:
Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2005 and December 30, 2006	F-5
Consolidated Statements of Operations for the years ended January 1, 2005, December 31, 2005 and December 30, 2006	F-6
Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income for the years ended January 1, 2005, December 31, 2005 and December 30, 2006	F-7
Consolidated Statements of Cash Flows for the years ended January 1, 2005, December 31, 2005 and December 30, 2006	F-8
Notes to Consolidated Financial Statements	F-9
Schedule II—Schedule of Valuation and Qualifying Accounts	F-44
B&G Foods, Inc. and Subsidiaries—Consolidated Financial Statements Unaudited Financial Statements:
Consolidated Balance Sheets as of December 30, 2006 and March 31, 2007	F-45
Consolidated Statements of Operations for the thirteen weeks ended April 1, 2006 and the thirteen weeks ended March 31, 2007	F-46
Consolidated Statements of Cash Flows for the thirteen weeks ended April 1, 2006 and the thirteen weeks ended March 31, 2007	F-47
Notes to Consolidated Financial Statements	F-48
The Cream of Wheat Business
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-60
Statements of Net Assets to be Sold at December 31, 2005 and December 30, 2006	F-61
Statements of Revenues in Excess of Expenses for the years ended December 25, 2004, December 31, 2005 and December 30, 2006	F-62
Notes to Financial Statements	F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
B&G Foods, Inc.:

        We have audited the accompanying consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for the years ended December 30, 2006, December 31, 2005 and January 1, 2005. In connection with our audits of the consolidated financial statements, we also have audited the schedule of valuation and qualifying accounts. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of B&G Foods, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the results of their operations and their cash flows for the years ended December 30, 2006, December 31, 2005 and January 1, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 2(u) to the consolidated financial statements, the Company adopted the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," effective January 1, 2006 and Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R," effective December 30, 2006.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 30, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 8, 2007 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

Short Hills, New Jersey
March 8, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
B&G Foods, Inc.:

        We have audited management's assessment, included in the accompanying Management's Report on Internal Control over Financial Reporting, that B&G Foods, Inc. and subsidiaries maintained effective internal control over financial reporting as of December 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, management's assessment that B&G Foods, Inc. and subsidiaries maintained effective internal control over financial reporting as of December 30, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion B&G Foods, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for the years ended December 30, 2006, December 31, 2005 and January 1, 2005, and our report dated March 8, 2007 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Short Hills, New Jersey
March 8, 2007

B&G FOODS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	December 31, 2005	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$25,429	$29,626
Trade accounts receivable, less allowance for doubtful accounts and discounts of $556 in 2005 and $568 in 2006, respectively	31,869	31,090
Inventories	85,530	78,269
Prepaid expenses	3,249	3,246
Assets held for sale	750	—
Income tax receivable	618	516
Deferred income taxes	3,381	2,574

Total current assets	150,826	145,321
Property, plant and equipment, net	40,190	40,269
Goodwill	189,028	198,076
Trademarks	194,264	200,220
Customer relationship intangibles, net	—	14,369
Net deferred financing costs and other assets	19,867	17,950

Total assets	$594,175	$616,205

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	26,337	21,520
Accrued expenses	16,413	16,520
Dividends payable	4,240	4,240

Total current liabilities	46,990	42,280
Long-term debt	405,800	430,800
Other liabilities	245	4,972
Deferred income taxes	57,866	62,666

Total liabilities	510,901	540,718
Stockholders' equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued and outstanding at December 31, 2005 and December 30, 2006	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares at December 31, 2005 and December 30, 2006	200	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares at December 31, 2005 and December 30, 2006	76	76
Additional paid-in capital	136,112	119,152
Accumulated other comprehensive loss	(57)	(1,904)
Accumulated deficit	(53,057)	(42,037)

Total stockholders' equity	83,274	75,487

Total liabilities and stockholders' equity	$594,175	$616,205

See accompanying Notes to Consolidated Financial Statements.

B&G FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	January 1, 2005	December 31, 2005	December 30, 2006
Net sales	$372,754	$379,262	$411,306
Cost of goods sold	260,814	271,929	297,053
Cost of goods sold—restructuring charge	—	3,839	—

Gross profit	111,940	103,494	114,253
Operating expenses:
Sales, marketing and distribution expenses	43,241	41,522	45,343
General and administrative expenses	4,885	6,965	7,688
Gain on sale of property, plant and equipment	—	—	(525)
Amortization expense—customer relationships	—	—	731
Management fees—related party	386	—	—
Transaction related compensation expenses	9,859	—	—

Operating income	53,569	55,007	61,016
Other expenses:
Interest expense, net	48,148	41,767	43,481

Income before income tax expense	5,421	13,240	17,535
Income tax expense	2,126	5,235	5,962

Net income	$3,295	$8,005	$11,573
Preferred stock accretion	11,666	—	—
Gain on repurchase of preferred stock	(17,622)	—	—

Net income available to common stockholders	$9,251	$8,005	$11,573

Earnings per share calculations:
Net income available to common stockholders per common share:
Basic and diluted distributed earnings:
Class A common stock	$0.88	$0.85	$0.85
Earnings (loss) per share:
Basic Class A common stock	$1.25	$0.53	$0.65
Basic Class B common stock	$0.37	$(0.33)	$(0.20)
Diluted Class A common stock	$1.19	$0.53	$0.65
Diluted Class B common stock	$0.31	$(0.33)	$(0.20)

See accompanying Notes to Consolidated Financial Statements.

B&G FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
(Dollars in thousands)

	Preferred Stock Series A		Preferred Stock Series B
					Common Stock Class A		Common Stock Class B			Accumulated Other Comprehensive (Loss) Income	Retained Earnings (Accumulated Deficit)
									Additional Paid-in Capital			Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 3, 2004	20,341	$—	12,311	$—	—	$—	11,593,394	$116	$31,214	$(74)	$18,735	$49,991

Foreign currency translation	—	—	—	—	—	—	—	—	—	49	—	$49
Net income	—	—	—	—	—	—	—	—	—	—	3,295	3,295

Comprehensive income												$3,344
Issuance of Class A common stock	—	—	—	—	20,000,000	200	—	—	156,800	—	—	157,000
Issuance of Class B common stock	—	—	—	—	—	—	728,393	7	—	—	(7)	—
Repurchase of stock	(20,341)	—	(12,311)	—	—	—	(4,765,344)	(47)	(31,202)	—	(66,739)	(97,988)
Fees related to the issuance of Class A common stock	—	—	—	—	—	—	—	—	—	—	(11,718)	(11,718)
Dividends declared on Class A common stock	—	—	—	—	—	—	—	—	(3,728)	—	—	(3,728)
Accretion of series C senior preferred stock	—	—	—	—	—	—	—	—	—	—	(4,628)	(4,628)
Accretion of series C senior preferred stock warrants	—	—	—	—	—	—	—	—	(12)	—	—	(12)

Balance at January 1, 2005	—	$—	—	$—	20,000,000	$200	7,556,443	$76	$153,072	$(25)	$(61,062)	$92,261

Foreign currency translation	—	—	—	—	—	—	—	—	—	1	—	$1
Minimum pension liability	—	—	—	—	—	—	—	—	—	(33)	—	(33)
Net income	—	—	—	—	—	—	—	—	—	—	8,005	8,005

Comprehensive income												$7,973
Dividends declared on Class A common stock	—	—	—	—	—	—	—	—	(16,960)	—	—	(16,960)

Balance at December 31, 2005	—	$—	—	$—	20,000,000	$200	7,556,443	$76	$136,112	$(57)	$(53,057)	$83,274

Adjustment for the cumulative effect of the adoption of SAB No. 108	—	—	—	—	—	—	—	—	—	—	(553)	$(553)

Foreign currency translation	—	—	—	—	—	—	—	—	—	(62)	—	$(62)
Minimum pension liability (net of $131 of taxes)	—	—	—	—	—	—	—	—	—	(182)	—	(182)
Net income	—	—	—	—	—	—	—	—	—	—	11,573	11,573

Comprehensive income												$11,329
Adjustment for the cumulative effect of the adoption of SFAS No.158 (net of $980 taxes)	—	—	—	—	—	—	—	—	—	(1,603)	—	(1,603)
Dividends declared on Class A common stock	—	—	—	—	—	—	—	—	(16,960)	—	—	(16,960)

Balance at December 30, 2006	—	$—	—	$—	20,000,000	$200	7,556,443	$76	$119,152	$(1,904)	$(42,037)	$75,487

See accompanying Notes to Consolidated Financial Statements

B&G FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

	January 1, 2005	December 31, 2005	December 30, 2006
Cash flows from operating activities:
Net income	$3,295	$8,005	$11,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,723	6,912	7,984
Amortization of deferred debt issuance costs and bond discount	2,532	2,791	2,830
Gain on sale of property, plant and equipment	—	—	(525)
Costs relating to the early extinguishment of debt	13,906	—	—
Deferred income taxes	7,462	4,795	6,165
Restructuring charge—property, plant, equipment and inventory impairment	—	3,070	—
Provision for (recovery of) doubtful accounts	16	85	(18)
Changes in assets and liabilities, net of effects of businesses acquired:
Trade accounts receivable	(5,895)	(3,727)	797
Inventories	1,680	(5,996)	7,234
Prepaid expenses	(477)	(443)	3
Income tax receivable	(7,006)	6,388	102
Other assets	—	—	(705)
Trade accounts payable	6,045	476	(4,817)
Accrued expenses	(8,741)	239	140
Due to related party	(208)	—	—
Other liabilities	(30)	(72)	2,008

Net cash provided by operating activities	19,302	22,523	32,771

Cash flows from investing activities:
Capital expenditures	(6,598)	(6,659)	(7,306)
Net proceeds from sale of property, plant and equipment	52	—	1,275
Payments for acquisition of businesses	—	(2,513)	(30,102)

Net cash used in investing activities	(6,546)	(9,172)	(36,133)

Cash flows from financing activities:
Payments of long-term debt	(374,515)	—	—
Proceeds from issuance of long-term debt	405,800	—	25,000
Proceeds from issuance of equity	157,000	—	—
Payments for redemption of equity, net	(157,534)	—	—
Dividends paid	—	(16,448)	(16,960)
Payments of debt issuance costs	(23,123)	—	(419)

Net cash provided by (used in) financing activities	7,628	(16,448)	7,621

Effect of exchange rate fluctuations on cash and cash equivalents	49	1	(62)

Net increase (decrease) in cash and cash equivalents	20,433	(3,096)	4,197
Cash and cash equivalents at beginning of year	8,092	28,525	25,429

Cash and cash equivalents at end of year	$28,525	$25,429	$29,626

Supplemental disclosures of cash flow information:
Cash interest payments	$33,071	$39,449	$40,222

Cash income tax payments	$3,712	$298	$508

Cash income tax refunds	$—	$(6,246)	$(813)

Non-cash transactions:
Dividends declared and not yet paid	$3,728	$4,240	$4,240

Accretion of Series C senior preferred stock warrants	$12	$—	$—

Accretion of Series C senior preferred stock dividends	$4,628	$—	$—

See accompanying Notes to Consolidated Financial Statements

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(1)    Nature of Operations

  Organization

        Prior to the consummation of our initial public offering on October 14, 2004, we were known as B&G Foods Holdings Corp. and were majority owned by Bruckmann, Rosser, Sherrill & Co., L.P. (BRS), a private equity investment firm, and minority owned by management, directors and certain other investors. Our only asset and operations consisted of our ownership of B&G Foods, Inc. and its subsidiaries.

        On October 7, 2004, our Registration Statement on Form S-1 in respect of a proposed initial public offering of 17,391,305 Enhanced Income Securities (EISs), an offering of $22,800 aggregate principal amount of 12.0% senior subordinated notes due 2016 separate from the EISs and an offering of $240,000 aggregate principal amount of 8.0% senior notes due 2011 was declared effective by the Securities and Exchange Commission. Each EIS represents one share of a then new class of common stock, our Class A common stock, and $7.15 principal amount of 12.0% senior subordinated notes due 2016. The proceeds of the EIS offering were allocated to the underlying Class A common stock and senior subordinated notes based upon the relative fair values of each. Trading of the EISs began on the American Stock Exchange on October 8, 2004. On October 14, 2004, the initial public offering, separate senior subordinated notes and senior notes transactions closed and we simultaneously entered into a new senior secured revolving credit facility (see Note 8). From the initial public offering and concurrent offerings, we raised net proceeds (after deducting transaction fees and expenses of $35,313) of approximately $490,704 on October 14, 2004 and $36,783 on October 22, 2004 in connection with the exercise of the underwriters' over-allotment option for an additional 2,608,695 EISs. We used the proceeds of the initial public offering, the concurrent offerings and cash on hand to repay all outstanding borrowings under, and terminate, our then existing senior secured credit facility, to repay $194,165 aggregate principal amount of our $220,000 9 5/8% senior subordinated notes due 2007, to repurchase all of our outstanding preferred stock from the existing stockholders, and to repurchase shares of our existing outstanding Class B common stock, options and warrants from the existing stockholders. On November 15, 2004 we redeemed the remaining $25,835 aggregate principal amount of the 9 5/8% senior subordinated notes at a redemption price equal to 101.604%. In connection with the initial public offering and the concurrent offerings, for the fifty-two week period ended January 1, 2005 we recorded charges that total approximately $23,766. These charges include: (i) $13,907 of costs relating to the early extinguishment of debt included in interest expense (including: the write-off of existing deferred financing fees of $8,361, the write-off of existing bond discount of $655 and bond tender costs of $4,891), and (ii) transaction related compensation expense for the payment of transaction bonuses of $5,948 and the repurchase of employee stock options of $3,911.

        Simultaneously with the completion of our initial public offering and the concurrent offerings, on October 14, 2004, B&G Foods, Inc., our wholly owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc. In addition, on such date and simultaneously with the offerings, our existing common stock was reclassified and converted into 109.8901 shares of Class B common stock. Share, per share, option and warrant amounts for all periods presented give effect to this reclassification and conversion unless otherwise stated.

        Unless the context requires otherwise, references in this report to "B&G Foods," "the company," "we," "us" and "our" refer to B&G Foods, Inc. and its subsidiaries.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(1)    Nature of Operations (Continued)

  Nature of Operations

        We operate in one industry segment and manufacture, sell and distribute a diversified portfolio of high-quality shelf-stable foods across the United States, Canada and Puerto Rico. Our products include hot cereals, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products. We compete in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. We distribute these products to retailers in the greater New York metropolitan area through a direct-store-delivery sales and distribution system and elsewhere in the United States through a nationwide network of independent brokers and distributors.

        Sales of a number of our products tend to be seasonal; however, in the aggregate, our sales are not heavily weighted to any particular quarter. Sales during the first quarter of the fiscal year are generally below that of the following three quarters. We purchase most of the produce used to make our shelf-stable pickles, relishes, peppers and other related specialty items during the months of July through October, and we purchase substantially all of our maple syrup requirements during the months of April through July. Consequently, our liquidity needs are greatest during these periods.

  Fiscal Year

        Our financial statements are presented on a consolidated basis. We utilize a 52-53 week fiscal year ending on the Saturday closest to December 31. The fiscal years ended January 1, 2005 (fiscal 2004), December 31, 2005 (fiscal 2005) and December 30, 2006 (fiscal 2006) contained 52 weeks each.

  Business and Credit Concentrations

        Our exposure to credit loss in the event of non-payment of accounts receivable by customers is estimated in the amount of the allowance for doubtful accounts. We perform ongoing credit evaluations of our customers' financial conditions. As of December 30, 2006, we do not believe we have any significant concentration of credit risk with respect to our trade accounts receivable. Our top ten customers accounted for approximately 40.3%, 42.2% and 43.6% of consolidated net sales in fiscal 2004, fiscal 2005 and fiscal 2006, respectively. Other than Wal-Mart, which accounted for 10.4% of our consolidated net sales in fiscal 2006, no single customer accounted for more than 10.0%, of consolidated net sales in fiscal 2004, fiscal 2005 and fiscal 2006.

  Acquisition Accounting

        On December 1, 2005, we acquired the Ortega food service dispensing pouch and dipping cup business for $2,513 in cash, including transaction costs, from Nestlé USA, Inc. On January 10, 2006, we acquired the Grandma's molasses business for $30,102 in cash, including transaction costs, from Mott's LLP, a Cadbury Schweppes Americas Beverages company. In connection with the Grandma's molasses acquisition, we entered into an amendment to our senior secured credit facility to provide for, among other things, a new $25,000 term loan and a reduction in the revolving credit facility commitments from $30,000 to $25,000. The proceeds of the term loan together with cash on hand were used to fund the Grandma's molasses acquisition and pay related transaction costs.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(1)    Nature of Operations (Continued)

        The acquisitions described above were accounted for using the purchase method of accounting and, accordingly, the assets acquired and results of operations are included in our consolidated financial statements from the respective dates of the acquisitions. The excess of the purchase price over the fair value of identifiable net assets acquired represents goodwill. Trademarks are deemed to have an indefinite useful life and are not amortized. Customer relationship intangibles acquired in the Grandma's molasses acquisition are amortized over 20 years. Goodwill, customer relationship intangibles and trademarks amortization are deductible for income tax purposes.

        During the second quarter of fiscal 2006, we obtained third-party valuations of certain acquired assets, including intangible assets, and finalized our internal assessments of the purchase price allocations for both the Ortega food service dispensing pouch and dipping cup acquisition and the Grandma's molasses acquisition. The following tables set forth the respective purchase price allocations:

        Acquisition of the Ortega food service dispensing pouch and dipping cup business:

Inventory	$874
Indefinite-life intangible assets—trademarks (after allocation of approximately $1,100 of negative goodwill)	1,639

Total	$2,513

        Acquisition of the Grandma's molasses business:

Equipment	$25
Goodwill	9,877
Indefinite-life intangible assets—trademarks	5,100
Amortizable intangible assets—customer relationships	15,100

Total	$30,102

        See Note 18, "Subsequent Events" for a discussion of our recent acquisition of the Cream of Wheat and Cream of Rice business.

  Unaudited Pro Forma Summary of Operations

        The acquisitions of the Ortega food service dispensing pouch and dipping cup business and the Grandma's molasses business did not meet any of the significance tests pursuant to Rule 11-01(b)(1) of Regulation S-X. As such, no pro forma financial information has been presented.

(2)    Summary of Significant Accounting Policies

  (a)    Basis of Presentation

        The consolidated financial statements include the accounts of B&G Foods, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated.

  (b)    Use of Estimates

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires our management to make a number of estimates and assumptions relating to the

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates and assumptions made by management involve trade and consumer promotion expenses; allowances for excess, obsolete and unsaleable inventories; pension benefits; purchase accounting allocations; the recoverability of goodwill, trademarks, customer relationship intangibles and property, plant and equipment; deferred tax assets; and the accounting for our EISs, including their treatment in computing our income tax expense. Actual results could differ from those estimates and assumptions.

  (c)    Cash and Cash Equivalents

        For purposes of the consolidated statements of cash flows, all highly liquid debt instruments with maturities of three months or less when acquired are considered to be cash and cash equivalents.

  (d)    Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out and average cost methods. Inventories have been reduced by an allowance for excess, obsolete and unsaleable inventories. The allowance is an estimate based on our management's review of inventories on hand compared to estimated future usage and sales.

  (e)    Property, Plant and Equipment

        Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets, 12 to 20 years for buildings and improvements, 5 to 10 years for machinery and equipment, and 3 to 5 years for office furniture and vehicles. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Expenditures for maintenance, repairs and minor replacements are charged to current operations. Expenditures for major replacements and betterments are capitalized. We capitalize interest on qualifying assets based on our effective interest rate.

  (f)    Goodwill and Trademarks

        Goodwill and intangible assets with indefinite useful lives (trademarks) are tested for impairment at least annually and whenever events or circumstances occur indicating that goodwill or indefinite life intangibles might be impaired.

        We perform the annual impairment tests as of the last day of each fiscal year. The annual goodwill impairment test involves a two-step process. The first step of the impairment test involves comparing the fair value of our company with our company's carrying value, including goodwill. If the carrying value of our company exceeds our fair value, we perform the second step of the impairment test to determine the amount of the impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of goodwill with the carrying value of that goodwill and recognizing a loss for the difference. Calculating our fair value requires significant estimates and assumptions by management. We estimate our fair value by applying third party market value indicators to our net income before net interest expense, income taxes, depreciation and amortization (EBITDA). We test

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

indefinite life intangible assets for impairment by comparing their carrying value to their fair value that is determined using a cash flow method and recognize a loss to the extent the carrying value is greater.

        We completed our annual impairment tests for fiscal 2004, fiscal 2005 and fiscal 2006 with no adjustments to the carrying values of goodwill and indefinite life intangibles. We did not note any events or circumstances during fiscal 2004, fiscal 2005 or fiscal 2006 that would indicate that goodwill or indefinite life intangibles might be impaired.

  (g)    Deferred Debt Issuance Costs

        Debt issuance costs are capitalized and amortized over the term of the related debt agreements and are classified as other non-current assets. Amortization of deferred debt issuance costs for fiscal 2004, fiscal 2005 and fiscal 2006 was $2,358, $2,791 and $2,830, respectively. During the fourth quarter of fiscal 2004, we expensed $8,361 of deferred debt costs incurred in connection with the payment in full of the term loan under our then-existing term loan agreement and the payment in full of the 9 5/8% senior subordinated notes due August 1, 2007.

  (h)    Long-Lived Assets

        Long-lived assets, such as property, plant and equipment, and intangibles with estimated useful lives are depreciated or amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

        Assets to be disposed of are separately presented in the consolidated balance sheets and reported at the lower of the carrying value amount or fair value, less costs to sell, and are no longer depreciated.

        During fiscal 2006, we amortized $731 of the customer relationship intangibles acquired in the Grandma'smolasses acquisition. We had no customer relationship intangibles in fiscal 2004 and fiscal 2005.

  (i)    Comprehensive Income

        Comprehensive income includes net income, foreign currency translation adjustments relating to assets and liabilities located in our foreign subsidiaries, changes in our minimum pension liability, net of tax and cash flow hedges, net of tax. The components of accumulated other comprehensive income are as follows:

	Foreign Currency Translation	Minimum Pension Liability, Net of Tax	SFAS No.158, Net of Tax	Total
January 1, 2005	$25	$—	$—	$25
December 31, 2005	24	33	—	57
December 30, 2006	86	215	1,603	1,904

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

  (j)    Derivative Instruments

        We account for our derivative and hedging transactions in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (collectively, with SFAS No. 149 referred to as Statement No. 133). Statement No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires an entity to recognize all derivative instruments either as an asset or a liability in the balance sheet and to measure such instruments at fair value. These fair value adjustments are to be included either in the determination of net income or as a component of accumulated other comprehensive income depending on the nature of the transaction. We do not engage in derivative instruments for trading purposes (see Note 8).

  (k)    Accounting Treatment for EISs

        Our EISs include Class A common stock and senior subordinated notes. Upon completion of our initial public offering (including the exercise of the over-allotment option), we allocated the proceeds from the issuance of the EISs, based upon relative fair value at the issuance date, to the Class A common stock and the senior subordinated notes. We have assumed that the price paid in the EIS offering was equivalent to the combined fair value of the Class A common stock and the senior subordinated notes, and the price paid in the offering for the senior subordinated notes sold separately (not in the form of EISs) was equivalent to their initial stated principal amount. We have concluded there are no embedded derivative features related to the EIS that require bifurcation under Statement No. 133. We have determined the fair value of the Class A common stock and the senior subordinated notes with reference to a number of factors, including the sale of the senior subordinated notes sold separately from the EISs that have the same terms as the senior subordinated notes included in the EISs. Therefore, we have allocated the entire proceeds of the EIS offering to the Class A common stock and the senior subordinated notes, and the allocation of the EIS proceeds to the senior subordinated notes did not result in a premium or discount.

        We have concluded that the call option and the change in control put option in the senior subordinated notes do not warrant separate accounting under Statement No. 133 because they are clearly and closely related to the economic characteristics of the host debt instrument. Therefore, we have allocated the entire proceeds of the offering to the Class A common stock and the senior subordinated notes. Upon subsequent issuances, if any, of senior subordinated notes, we will evaluate whether the call option and the change in control put option in the senior subordinated notes require separate accounting under Statement No. 133. We expect that if there is a substantial discount or premium upon a subsequent issuance of senior subordinated notes, we may need to separately account for the call option and the change in control put option features as embedded derivatives for such subsequent issuance. If we determine that the embedded derivatives, if any, require separate accounting from the debt host contract under Statement No. 133, the call option and the change in control put option associated with the senior subordinated notes will be recorded as derivative liabilities at fair value, with changes in fair value recorded as other non-operating income or expense. Any discount on the senior subordinated notes resulting from the allocation of proceeds to an embedded derivative will be amortized to interest expense over the remaining life of the senior subordinated notes.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

        The Class A common stock portion of each EIS is included in stockholders' equity, net of the related portion of the EIS transaction costs allocated to Class A common stock. Dividends paid on the Class A common stock are recorded as a decrease to additional paid-in capital when declared by us. The senior subordinated note portion of each EIS is included in long-term debt, and the related portion of the EIS transaction costs allocated to the senior subordinated notes was capitalized as deferred financing costs and is being amortized to interest expense using the effective interest method. Interest on the senior subordinated notes is charged to expense as accrued by us.

  (l)    Revenue Recognition

        Revenues are recognized when products are shipped. We report all amounts billed to a customer in a sale transaction as revenue, including those amounts related to shipping and handling. Shipping and handling costs are included in cost of goods sold. Consideration from a vendor to a retailer is presumed to be a reduction to the selling prices of the vendor's products and, therefore, should be characterized as a reduction of sales when recognized in the vendor's income statement. As a result, certain coupons and promotional expenses are recorded as a reduction of net sales.

  (m)    Advertising Costs

        Advertising costs are expensed as incurred. Advertising costs amounted to approximately $5,837, $2,935 and $3,339, for fiscal 2004, fiscal 2005 and fiscal 2006, respectively.

  (n)    Trade and Consumer Promotion Expenses

        We offer various sales incentive programs to customers and consumers, such as price discounts, in-store display incentives, slotting fees and coupons. The recognition of expense for these programs involves the use of judgment related to performance and redemption estimates. Estimates are made based on historical experience and other factors. Actual expenses may differ if the level of redemption rates and performance vary from estimates.

  (o)    Pension Plans

        We have defined benefit pension plans covering substantially all of our employees. Our funding policy is to contribute annually the amount recommended by our actuaries. See Note 13 for additional information.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

  (p)    Stock Option Plan

        Simultaneously with the closing of our initial public offering in October 2004, we repurchased for cash all outstanding options under our stock option plan and we terminated the stock option plan. We accounted for the stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25,"Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," permitted entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allowed entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. We have elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

        The following table illustrates the effect on net income and earnings per share as if the fair-value-based method had been applied to all outstanding and unvested awards in fiscal 2004.

Fiscal 2004
Net income as reported	$3,295
Add stock-based employee compensation expense included in reported net income, net of tax	3,911
Deduct stock-based employee compensation expense determined under fair-value-based method for all awards, net of tax	(6)

Pro forma net income	$7,200
Earnings per share, pro forma:
Basic and diluted Class A common share	$1.70
Basic Class B common share	$0.67
Diluted Class B common share	$0.52

  (q)    Income Tax Expense Estimates and Policies

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities of our company are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

        As part of the income tax provision process of preparing our consolidated financial statements, we are required to estimate our income taxes. We recognize the benefit of an uncertain tax position that we have taken or expect to take on income tax returns we file if such tax position is probable of being sustained. This process also involves estimating our current tax expenses together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe the recovery is not likely, we establish a valuation allowance. Further, to the extent that we establish a valuation allowance or increase this allowance in a financial accounting period, we include such charge in our tax provision, or reduce our tax benefits, in our consolidated statement of operations. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

        There are various factors that may cause our tax assumptions to change in the near term, and we may have to record a valuation allowance against our deferred tax assets. We cannot predict whether future U.S. federal and state income tax laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes to the U.S. federal and state income tax laws and regulations on a regular basis and update the assumptions and estimates used to prepare our consolidated financial statements when new regulations and legislation are enacted.

        We have accounted for our issuance of EISs as an issuance of the separate securities evidenced by such EISs and have allocated the proceeds received for each EIS between the Class A common stock and senior subordinated note represented thereby in the amounts of their respective fair values at the time of issuance. Accordingly, we have accounted for the senior subordinated notes represented by the EISs as long-term debt bearing a stated interest rate and maturing on October 30, 2016. In connection with the issuance and initial public offering of the EISs, we received an opinion from counsel that the senior subordinated notes should be treated as debt for United States federal income tax purposes. Consistent with the opinion we received from counsel and the results of a recently completed IRS audit of our 2004 tax return, we continue to be of the view that the senior subordinated notes should be treated as debt for United States federal income tax purposes (although we have not sought a ruling from the IRS on this issue), and we intend to deduct annually interest expense of approximately $19,896 on the senior subordinated notes from taxable income for United States federal and state income tax purposes. There can be no assurance that the classification of senior subordinated notes as debt (or the amount of interest expense deducted) will not be challenged in the future by the IRS or other tax jurisdictions or will be sustained by a court of law if challenged.

        If our treatment of the senior subordinated notes as debt is put at risk in the future as a result of a future ruling by the IRS or other tax jurisdiction or by a court of law, including an adverse ruling for EISs (or other similar securities) issued by other companies or as a result of a proposed adjustment by the IRS or other tax jurisdiction in an examination of our income tax filings or for any other reason, we will need to consider the effect of such developments on the determination of our future tax provisions and obligations. In the event the senior subordinated notes are required to be treated as equity for income tax purposes, then the cumulative interest expense associated with the senior subordinated notes for prior tax periods that are open to assessment and for future tax periods would

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

not be deductible from taxable income and we would be required to recognize additional tax expense and establish a related income tax liability for the prior period treatment. The additional tax due to the federal and state authorities would be based on our taxable income or loss for each of the years that we claimed the interest expense deduction and would materially and adversely affect our financial position, results of operations, cash flow, and liquidity, and could affect our ongoing ability to make interest payments on the senior subordinated notes and dividend payments on the shares of common stock represented by the EISs and our ability to continue as a going concern. In addition, non-U.S. holders of our EISs could be subject to withholding taxes on the payment of interest treated as dividends on equity, which could subject us to additional liability for the withholding taxes that we do not collect on such payments. However, consistent with the opinion of counsel we received on the date of our initial public offering, the results of a recently completed IRS audit of our 2004 tax return, and our continued belief that the senior subordinated notes should be treated as debt for United States federal income tax purposes, we do not record a liability for a potential disallowance of this interest expense deduction or for the potential imposition of these withholding taxes.

        In addition, other factors indicating the existence, at the time of the initial public offering, of any plan or pre-arrangement may also be relevant to this ongoing determination. It is possible that we will at some point in the future, as a result of IRS interpretations or other changes in circumstances, conclude that we should establish a reserve for tax liabilities associated with a disallowance of all or part of the interest deductions on the senior subordinated notes, although our present view is that no such reserve is necessary or appropriate. If we decide to maintain such a reserve, our income tax provision, and related income tax payable, would be materially impacted. As a result, our ability to pay dividends on the shares of our common stock could be materially impaired and the market price and/or liquidity for the EISs or our common stock could be adversely affected.

  (r)    Dividends

        Cash dividends, if any, are accrued as a liability on our consolidated balance sheet when declared.

  (s)    Earnings Per Share

        For the periods prior to our initial public offering, basic earnings per share is calculated by dividing net income (loss) available to common stockholders (net income less dividends accumulated during the period for our 13% Series A and Series B cumulative preferred stock and Series C senior preferred stock and related charges) by the weighted average common shares outstanding during the period. Diluted earnings per share is calculated similarly, except that it includes the dilutive effect of the assumed exercise of outstanding options and warrants.

        Following the consummation of our initial public offering, we have two classes of common stock, designated as Class A common stock and Class B common stock, and we present basic and diluted earnings per share using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings.

        Net income available to our common stockholders is allocated between our two classes of common stock based upon the two-class method. Basic and diluted earnings per share for our Class A and

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

Class B common stock is calculated by dividing allocated net income available to common stockholders by the weighted average number of shares of Class A and Class B common stock outstanding.

	Fiscal 2004	Fiscal 2005	Fiscal 2006
Net income	$3,295	$8,005	$11,573
Preferred stock accretion	11,666	—	—
Gain on repurchase of preferred stock	(17,622)	—	—

Net income available to common stockholders	9,251	8,005	11,573
Less: Class A common stock dividends declared	3,728	16,960	16,960

Undistributed (loss) earnings available to Class A and Class B common stockholders	$5,523	$(8,955)	$(5,387)

Weighted average common shares outstanding:
Basic and Diluted Class A common shares outstanding	4,230,769	20,000,000	20,000,000
Basic Class B common shares outstanding	10,739,424	7,556,443	7,556,443
Diluted Class B common shares outstanding	13,813,416	7,556,443	7,556,443

Basic allocation of undistributed (loss) earnings:
Class A common stock	$1,561	$(6,499)	$(3,910)
Class B common stock	3,962	(2,456)	(1,477)

Total	$5,523	$(8,955)	$(5,387)

Undistributed (loss) earnings:
Class A common stock	$0.37	$(0.32)	$(0.20)
Class B common stock	$0.37	$(0.33)	$(0.20)
Distributed earnings:
Class A common stock	$0.88	$0.85	$0.85
Basic earnings (loss) per share:
Class A common stock	$1.25	$0.53	$0.65
Class B common stock	$0.37	$(0.33)	$(0.20)

Diluted allocation of undistributed (loss) earnings:
Class A common stock	$1,295	$(6,499)	$(3,910)
Class B common stock	4,228	(2,456)	(1,477)

Total	$5,523	$(8,955)	$(5,387)

Undistributed (loss) earnings:
Class A common stock	$0.31	$(0.32)	$(0.20)
Class B common stock	$0.31	$(0.33)	$(0.20)
Distributed earnings:
Class A common stock	$0.88	$0.85	$0.85
Diluted earnings(loss) per share:
Class A common stock	$1.19	$0.53	$0.65
Class B common stock	$0.31	$(0.33)	$(0.20)

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

        In fiscal 2006, our board of directors declared the following cash dividends per share for our 20.0 million shares of Class A common stock outstanding:

Declaration Date	Quarterly Dividend Payment Period	Record Date	Payment Date	Per Share Dividend
March 7, 2006	January 1, 2006 to April 1, 2006	March 31, 2006	May 1, 2006	$0.212
May 9, 2006	April 2, 2006 to July 1, 2006	June 30, 2006	July 31, 2006	$0.212
August 8, 2006	July 2, 2006 to September 30, 2006	September 30, 2006	October 30, 2006	$0.212
November 9, 2006	October 1, 2006 to December 30, 2006	December 31, 2006	January 30, 2007	$0.212

        In fiscal 2005, our board of directors declared the following cash dividends per share for our 20.0 million shares of Class A common stock outstanding:

Declaration Date	Quarterly Dividend Payment Period	Record Date	Payment Date	Per Share Dividend
March 8, 2005	January 2, 2005 to April 2, 2005	March 31, 2005	May 2, 2005	$0.212
May 17, 2005	April 3, 2005 to July 2, 2005	June 30, 2005	August 1, 2005	$0.212
August 16, 2005	July 3, 2005 to October 1, 2005	September 30, 2005	October 31, 2005	$0.212
November 14, 2005	October 2, 2005 to December 31, 2005	December 31, 2005	January 30, 2006	$0.212

        On December 27, 2004, our board of directors declared a cash dividend of $0.1864 per share for our 20.0 million shares of Class A common stock for the partial quarterly dividend period beginning on October 14, 2004 and ending on January 1, 2005. This dividend was paid on January 31, 2005.

        No dividends were declared on our Class B common stock during fiscal 2004, fiscal 2005 or fiscal 2006; therefore, for purposes of the earnings per share calculation, all distributed earnings are included in Class A common stock earnings per share.

(t)    Fair Value of Financial Instruments

        Cash and cash equivalents, trade accounts receivable, income tax receivable, trade accounts payable, accrued expenses and dividends payable are reflected in the consolidated balance sheets at carrying value, which approximates fair value due to the short-term nature of these instruments.

        We have outstanding $240,000 principal amount of 8.0% senior notes due 2011. The fair value of the senior notes at December 31, 2005 and December 30, 2006, based on quoted market prices, was $246,000 and $244,800, respectively.

        We also have outstanding $165,800 principal amount of 12.0% senior subordinated notes due 2016. Of such outstanding principal amount, $143,000 principal amount is represented by 20.0 million EISs. Each EIS represents one share of our Class A common stock and $7.15 principal amount of our senior subordinated notes. As of December 31, 2005 and December 30, 2006, the fair value of the EISs, based on the per EIS closing price on the American Stock Exchange on December 30, 2005 and December 29, 2006 (the last trading day of fiscal 2006 and fiscal 2005), was $14.52 and $20.02, respectively, per EIS. It is not practicable to estimate the fair value of the $143,000 principal amount of senior subordinated notes represented by the EISs. Of the $165,800 aggregate principal amount of senior subordinated notes outstanding, $22,800 principal amount is not represented by EISs and trades separately. The fair value of the separate senior subordinated notes at December 31, 2005 and December 30, 2006, based on quoted market prices, was $25,510.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

        The carrying value of our other borrowings approximates their fair value based on the information currently available to us with respect to similar instruments.

(u)    New Accounting Standards

        In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, "Inventory Costs—An Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS No. 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. We adopted SFAS No. 151 beginning on January 1, 2006. The adoption of SFAS No. 151 has not had an impact on our consolidated results of operations and financial position.

        In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that we recognize in our consolidated financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. We currently recognize the impact of a tax position if it is probable of being sustained. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. At this time, we have not completed our review of the impact of the adoption of FIN 48. The impact of adopting FIN 48 is not expected to have a material impact to our consolidated financial statements. However, we do expect to reclassify a portion of our reserves for uncertain tax positions from current to non-current liabilities because payment of cash is not anticipated within one year of the consolidated balance sheet date and to provide the expended disclosures required by FIN 48.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact, if any, of adopting SFAS No. 157 on our consolidated financial statements.

        In September 2006, the FASB issued SFAS No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R" (SFAS No. 158). SFAS No. 158 requires an employer to recognize in its statement of financial position an asset for a defined benefit plan's over-funded status or a liability for a plan's under-funded status and recognize changes in the funded status of a defined benefit plan in the year in which the changes occur. These changes are reported in our accumulated other comprehensive loss and as a separate component of stockholders' equity. We adopted SFAS No. 158 effective December 30, 2006. The adoption of SFAS No. 158 resulted in the recognition of an incremental $2,583 of additional pension obligations, an increase in deferred tax assets of $980 and a decrease to stockholders' equity of $1,603,

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(2)    Summary of Significant Accounting Policies (Continued)

with no impact to our statements of operations or cash flows. See Note 13 for additional information regarding this adjustment.

        In September 2006, the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB No. 108), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 is effective as of the end of our 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. In accordance with SAB No. 108, we have adjusted our opening accumulated deficit for fiscal 2006 with a net charge of $553 to adjust certain deferred tax balances. These errors, which were not previously deemed material but are material under the guidance in SAB No. 108, consist of the following:

Deferred tax liabilities—non-current	$720
Deferred tax assets—current	(167)

$553

The increase in deferred tax liabilities relates to a difference between fixed asset depreciation for financial statement and income tax reporting purposes that arose in a period prior to fiscal 2001 and has remained unchanged since fiscal 2001. The increase in deferred tax assets relates to the previously unrecognized accumulation each year since before 2001 of immaterial deductible temporary differences related to charitable contribution carry-overs. We have been unable to isolate the original date of the errors.

(3)    Inventories

        Inventories consist of the following as of the dates indicated:

	December 31, 2005	December 30, 2006
Raw materials and packaging	$14,544	$11,461
Work in process	2,342	2,587
Finished goods	68,644	64,221

Total	$85,530	$78,269

(4)    Asset Held for Sale

        On July 1, 2005, we closed our New Iberia, Louisiana, manufacturing facility as part of our ongoing efforts to improve our production capacity utilization, productivity and operating efficiencies, and lower our overall costs. During the thirteen weeks ended December 31, 2005, we began negotiations for the sale of the land and building and classified the land and building, with a carrying value of $750, as assets held for sale at such time and ceased depreciation. The sale of our New Iberia

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(4)    Asset Held for Sale (Continued)

facility closed on July 9, 2006. We received net proceeds of $1,275 and recorded a gain on the sale of $525.

(5)    Property, Plant and Equipment, net

        Property, plant and equipment, net consists of the following as of the dates indicated:

	December 31, 2005	December 30, 2006
Land	$1,771	$1,771
Buildings and improvements	16,090	16,786
Machinery and equipment	55,745	58,756
Office furniture and vehicles	6,002	6,675
Construction-in-progress	1,039	4,001

	80,647	87,989
Less: accumulated depreciation	(40,457)	(47,720)

Total	$40,190	$40,269

(6)    Goodwill, Trademarks and Customer Relationship Intangibles

        The following table reconciles the changes in the carrying amount of goodwill in fiscal 2005 and fiscal 2006:

	Fiscal 2005	Fiscal 2006
Beginning balance at January 2, 2005 and January 1, 2006	$188,629	$189,028
Adjustment relating to write-down of NOL tax valuation allowance	(430)	—
Grandma's molasses acquisition	—	9,877
Purchase price allocation adjustment—Ortega food service dispensing pouch and dipping cup business, reclassified to trademark	829	(829)

Ending balance at December 31, 2005 and December 30, 2006	$189,028	$198,076

        The following table reconciles the changes in the carrying amount of trademarks in fiscal 2005 and fiscal 2006:

	Fiscal 2005	Fiscal 2006
Beginning balance at January 2, 2005 and January 1, 2006	$193,481	$194,264
Grandma's molasses acquisition	—	5,100
Purchase price allocation adjustment—Ortega food service dispensing pouch and dipping cup business	783	856

Ending balance at December 31, 2005 and December 30, 2006	$194,264	$200,220

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(6)    Goodwill, Trademarks and Customer Relationship Intangibles (Continued)

        Customer relationship intangibles acquired in connection with the Grandma's molasses acquisition are presented at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives of 20 years.

	December 31, 2005	December 30, 2006
Customer relationship intangibles, gross	$—	$15,100
Less: accumulated amortization	—	(731)

Total	$—	$14,369

Amortization expense associated with customer relationship intangibles was $731 for fiscal 2006 and is recorded in operating expenses. No amortization expense of customer relationship intangibles was recorded for fiscal 2004 or 2005.

(7)    Leases

        We have several noncancelable operating leases, primarily for our corporate headquarters, warehouses, transportation equipment and machinery. These leases generally require us to pay all executory costs such as maintenance, taxes and insurance.

        We lease a manufacturing and warehouse facility from a former chairman of our board of directors under an operating lease that expires in April 2009. Total rent expense associated with this lease was $769 per annum for fiscal 2004, fiscal 2005 and fiscal 2006.

        As of December 30, 2006, future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) for the periods set forth below are as follows:

Fiscal year ending:	Third Parties	Related Party
2007	$3,459	$822
2008	2,409	822
2009	1,173	206
2010	175	—
2011	149	—
Thereafter	54	—

Total	$7,419	$1,850

        Total rental expense was $3,410, $3,591 and $4,078, for fiscal 2004, fiscal 2005 and fiscal 2006, respectively.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(8)    Long-term Debt

        Long-term debt consists of the following:

	December 31, 2005	December 30, 2006
Senior secured credit facility:
Revolving credit facility	$—	$—
Term loan	—	25,000
12% Senior Subordinated Notes due October 30, 2016	165,800	165,800
8% Senior Notes due October 1, 2011	240,000	240,000

Total long-term debt	$405,800	$430,800

        Prior Senior Secured Credit Facility.    On October 14, 2004, we used a portion of the net proceeds of our initial public offering, offering of senior subordinated notes separate from the EISs and offering of senior notes as described in Note 1 and cash on hand to repay all outstanding borrowings under, and terminate our then-existing senior secured credit facility. In connection with our termination of the senior secured credit facility, we wrote-off all of our previously capitalized deferred financing costs, which is included in interest expense in fiscal 2004.

        Senior Secured Credit Facility.    Concurrent with our initial public offering and concurrent offerings, we entered into a $30,000 senior secured revolving credit facility on October 14, 2004. In order to finance our acquisition of the Grandma's molasses brand, we amended the credit facility in January 2006 to provide for, among other things, a new $25,000 term loan and a reduction in the revolving credit facility commitments from $30,000 to $25,000. As amended, all outstanding indebtedness under the credit facility matures on January 10, 2011. Interest under the revolving credit facility, including any outstanding letters of credit, is determined based on several alternative rates as stipulated in the revolving credit facility, including the base lending rate per annum plus an applicable margin, and LIBOR plus an applicable margin. We pay a commitment fee of 0.50% per annum on the unused portion of the revolving credit facility. As of December 30, 2006, interest under the term loan facility is determined based on alternative rates as stipulated in the credit facility, including the base lending rate per annum plus an applicable margin of 1.75%, and LIBOR plus an applicable margin of 2.75%. As of December 30, 2006, the interest rate for the term loan was 8.36% based upon a six-month LIBOR contract that expired on January 17, 2007. Our obligations under the credit facility are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. The credit facility is secured by substantially all of our and our subsidiaries' assets except our and our subsidiaries' real property. The credit facility provides for mandatory prepayment based on asset dispositions and certain issuances of securities, as defined. The credit facility contains covenants that restrict, among other things, our ability to incur additional indebtedness, pay dividends and create certain liens. The credit facility also contains certain financial maintenance covenants, which, among other things, specify maximum capital expenditure limits, a minimum interest coverage ratio and a maximum senior and total leverage ratio, each ratio as defined. Proceeds of the credit facility are restricted to funding our working capital requirements, capital expenditures and acquisitions of companies in the same line of business as our company, subject to specified criteria. The revolving credit facility was undrawn on the date of consummation of our initial public offering and concurrent offerings and remained undrawn through December 30, 2006. The

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(8)    Long-term Debt (Continued)

available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $672 was $29,328 at December 30, 2006. The maximum letter of credit capacity under the revolving credit facility is $10,000, with a fronting fee of 3% per annum for all outstanding letters of credit. See Note 18, "Subsequent Events" for a discussion of the amendment and restatement of our credit facility in February 2007.

        9 5/8% Senior Subordinated Notes due 2007.    Immediately prior to our initial public offering, we had outstanding $220,000 aggregate principal amount of 9 5/8% senior subordinated notes due August 1, 2007 with interest payable semiannually on February 1 and August 1 of each year.

        On October 14, 2004, $194,165 aggregate principal amount of the 9 5/8% senior subordinated notes was repaid with the proceeds of the initial public offering, the concurrent offerings and cash on hand at the redemption price of 102.043% (which redemption price included a consent payment of 0.03%). Also on such date, $26,968 in proceeds from the initial public offering, the concurrent offerings and cash on hand was set aside to redeem the remaining $25,835 aggregate principal amount of the 9 5/8% senior subordinated notes on November 15, 2004 at a redemption price equal to 101.604% of the remaining aggregate principal amount plus accrued interest. The difference between the carrying value, including remaining bond discount of $655, and the redemption value of approximately $4,891 has been recognized as interest expense in our fiscal 2004 consolidated statement of operations. In connection with the extinguishment of these notes, we wrote-off all of our previously incurred deferred financing costs, which is also included in interest expense in fiscal 2004.

        12.0% Senior Subordinated Notes due 2016.    In connection with our initial public offering, we issued on October 14, 2004, $124,348 aggregate principal amount of 12.0% senior subordinated notes due 2016 in the form of EISs and an additional $22,800 aggregate principal amount of 12.0% senior subordinated notes due 2016 (not in the form of EISs). In connection with the exercise of the underwriters' over-allotment option, on October 22, 2004 we issued an additional $18,652 aggregate principal amount of 12.0% senior subordinated notes in the form of EISs. Each EIS represents one share of our Class A common stock and $7.15 principal amount of our 12.0% senior subordinated notes.

        Interest on the senior subordinated notes is payable quarterly in arrears on each January 30, April 30, July 30 and October 30 through the maturity date. The senior subordinated notes will mature on October 30, 2016, unless earlier retired or redeemed as described below.

        Upon the occurrence of a change of control (as defined in the indenture), unless we have retired the senior subordinated notes or exercised our right to redeem all senior subordinated notes as described below, each holder of the senior subordinated notes has the right to require us to repurchase that holder's senior subordinated notes at a price equal to 101.0% of the principal amount of the senior subordinated notes being repurchased, plus any accrued and unpaid interest to the date of repurchase. In order to exercise this right, a holder must separate the senior subordinated notes and Class A common stock represented by such holder's EISs.

        We may not redeem the notes prior to October 30, 2009. However, we may, from time to time, seek to retire the senior subordinated notes through cash repurchases of EISs or separate senior subordinated notes and/or exchanges of EISs or separate senior subordinated notes for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(8)    Long-term Debt (Continued)

or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.

        In addition, on and after October 30, 2009, we may redeem for cash all or part of the senior subordinated notes at a redemption price of 106.0% beginning October 30, 2009 and thereafter at prices declining annually to 100% on or after October 30, 2012. If we redeem any senior subordinated notes, the senior subordinated notes and Class A common stock represented by each EIS will be automatically separated.

        The senior subordinated notes are unsecured obligations and are subordinated in right of payment to all of our existing and future senior secured and senior unsecured indebtedness, including the indebtedness under our credit facility and our senior notes. The senior subordinated notes rank pari passu in right of payment with any of our other subordinated indebtedness.

        The senior subordinated notes are jointly and severally and fully and unconditionally guaranteed by all of our existing domestic subsidiaries and certain future domestic subsidiaries on an unsecured and subordinated basis on the terms set forth in the indenture governing the senior subordinated notes. The senior subordinated note guarantees are subordinated in right of payment to all existing and future senior indebtedness of the guarantors, including the indebtedness under our credit facility and the senior notes. Our present foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of our senior subordinated notes.

        The indenture governing the senior subordinated notes contains covenants with respect to us and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; specified creation of liens, sale-leaseback transactions and sales of assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications.

        8.0% Senior Notes due 2011.    Concurrent with our initial public offering and offering of separate senior subordinated notes, we issued $240,000 aggregate principal amount of 8.0% senior notes due 2011. Interest on the senior notes is payable on April 1 and October 1 of each year, commencing on April 1, 2005. The senior notes will mature on October 1, 2011, unless earlier retired or redeemed as described below.

        We may not redeem the notes prior to October 1, 2008. However, we may, from time to time, seek to retire the senior notes through cash repurchases of senior subordinated notes and/or exchanges of senior notes for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.

        On or after October 1, 2008, we may redeem some or all of the senior notes at a redemption price of 104.0% beginning October 1, 2008 and thereafter at prices declining annually to 100% on or after October 1, 2010. Prior to October 1, 2007, we may redeem up to 35% of the aggregate principal amount of the senior notes issued in the senior note offering with the net proceeds of one or more equity offerings at the redemption price as described in the indenture governing the senior notes. If we

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(8)    Long-term Debt (Continued)

or any of the guarantors sell certain assets or experience specific kinds of changes in control, we must offer to purchase the senior notes at the prices as described in the indenture governing the senior notes plus accrued and unpaid interest to the date of redemption.

        Our obligations under the senior notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. The senior notes and the subsidiary guarantees are our and the guarantors' general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors' secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors' existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors' future subordinated debt, including the senior subordinated notes. Our present foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of our senior notes.

        The indenture governing the senior notes contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; specified creation of liens, sale-leaseback transactions and sales of assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications.

        Subsidiary Guarantees.    We have no assets or operations independent of our direct and indirect subsidiaries. All of our present domestic subsidiaries jointly and severally and fully and unconditionally guarantee our senior subordinated notes and our senior notes, and management has determined that our subsidiaries that are not guarantors of our senior subordinated notes and senior notes are, individually and in the aggregate, "minor subsidiaries" as that term is used in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission. There are no significant restrictions on our ability and the ability of our subsidiaries to obtain funds from our respective subsidiaries by dividend or loan. Consequently, separate financial statements have not been presented for our subsidiaries because management has determined that they would not be material to investors.

        Deferred Financing Costs.    In connection with the issuance of our 12.0% senior subordinated notes due 2016 and our 8.0% senior notes due 2011, we capitalized approximately $23,123 of financing costs, which will be amortized over their respective terms. In connection with the issuance of our term loan in January 2006, we capitalized approximately $419 of additional financing costs, which will be amortized over the term of the loan. As of December 31, 2005 and December 30, 2006 we had net deferred financing costs of $19,724 and $17,314, respectively. During the fourth quarter of fiscal 2004 we wrote-off and expensed $8,361 relating to our then existing senior secured credit facility and our 9 5/8% senior subordinated notes.

        At December 31, 2005 and December 30, 2006 accrued interest of $8,117 and $8,546, respectively, is included in accrued expenses in the accompanying consolidated balance sheets.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(8)    Long-term Debt (Continued)

        As of December 30, 2006, the aggregate maturities of long-term debt are as follows:

Years ended December:
2007	$—
2008	—
2009	—
2010	—
2011	265,000
Thereafter	165,800

Total	$430,800

(9)    Income Taxes

  Income taxes consist of the following:

	Fiscal 2004	Fiscal 2005	Fiscal 2006
Current:
Federal	$(5,346)	$302	$—
State	10	138	(203)

Subtotal	(5,336)	440	(203)
Deferred:
Federal	7,124	4,513	6,317
State	338	282	(152)

Subtotal	7,462	4,795	6,165

Total	$2,126	$5,235	$5,962

        Income tax expense differs from the expected income tax expense (computed by applying the U.S. federal income tax rate of 35% for fiscal 2004, fiscal 2005 and fiscal 2006 to income before income tax expense) as a result of the following:

	Fiscal 2004	Fiscal 2005	Fiscal 2006
Expected tax expense	35.0%	35.0%	35.0%
Increase (decrease):
State income taxes, net of federal income tax benefit/expense	4.2%	3.2%	(1.6)%
Nondeductible expenses, net of deductible revenue	(0.3)%	0.1%	0.6%
Other differences	0.3%	1.2%	0.0%

Total	39.2%	39.5%	34.0%

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(9)    Income Taxes (Continued)

        State income taxes, net of federal income tax benefit in fiscal 2006 includes a reduction in the state effective tax rate used to measure our net deferred liabilities. The state effective tax rate, net of federal benefit for fiscal 2006 was 2.9% as compared to 4.0% for fiscal 2005, which had a favorable impact on fiscal 2006 income tax expense of $1,041. The decrease in the state effective tax rate is the result of the change in state income apportionment factors.

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	December 31, 2005	December 30, 2006
Deferred tax assets:
Accounts receivable, principally due to allowance	$39	$38
Inventories, principally due to additional costs capitalized for tax purposes	794	633
Accruals and other liabilities	2,061	2,727
Restructuring charge	765	—
Net operating loss and tax credit carryforwards	2,316	1,531
Deferred financing costs	74	22

Total gross deferred tax assets	6,049	4,951
Less valuation allowance	(481)	—

Net deferred tax assets	5,568	4,951

Deferred tax liabilities:
Plant and equipment	(5,584)	(4,854)
Goodwill	(10,813)	(13,155)
Trademarks	(43,656)	(46,397)
Prepaid intangibles	—	(637)

Total gross deferred tax liabilities	(60,053)	(65,043)

Net deferred tax liability	$(54,485)	$(60,092)

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income and reversal of deferred tax liabilities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that we will realize the benefits of these deductible differences, net of any valuation allowances at December 30, 2006. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during future periods are reduced.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(9)    Income Taxes (Continued)

        The valuation allowance at December 31, 2005 and December 30, 2006 was $481 and $0, respectively. At December 31, 2005, the valuation allowance represents the allowance established against certain federal and state net operating loss carryforwards, which are available to offset future federal and state taxable income, if any. The reduction in the valuation allowance in fiscal 2005 of $431 was attributable to management's belief that it was more likely than not that the deferred tax asset related to such state net operating loss carryforwards will be realized. The reduction in the valuation allowance in fiscal 2006 of $481 was attributable to management's belief that the acquired deferred tax assets recognized for certain state and federal net operating loss carryforwards no longer exist due to tax limitations; therefore the deferred tax asset and the related valuation allowance have been reversed with no impact on income tax expense in fiscal year 2006.

        At December 30, 2006, we have net operating loss carryforwards for federal income tax purposes of $1,273 and state net operating loss carryforwards of $44,759, which are available to offset future taxable income, if any, through 2026 and 2021, respectively. At December 30, 2006, we have alternative minimum tax credit carryforwards for federal income tax purposes of $25, which are available to offset future federal income tax, if any. As a result of our acquisitions in prior years, the annual utilization of the net operating loss carryforwards acquired is limited under certain provisions of the Internal Revenue Code.

(10)    Redeemable Preferred Stock

        Our Amended and Restated Certificate of Incorporation provides that we may issue 1,000,000 shares of Preferred Stock, $0.01 par value per share. Immediately prior to our initial public offering, 22,000 shares of preferred stock were designated as the 13% Series A Cumulative Preferred Stock, 35,000 shares of preferred stock were designated as the 13% Series B Cumulative Preferred Stock and 25,000 shares of preferred stock were designated as the Series C Senior Preferred Stock (see Note 11) and were issued and outstanding.

        With respect to dividend rights and rights on liquidation, winding up and dissolution of our company, the Series C Senior Preferred Stock ranked senior to the 13% Series B Cumulative Preferred Stock and each ranked senior to the 13% Series A Cumulative Preferred Stock. The Series C Senior Preferred Stock, the 13% Series B Cumulative Preferred Stock and the 13% Series A Cumulative Preferred Stock each ranked senior to our common stock.

        13% Series A Cumulative Preferred Stock.    Each holder of 13% Series A Cumulative Preferred Stock was entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on each share of 13% Series A Cumulative Preferred Stock at a rate per annum equal to 13%, which dividends were cumulative without interest, whether or not earned or declared, on a daily basis, and were payable annually in arrears. These dividends amounted to $26,113 as of January 3, 2004. The liquidation value aggregated $46,453 as of January 3, 2004.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(10)    Redeemable Preferred Stock (Continued)

        13% Series B Cumulative Preferred Stock.    Each holder of 13% Series B Cumulative Preferred Stock was entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on each share of 13% Series B Cumulative Preferred Stock at a rate per annum equal to 13%, which dividends were cumulative without interest, whether or not earned or declared, on a daily basis, and were payable annually in arrears. These dividends amounted to $12,031 as of January 3, 2004. The liquidation value aggregated $22,031 as of January 3, 2004.

        On October 14, 2004, we used a portion of the proceeds from our initial public offering and the concurrent offerings, and cash on hand, to repurchase all of our outstanding Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock for an aggregate purchase price of $32,736 and $24,481, respectively, which was recorded against stockholders' equity.

        Warrants.    The holders of the Series B Cumulative Preferred Stock received warrants exercisable to purchase an aggregate of 1,289,621 shares of our common stock, with an exercise price of $0.01 per share and an expiration date of December 22, 2009. In October 2004, we used a portion of the proceeds from our initial public offering (including from the exercise of the over-allotment option) and the concurrent offerings, and cash on hand to repurchase all of the outstanding warrants granted to the holders of our Series B Cumulative Preferred Stock for an aggregate purchase price of $6,733, which was recorded against stockholders' equity.

(11)    Mandatorily Redeemable Preferred Stock

        Series C Senior Preferred Stock.    When and as declared by our board of directors and to the extent permitted under the General Corporation Law of the State of Delaware, we paid preferential dividends to the holders of our Series C Senior Preferred Stock. Dividends on each share of Series C Senior Preferred Stock accrued at a rate of 14% per annum. Such dividends accrued whether or not they were declared and whether or not we had profits, surplus or other funds legally available for the payment of dividends. To the extent that all accrued dividends were not paid on each June 30 and December 31 of each year beginning June 30, 2000 (which we refer to as the ("dividend reference dates"), all dividends which had accrued on each share of Series C Senior Preferred Stock outstanding during the six-month period (or other period in the case of the initial dividend reference date) ending upon each such dividend reference date was accumulated and added to the liquidation value of such share. These dividends amounted to $18,122 as of January 3, 2004. The liquidation value aggregated to $43,122 as of January 3, 2004. Such dividends were charged to net income available to common stockholders.

        Under the terms of the Series C Preferred Stock, upon the earliest of December 22, 2009, the date of consummation of a change in control as defined in the Certificate of Designation for the Series C Senior Preferred Stock and six months after the date of consummation of an initial public offering, we were required to redeem all issued and outstanding shares of Series C Senior Preferred Stock, at a price per share equal to the liquidation value of $25,000 (plus all accumulated, accrued and unpaid dividends thereon).

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(11)    Mandatorily Redeemable Preferred Stock (Continued)

        On October 14, 2004, we used a portion of the proceeds from our initial public offering and the concurrent offerings, and cash on hand to repurchase all of our outstanding Series C Senior Preferred Stock for an aggregate purchase price of $48,433, which was recorded against stockholders' equity.

        Warrants.    The holders of our Series C Senior Preferred Stock received warrants exercisable to purchase an aggregate of 1,805,477 shares of our common stock, with an exercise price of $0.01 per share and an expiration date of December 22, 2009.

        In October 2004, we used a portion of the proceeds from our initial public offering (including from the exercise of the over-allotment option) and the concurrent offerings, and cash on hand to repurchase a portion of the outstanding warrants granted to the holders of our Series C Senior Preferred Stock for an aggregate purchase price of $2,173, which was recorded against stockholders' equity. The remaining 728,393 warrants that had been granted to the holders of our Series C Senior Preferred Stock were exercised for an equivalent number of shares of our Class B common stock as of October 22, 2004.

(12)    Capital Stock and Stock Options

        Voting Rights.    The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote. Shares of our Class A common stock and shares of our Class B common stock are entitled to the same voting rights per share and vote together as a single class on all matters with respect to which holders are entitled to vote, except that so long as our former sponsor investor, BRS, together with its affiliates, beneficially owns more than 10% of the outstanding shares of Class A and Class B common stock in the aggregate on a fully-diluted basis, the holders of our Class B common stock will have the exclusive right to elect two directors to the board of directors. In accordance with the restated stockholders agreement to which all holders of Class B common stock are a party, so long as the holders of Class B common stock have the right to elect two directors, the holders of our Class B common stock have agreed to vote for two director nominees nominated by our former sponsor investor. The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

        Dividends.    The holders of our common stock are entitled to receive dividends, if any, as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, Class A and Class B common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock. With respect to rights to dividends and on liquidation, dissolution or winding up, there is no difference between our Class A and Class B common stock, except that: (i) for periods ending on or before January 2, 2010, Class B dividends, if any, will be paid on an annual basis and will be equal, in the aggregate, to Class B Available Cash (as defined below) (subject to the subordination provision described below); and (ii) for each annual dividend payment period after December 30, 2006 and through the dividend payment period ending on January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of Class B common stock will have the right to dividend payments (subject to the subordination provisions described below) equal to Class B

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(12)    Capital Stock and Stock Options (Continued)

Available Cash (up to 1.1 times the amount of dividends paid to the holders of our Class A common stock). For quarterly periods subsequent to January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will be entitled to dividend payments of 1.1 times the amount paid per share to the holders of our Class A common stock.

        "Class B Available Cash" means the lesser of: (i) "excess cash" (as defined in the indenture governing our senior subordinated notes) for the last four fiscal quarters, including the most recently completed fiscal quarter, minus the sum of the aggregate amount of the prior four Class A dividends, and minus dividend restricted cash of $6,000 or (ii) the aggregate per share amount of dividends declared or to be declared on our Class A common stock (or 1.1 times such amount for dividends with respect to periods commencing after December 30, 2006) with respect to the annual period for which the dividends on our Class B common stock are to be paid multiplied by the number of shares of our Class B common stock issued and outstanding on the last day of such period.

        Under our organizational documents, through the dividend payment dates with respect to the quarterly and annual dividend payment periods ending January 2, 2010, dividends on our Class B common stock will be subordinated to the payment of dividends on our Class A common stock. Specifically: (i) an annual dividend on our Class B common stock may only be declared if we have declared and paid dividends on our Class A common stock at no less than the quarterly rate of $0.212 per share for each of the four fiscal quarters corresponding to such annual dividend payment period of the Class B common stock and (ii) no dividends on our Class B common stock may be declared with respect to any annual period unless the "Class B Threshold Amount" (as defined below) as of the last day of such period is at least $10,000.

        The subordination of dividends on our Class B common stock will be suspended upon the occurrence of any default or event of default under the indentures governing the senior notes and the senior subordinated notes and will become applicable again upon the cure of any default or event of default. Dividends on our Class B common stock will not be subordinated to dividends on our Class A common stock for any period subsequent to January 2, 2010. If for any dividend payment date after the February 20, 2010 dividend payment date the amount of cash to be distributed is insufficient to pay dividends at the levels intended by our dividend policy, any shortfall will reduce the dividends on the Class A and Class B common stock pro rata.

        "Class B Threshold Amount" as of any date means the amount of cash and cash equivalents on our consolidated balance sheet as of such date calculated on a pro forma basis giving effect to the payment of any previously declared but unpaid dividends on any class of our capital stock and the payment of any dividends to be declared with respect to any class of our capital stock with respect to the period for which the Class B Threshold Amount is being calculated less any actual or funded borrowings under our revolving credit facility (or any successor or additional revolving credit facility) as of such date.

        See Note 2(s), for a summary of dividends declared on our Class A common stock in fiscal 2005 and 2006. No dividends on our Class B common stock were declared in fiscal 2004, fiscal 2005 or fiscal 2006.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(12)    Capital Stock and Stock Options (Continued)

        Additional Issuance of Our Authorized Common Stock and Preferred Stock.    Additional shares of our authorized common stock and preferred stock may be issued, as determined by our board of directors from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. However, according to our bylaws we may not issue any shares of Class A common stock unless: (i) they are issued as part of an EIS, the issuance of which has been registered with the SEC, (ii) any EIS that may result from the combination of the shares of Class A common stock and our senior subordinated notes have been issued in a transaction registered with the SEC or (iii) no EISs are currently outstanding.

        In addition, following the fifth anniversary of the closing of the initial public offering or earlier under certain circumstances, holders of our Class B common stock may demand registration of their shares of Class B common stock.

        1997 Incentive Stock Option Plan.    In 1997, we adopted the 1997 Incentive Stock Option Plan for our and our subsidiaries' key employees. The option plan authorized for grant to key employees and officers options for up to 736,263 shares of our common stock. The option plan authorized us to grant either (i) options intended to constitute incentive stock options under the Internal Revenue Code of 1986 or (ii) non-qualified stock options. The option plan provided that it may be administered by our board of directors or a committee designated by our board of directors. Options granted under the option plan were exercisable in accordance with the terms established by the board of directors. Under the option plan, our board of directors determined the exercise price of each option granted, which in the case of incentive stock options, could not be less than fair value. All option grants were made at fair value as determined by a third party valuation. Options expired on the date determined by the board of directors, which expiration date was not permitted to be later than the tenth anniversary of the date of grant. The options vested ratably over 5 years. No options were granted during fiscal 2004. Prior to our initial public offering, options to purchase 728,020 shares of our common stock, all of which were incentive stock options, had been granted since the inception of the option plan, and 8,243 additional shares were available for grant under the plan. Upon the consummation of our initial public offering and following the option repurchases described below, we terminated the option plan.

        Other Stock Options.    Pursuant to the terms of a license agreement with Emeril's Food of Love Productions, LLC (EFLP) dated June 2000, we granted EFLP and William Morris Agency, Inc. 68,021 and 7,582 stock options, respectively. Prior to our initial public offering, all such options were exercisable at a price of $0.09 per share of common stock, were fully vested and had an expiration date of June 9, 2010. We recorded the options at fair value and expensed such options in 2000.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(12)    Capital Stock and Stock Options (Continued)

        Option Repurchases.    On October 14, 2004, we used a portion of the proceeds from our initial public offering and the concurrent offerings to repurchase all options outstanding under the option plan for an aggregate purchase price of $3,911, and terminated the option plan. The repurchase of stock options was charged to operations. In addition, we used a portion of the proceeds from our initial public offering and the concurrent offerings and cash on hand to repurchase all options that we had granted to EFLP and William Morris Agency for an aggregate purchase price of $406. The repurchase of non-employee stock options was charged to our stockholders' equity up to the fair value of the stock options on the date of repurchase.

        Stock option activity during the periods indicated is as follows:

	Number of shares	Option exercise price per share	Weighted-avg. exercise price per share
Options outstanding at January 3, 2004	803,623	$0.09	$0.09
Granted	—	—	—
Canceled	—	—	—
Repurchased	803,623	$0.09	$0.09

Options outstanding at January 1, 2005	—	—	—

        At January 3, 2004, the number of options exercisable was 772,853, and the weighted-average exercise price of those options were $0.09 per share. We did not grant any options in fiscal 2004, fiscal 2005 or fiscal 2006. At December 31, 2005 and December 30, 2006, we had no options outstanding.

        Warrants.    As of January 3, 2004, we had issued and outstanding presently exercisable warrants to purchase an aggregate of 3,095,098 of common stock, with an exercise price of $0.01 per share and an expiration date of December 22, 2009. In connection with our initial public offering all outstanding warrants were either repurchased or exercised. See Notes 10 and 11.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(13)    Pension Benefits

        We have defined benefit pension plans covering substantially all of our employees. The benefits are based on years of service and the employee's compensation, as defined. We make annual contributions to the plans equal to the maximum amount that can be deducted for income tax purposes.

        The following table sets forth our defined benefit pension plans' benefit obligation, fair value of plan assets and funded status recognized in the consolidated balance sheets. We used December 31, 2005 and December 30, 2006 measurement dates for fiscal 2005 and fiscal 2006, respectively, to calculate end of year benefit obligations, fair value of plan assets and annual net periodic benefit cost.

	Before Adoption of SFAS No.158
		After Adoption of SFAS No.158
	December 31, 2005
		December 30, 2006
Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$18,934	$22,342
Amendment to plan	—	471
Actuarial (loss) gain	1,207	(2,023)
Service cost	1,534	1,518
Interest cost	1,127	1,210
Benefits paid	(460)	(436)

Projected benefit obligation at end of year	22,342	23,082

Change in plan assets:
Fair value of plan assets at beginning of year	12,338	14,406
Actual gain on plan assets	891	2,234
Employer contributions	1,637	2,614
Benefits paid	(460)	(436)

Fair value of plan assets at end of year	14,406	18,818

Net amount recognized:
Funded status at the end of the year	$(7,936)	$(4,264)

Unrecognized prior service cost	49
Unrecognized net actuarial loss	5,736

Net amount recognized	$(2,151)

Amount recognized in accumulated other comprehensive loss consist of:
Prior service cost		$(485)
Actuarial loss		(2,444)
Deferred taxes		1,111

Accumulated other comprehensive loss		$(1,818)

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(13)    Pension Benefits (Continued)

        The following table summarizes the effect of required changes in the additional minimum pension liability (AML) as of December 30, 2006 prior to the adoption of SFAS No. 158 as well as the impact of the initial adoption of SFAS No. 158 for our defined benefit pension plans as of December 30, 2006. The December 31, 2005 amounts are presented for comparative purposes.

	Before AML and SFAS No. 158 Adjustments December 30, 2006	AML Adjustments	SFAS No. 158 Adjustments	Reclass Between Short and Long- Term Assets and Liabilities	After AML and SFAS No. 158 Adjustments December 30, 2006	December 31, 2005
Deferred tax assets (liabilities)	—	131	980	—	1,111	—
Other assets	—	—	—	536	536	—
Accrued expenses	(1,368)	(313)	(2,583)	4,264	—	(2,229)
Other long-term liabilities	—	—	—	(4,800)	(4,800)	—
Intangible assets	—	—	—	—	—	45
Accumulated other comprehensive income (loss)	(119)	(182)	(1,603)	—	(1,904)	(33)

        The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost fiscal 2007 are as follows:

Prior service cost	$45
Actuarial gain	24

$69

	December 31, 2005	December 30, 2006
Weighted-average assumptions:
Discount rate	5.65%	5.90%
Rate of compensation increase	4.00%	4.00%
Expected long-term rate of return	8.00%	7.75%

        The discount rate used to determine year-end fiscal 2006 pension benefit obligations was derived by matching the plans' expected future cash flows to the corresponding yields from the Citigroup Pension Discount Curve. This yield curve has been constructed to represent the available yields on high-quality fixed-income investments across a broad range of future maturities.

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(13)    Pension Benefits (Continued)

Net periodic cost includes the following components:

	Fiscal 2004	Fiscal 2005	Fiscal 2006
Service cost—benefits earned during the period	$1,328	$1,534	$1,518
Interest cost on projected benefit obligation	982	1,127	1,210
Expected return on plan assets	(820)	(1,013)	(1,154)
Amortization of unrecognized prior service cost	4	4	35
Amortization of (gain)/loss	154	219	188

Net pension cost	$1,648	$1,871	$1,797

        In fiscal 2005 an additional minimum pension liability adjustment was required for our pension plan, due to a decline in the discount rate used to estimate our pension liability. As a result, our accumulated benefit obligation exceeded the fair value of plan assets. The effect of this adjustment was to increase pension liabilities by $78, increase intangible assets by $45 and increase other comprehensive loss by $33.

        The asset allocation for our pension plans at the end of fiscal 2005 and fiscal 2006, and the target allocation for fiscal 2007, by asset category, follows. The fair value of plan assets for these plans is $14,406 and $18,818 at the end of fiscal 2005 and fiscal 2006, respectively. The expected long-term rate of return on these plan assets was 8.00% in fiscal 2005 and 7.75% in fiscal 2006.

        Our pension plan assets are managed by outside investment managers; assets are rebalanced at the end of each quarter. Our investment strategy with respect to pension assets is to maximize return while protecting principal. The investment manager has the flexibility to adjust the asset allocation and move funds to the asset class that offers the most opportunity for investment returns.

		Percentage of Plan Assets at Year End
Asset Category	Target Allocation	December 31, 2005	December 30, 2006
Equity securities	60%	63%	63%
Fixed income securities	35%	30%	28%
Cash	5%	7%	9%

Total	100%	100%	100%

B&G FOODS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006

(Dollars in thousands, except per share amounts)

(13)    Pension Benefits (Continued)

        Information about the expected cash flows for the pension plan follows:

Pension Benefits
Expected company contribution:
2007	$1,335
Expected benefit payments:
2007	$584
2008	626
2009	684
2010	786
2011	869
2012 to 2016	6,726

        We sponsor a defined contribution plan covering substantially all of our employees. Employees may contribute to this plan and these contributions are matched by us at varying amounts. Contributions for the matching component of this plan amounted to $672, $652 and $610 for fiscal 2004, fiscal 2005 and fiscal 2006, respectively.

        Pension expense relating to a multi-employer pension plan amounted to $690, $694 and $785 for fiscal 2004, fiscal 2005 and fiscal 2006, respectively.

(14)    Related-Party Transactions

        Prior to the consummation of our initial public offering on October 14, 2004, we were party to a management agreement with Bruckmann, Rosser, Sherrill & Co. (BRS & Co.), the manager of BRS, pursuant to which BRS & Co. was paid an annual fee of $500 per year for certain management, business and organizational strategy, and merchant and investment banking services. BRS owned the majority of our capital stock prior to the completion of our initial public offering. The management agreement was terminated as of October 14, 2004. "Due to related party" in our consolidated statements of cash flows for fiscal 2004 includes management fees paid to BRS & Co.

        We are party to a transaction services agreement pursuant to which BRS & Co. will be paid a transaction fee for management, financial and other corporate advisory services rendered by BRS & Co. in connection with acquisitions, divestitures, financings and other transactions by our company, which fee will not exceed 1.0% of the total transaction value. BRS was our majority owner prior to our initial public offering in October 2004 and remains a majority owner of our Class B common stock. Stephen C. Sherrill, the chairman of our board of directors, is a managing director of BRS & Co. In connection with our initial public offering and the concurrent offerings, the transaction services agreement was amended to provide that transaction fees will be payable as described above unless a majority of our disinterested directors determines otherwise. BRS & Co. did not receive any transaction fees in connection with the initial public offering and the concurrent offerings, the Ortega food service dispensing pouch and dipping cup acquisition, the Grandma's molasses acquisition or the Cream of Wheat acquisition (see Note 18, Subsequent Events). No transaction fees were paid during fiscal 2004, fiscal 2005 or fiscal 2006.

B&G FOODS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006
(Dollars in thousands, except per share amounts)

(14)    Related-Party Transactions (Continued)

        We lease a manufacturing and warehouse facility from a former chairman of our board of directors under an operating lease, which expires in April 2009. Total rent expense associated with this lease was $769 per annum for fiscal 2004, fiscal 2005 and fiscal 2006.

        On January 10, 2006, through a wholly-owned subsidiary, we acquired the Grandma's molasses business from Mott's LLP, a Cadbury Schweppes Americas Beverages company, for $30,000 in cash. James R. Chambers, a member of our board of directors has been the President, Cadbury Schweppes Americas Confectionary since July 2005. Mr. Chambers did not participate in the negotiation of the transaction nor did he participate in the board's deliberations or decisions regarding the transaction. Mr. Chambers did not personally have any direct or indirect pecuniary or other interest in the transaction as a result of his position at Cadbury.

(15)    Commitments and Contingencies

        We are subject to environmental laws and regulations in the normal course of business. We did not make any material expenditures during fiscal 2004, fiscal 2005 or fiscal 2006 in order to comply with environmental laws or regulations. Based on our experience to date, management believes that the future cost of compliance with existing environmental laws and regulations (and liability for known environmental conditions) will not have a material adverse effect on our consolidated financial condition, results of operations or liquidity. However, we cannot predict what environmental or health and safety legislation or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted, nor can we predict the amount of future expenditures that may be required in order to comply with such environmental or health and safety laws or regulations or to respond to such environmental claims.

        We are involved in various claims and legal actions arising in the ordinary course of business, including proceedings involving product liability claims, worker's compensation and other employee claims, and tort and other general liability claims, for which we carry insurance, as well as trademark, copyright, patent infringement and related claims and legal actions. In the opinion of our management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

        We have employment agreements with our executive officers. The agreements generally continue until terminated by the executive or by us, and provide for severance payments under certain circumstances. As of December 30, 2006, if all of our executives were to be terminated by us without cause (as defined) or as a result of the employees' disability, our severance liability, including salary continuation, continuation of health care and insurance benefits, present value of additional pension credits, and accelerated vesting under compensation plans, would have been approximately $2,727. As of December 30, 2006, if all of our executives were to be terminated or deemed terminated by us upon a change of control (as defined), our severance liability, including salary continuation, continuation of health care and insurance benefits, present value of additional pension credits, accelerated vesting under compensation plans, and potential excise tax liability and gross up payments, would have been approximately $4,221.

B&G FOODS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006
(Dollars in thousands, except per share amounts)

(16)    Long-term Incentive Plan

        In connection with our initial public offering, we adopted a long-term incentive plan (LTIP). Our executive officers and other senior employees to be identified by the compensation committee of our board of directors will be eligible to participate in the LTIP. The purpose of the LTIP is to strengthen the mutuality of interests between the LTIP participants and holders of our EISs. The LTIP is administered by our compensation committee, which has the power to, among other things, determine those individuals who will participate in the LTIP; the level of participation of each participant in an incentive pool; the conditions that must be satisfied in order for the participants to vest in their allocated incentive pool amounts (including establishing specified performance targets that must be achieved in order for a pool to be created and amounts to be allocated to the participants); and other conditions that the participants must satisfy in order to receive payment of their allocated amounts. Under the LTIP, the maximum amount that any one participant can receive in respect of a one-year performance period is $1,000. The LTIP is an unfunded plan. No amounts have been earned to date by participants under the LTIP and there was no expense related to the LTIP in fiscal 2004, fiscal 2005 or fiscal 2006.

(17)    Restructuring Charges

        On July 1, 2005, we closed our New Iberia, Louisiana, manufacturing facility as part of our ongoing efforts to improve our production capacity utilization, productivity, and operating efficiencies and lower our overall costs. In the fiscal year ended December 31, 2005, we recorded a charge of $3,839 to cost of goods sold. The charge associated with the plant closing included a cash charge for employee compensation and other costs of $769 and a non-cash charge for the impairment of property, plant, equipment and inventory of $3,070.

(18)    Subsequent Events

        Cream of Wheat Acquisition.    Effective February 25, 2007, through one of our subsidiaries, we closed on the acquisition of the Cream of Wheat and Cream of Rice brands from Kraft Foods Global, Inc. pursuant to an acquisition purchase agreement for a purchase price of $200,000 in cash, subject to a post-closing adjustment for inventory of the business at closing. The purchased assets include certain intellectual property, business and customer information, a third-party co-packing agreement, equipment and inventory. We also entered into a transition co-packing agreement with Kraft Foods to continue production of certain Cream of Wheat products at Kraft Foods' Cobourg, Canada manufacturing facility during a one year transition period ending February 25, 2008. During this transition period, we will evaluate shifting this production to a third-party co-packer or to one of our own manufacturing facilities. In order to finance our acquisition of the Cream of Wheat and Cream of Rice brands and to pay related transaction fees and expenses, our credit facility was amended and restated to provide for, among other things, an additional $205,000 of term loan borrowings. As amended, our $25,000 revolving credit facility matures on January 10, 2011 and our $230,000 term loan facility matures on February 26, 2013. Interest under the term loan facility, as amended, is determined based on alternative variable rates as stipulated in the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, and LIBOR plus an applicable margin of 2.00%. Effective as of February 26, 2007, we entered into a six year interest rate swap agreement in order to effectively fix at 7.09% the interest rate payable for $130,000 of our $230,000 of term loan borrowings. As of

B&G FOODS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

January 1, 2005, December 31, 2005 and December 30, 2006
(Dollars in thousands, except per share amounts)

(18)    Subsequent Events (Continued)

February 26, 2007, the interest rate for the remaining $100,000 of our term loan borrowings is 7.36% (based upon a three-month LIBOR contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of SFAS No. 133. The swap is in place through the life of the term loan, ending on February 26, 2013. Changes in fair value of the swap are recorded in accumulated other comprehensive loss on our consolidated balance sheet.

(19)    Quarterly Financial Data (unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net sales
2006	$92,980	$105,265	$101,854	$111,207	$411,306
2005	$90,111	$94,116	$92,316	$102,719	$379,262
Gross profit
2006	$27,866	$28,403	$29,353	$28,631	$114,253
2005	$26,712	$23,746	$27,544	$25,492	$103,494
Net income available to common stockholders
2006	$2,952	$2,309	$3,443	$2,869	$11,573
2005	$2,958	$336	$3,060	$1,651	$8,005
Basic and diluted net income (loss) available to common stockholders per common share
2006—Class A common stock	$0.16	$0.14	$0.18	$0.16	$0.65
2006—Class B common stock	$(0.05)	$(0.07)	$(0.03)	$(0.05)	$(0.20)
2005—Class A common stock	$0.16	$0.07	$0.17	$0.12	$0.53
2005—Class B common stock	$(0.05)	$(0.14)	$(0.04)	$(0.09)	$(0.33)
Basic and diluted earnings distributed per common share
2006—Class A common stock	$0.21	$0.21	$0.21	$0.21	$0.85
2005—Class A common stock	$0.21	$0.21	$0.21	$0.21	$0.85

        The sum of the quarterly basic and diluted earnings per share and quarterly dividends may not equal the full year amounts since each period is calculated separately. See Note 2(s), for a summary of dividends declared on our Class A common stock in fiscal 2005 and fiscal 2006. No dividends on our Class B common stock were declared in fiscal 2005 or fiscal 2006.

Schedule II

B&G FOODS, INC. AND SUBSIDIARIES

Schedule of Valuation and Qualifying Accounts
(Dollars in thousands)

Column A	Column B	Column C		Column D		Column E
		Additions
Description	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts— describe	Deductions— describe		Balance at end of period
Fiscal 2004:
Allowance for doubtful accounts and discounts	$526	$16	—	$20(a	)	$522
Inventory reserve	$550	$—	—	$150(b	)	$400
Fiscal 2005:
Allowance for doubtful accounts and discounts	$522	$85	—	$51(a	)	$556
Inventory reserve	$400	$97	—	$—		$497
Fiscal 2006:
Allowance for doubtful accounts and discounts	$556	$(18)	—	$(30	)(a)	$568
Inventory reserve	$497	$—	—	$(132	)(b)	$365

(a)
Represents bad-debt write-offs (recoveries).

(b)
Represents inventory write-offs.

B&G Foods, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 30, 2006	March 31, 2007
Assets
Current assets:
Cash and cash equivalents	$29,626	$28,046
Trade accounts receivable, net	31,090	35,425
Inventories	78,269	87,606
Prepaid expenses	3,246	2,653
Deferred income taxes	2,574	2,574
Income tax receivable	516	591

Total current assets	145,321	156,895
Property, plant and equipment, net of accumulated depreciation of $47,720 and $49,520	40,269	43,619
Goodwill	198,076	253,714
Trademarks	200,220	227,220
Customer relationship intangibles, net	14,369	127,606
Net deferred financing costs and other assets	17,950	21,171

Total assets	$616,205	$830,225

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$21,520	$21,938
Accrued expenses	16,520	22,326
Dividends payable	4,240	4,240

Total current liabilities	42,280	48,504
Long-term debt	430,800	635,800
Other liabilities	4,972	6,959
Deferred income taxes	62,666	64,323

Total liabilities	540,718	755,586
Stockholders' equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares	200	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares	76	76
Additional paid-in capital	119,152	114,912
Accumulated other comprehensive loss	(1,904)	(2,586)
Accumulated deficit	(42,037)	(37,963)

Total stockholders' equity	75,487	74,639

Total liabilities and stockholders' equity	$616,205	$830,225

See Notes to Consolidated Financial Statements.

B&G FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	April 1, 2006	March 31, 2007
Net sales	$92,980	$103,745
Cost of goods sold	65,114	71,062

Gross profit	27,866	32,683
Operating expenses:
Sales, marketing and distribution expenses	10,481	11,504
General and administrative expenses	1,688	1,830
Amortization expense—customer relationships	—	663

Operating income	15,697	18,686
Other expenses:
Interest expense, net	10,858	12,125

Income before income tax expense	4,839	6,561
Income tax expense	1,887	2,487

Net income	$2,952	$4,074

Earnings per share calculations:
Basic and diluted distributed earnings per share:
Class A common stock	$0.21	$0.21
Basic and diluted earnings (loss) per share:
Class A common stock	$0.16	$0.20
Class B common stock	$(0.05)	$(0.01)

See Notes to Consolidated Financial Statements.

B&G Foods, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 1, 2006	March 31, 2007
Cash flows from operating activities:
Net income	$2,952	$4,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,771	2,458
Amortization of deferred debt issuance costs	708	773
Deferred income taxes	1,616	2,076
Changes in assets and liabilities, net of effects of business acquired:
Trade accounts receivable	4,935	(4,335)
Inventories	(6,927)	(7,848)
Prepaid expenses	419	593
Income tax receivable	(107)	(75)
Other assets	—	(3)
Trade accounts payable	(2,073)	418
Accrued expenses	5,372	5,804
Other liabilities	(18)	882

Net cash provided by operating activities	8,648	4,817
Cash flows from investing activities:
Capital expenditures	(1,592)	(2,283)
Payments for acquisition of businesses	(30,085)	(200,887)

Net cash used in investing activities	(31,677)	(203,170)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	25,000	205,000
Dividends paid	(4,240)	(4,240)
Payment of debt issuance costs	(404)	(3,991)

Net cash provided by financing activities	20,356	196,769
Effect of exchange rate fluctuations on cash and cash equivalents	(43)	4

Net decrease in cash and cash equivalents	(2,716)	(1,580)
Cash and cash equivalents at beginning of period	25,429	29,626

Cash and cash equivalents at end of period	$22,713	$28,046

Supplemental disclosures of cash flow information:
Cash interest payments	$4,965	$5,414

Cash income tax payments	$379	$47

Cash income tax refunds	$—	$(92)

Non-cash transactions:
Dividends declared and unpaid	$4,240	$4,240

See Notes to Consolidated Financial Statements.

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

(Dollars in thousands,except per share data)
(Unaudited)

(1)    Nature of Operations and Recent Acquisitions

        B&G Foods, Inc. is a holding company, the principal assets of which are the capital stock of its subsidiaries. Unless the context requires otherwise, references in this report to "B&G Foods," "our company," "we," "us" and "our" refer to B&G Foods, Inc. and its subsidiaries. We operate in one industry segment and manufacture, sell and distribute a diversified portfolio of high-quality shelf-stable foods across the United States, Canada and Puerto Rico. Our products include jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, hot cereals, molasses, maple syrup, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products. We compete in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. We distribute these products to retailers in the greater New York metropolitan area through a direct-store-delivery sales and distribution system and elsewhere in the United States through a nationwide network of independent brokers and distributors.

        On January 10, 2006, we acquired the Grandma's molasses business for approximately $30,102 in cash, including transaction costs, from Mott's LLP, a Cadbury Schweppes Americas Beverages company. Effective February 25, 2007, we completed the acquisition of the Cream of Wheat and Cream of Rice business for approximately $200,887, including transaction costs, from Kraft Foods Global, Inc. We refer to the Cream of Wheat and Cream of Rice acquisition as the Cream of Wheat acquisition and the Cream of Wheat and Cream of Rice businesses collectively as the "Cream of Wheat business." In connection with the Cream of Wheat acquisition, we amended and restated our credit facility to provide for, among other things, an additional $205,000 of term loan borrowings. The proceeds of the term loan together with cash on hand were used to fund the Cream of Wheat acquisition and pay related transaction costs.

        The acquisitions described above were accounted for using the purchase method of accounting and, accordingly, the assets acquired and results of operations are included in our consolidated financial statements from the respective dates of the acquisitions. The excess of the purchase price over the fair value of identifiable net assets acquired represents goodwill. Trademarks are deemed to have an indefinite useful life and are not amortized. Customer relationship intangibles are amortized over 20 years. Goodwill, customer relationship intangibles and trademarks are deductible for income tax purposes.

        The following table sets forth the preliminary allocation of the Cream of Wheat purchase price to the estimated fair value of the net assets acquired at the date of acquisition based upon currently available information. Inventory has been recorded at estimated selling price less costs of disposal and a reasonable profit. Equipment has been recorded at estimated fair value as determined by a third-party valuation. We have also obtained a third-party valuation of the intangible assets acquired (including trademarks and customer relationship intangibles). The preliminary purchase price allocation may be adjusted as a result of the finalization of our purchase price allocation procedures.

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands,except per share data)
(Unaudited)

(1)    Nature of Operations and Recent Acquisitions (Continued)

Management does not expect such adjustments to be material. We anticipate completing the purchase price allocation in the second quarter of fiscal 2007.

Acquisition of the Cream of Wheat business:
Inventory	$1,489
Equipment	2,860
Goodwill	55,638
Trademarks — indefinite life intangible assets	27,000
Customer relationship intangibles — amortizable intangible assets	113,900

Total	$200,887

        During the second quarter of fiscal 2006, we obtained a third-party valuation of certain acquired assets, including intangible assets, and finalized our internal assessments of the purchase price allocation for the Grandma's molasses acquisition. The following table sets forth the purchase price allocation:

Acquisition of the Grandma's molasses business:
Equipment	$25
Goodwill	9,877
Trademarks—indefinite life intangible assets	5,100
Customer relationship intangibles—amortizable intangible assets	15,100

Total	$30,102

  Pro Forma Summary of Operations

        The following pro forma summary of operations for the first quarter of fiscal 2006 and the first quarter of fiscal 2007 presents our operations as if the Cream of Wheat acquisition had occurred as of the beginning of each period presented. In addition to including the results of operations of the Cream of Wheat business, the pro forma information gives effect to interest on additional borrowings and changes in depreciation of property, plant and equipment and amortization of customer relationship intangibles.

	Thirteen weeks ended
	April 1, 2006	March 31, 2007
Net sales	$110,089	$115,178
Net income	6,284	6,082
Basic and diluted earnings per share Class A common stock	$0.28	$0.28
Basic and diluted earnings per share Class B common stock	$0.07	$0.07

        The pro forma information presented above does not purport to be indicative of the results that actually would have been attained if the Cream of Wheat business had occurred as of the beginning of each period presented and is not intended to be a projection of future results.

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands,except per share data)
(Unaudited)

(1)    Nature of Operations and Recent Acquisitions (Continued)

        The acquisition of the Grandma's molasses business did not meet any of the significance tests pursuant to Rule 11-01(b)(1) of Regulation S-X. As such, no pro forma financial information has been presented.

(2)    Summary of Significant Accounting Policies

  Fiscal Year

        Our financial statements are presented on a consolidated basis. Typically, our fiscal quarters and fiscal year consist of 13 and 52 weeks, respectively, ending on the Saturday closest to December 31 in the case of our fiscal year and fourth fiscal quarter, and on the Saturday closest to the end of the corresponding calendar quarter in the case of our fiscal quarters. As a result, a 53rd week is added to our fiscal year every five or six years. In a 53-week fiscal year our fourth fiscal quarter contains 14 weeks. The fiscal years ending December 30, 2006 (fiscal 2006) and December 29, 2007 (fiscal 2007) each contain 52 weeks. Each quarter of fiscal 2006 and fiscal 2007 contains 13 weeks.

  Basis of Presentation

        The accompanying consolidated interim financial statements for the thirteen week periods ended and April 1, 2006 (first quarter of fiscal 2006) March 31, 2007 (first quarter of fiscal 2007) have been prepared by our company in accordance with accounting principles generally accepted in the United States of America without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC), and include the accounts of B&G Foods, Inc. and its subsidiaries. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, our management believes, to the best of their knowledge, that the disclosures herein are adequate to make the information presented not misleading. All intercompany balances and transactions have been eliminated. The accompanying unaudited consolidated interim financial statements contain all adjustments (consisting only of normal and recurring adjustments) that are, in the opinion of management, necessary to present fairly our consolidated financial position as of March 31, 2007, the results of our operations and cash flows for the first quarter of fiscal 2006 and the first quarter of fiscal 2007. Our results of operations for the first quarter of fiscal 2007 are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes for fiscal 2006 included in our Annual Report on Form 10-K/A for the fiscal year ended December 30, 2006 filed with the SEC on March 9, 2007.

  Use of Estimates

        The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires our management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates and assumptions made by management involve trade and consumer promotion expenses; allowances for excess, obsolete and unsaleable inventories;

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands,except per share data)
(Unaudited)

(2)    Summary of Significant Accounting Policies (Continued)

pension benefits; purchase accounting allocations; the recoverability of goodwill, trademarks, customer relationship intangibles, property, plant and equipment and deferred tax assets; and the accounting for our enhanced income securities (EISs), including their treatment in computing our income tax expense and the accounting for earnings per share. Actual results could differ from those estimates and assumptions.

  Adoption of New Accounting Standards

        In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 states that a tax benefit from an uncertain tax position may be recognized only if it is "more likely than not" that the position is sustainable, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority having full knowledge of all relevant information. A tax benefit from an uncertain position was previously recognized if it was probable of being sustained. Under FIN 48, the liability for unrecognized tax benefits is classified as non-current unless the liability is expected to be settled in cash within 12 months of the reporting date. FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2006. We adopted the provisions of FIN 48 on December 31, 2006. On May 2, 2007, the FASB issued FASB Staff Position No. 48-1, "Definition of Settlement in FASB Interpretation 48" (FIN 48-1). FIN 48-1 amends FIN 48 to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48-1 is to be applied upon the initial adoption of FIN 48. Accordingly, we have applied the provisions of FIN 48-1 effective December 31, 2006. As a result of the adoption of FIN 48, as amended by FIN 48-1, we reclassified $169 to other non-current liabilities.

        We operate in multiple taxing jurisdictions within the United States and Canada and from time to time face audits from various tax authorities regarding the deductibility of certain expenses, state income tax nexus, intercompany transactions, transfer pricing and other matters. At the beginning of the first quarter of fiscal 2007, the total amount of liability for unrecognized tax benefits related to state income taxes was approximately $157 (of which the entire amount would impact our effective tax rate if recognized) plus approximately $61 of accrued interest and penalties.

        We are currently under examination in one Canadian tax jurisdiction and remain subject to examination in other jurisdictions until the applicable statute of limitations expires. As of the beginning of the first quarter of fiscal 2007, a summary of the tax years that remain subject to examination in our major tax jurisdictions are:

United States—Federal	2003 and forward
United States—States	2002 and forward
Canada	1999 and forward

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands,except per share data)
(Unaudited)

(2)    Summary of Significant Accounting Policies (Continued)

        Based upon the expiration of statutes of limitations and the conclusion of tax examinations in several jurisdictions, we believe it is reasonably possible that the total amount of previously unrecognized tax benefits may decrease by $49 within twelve months of the reporting date.

        Our policy is to classify interest and penalties related to unrecognized tax benefits as income tax expense.

  Recently Issued Accounting Standards

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact, if any, of adopting SFAS No. 157 on our consolidated financial statements.

(3)    Inventories

        Inventories consist of the following, as of the dates indicated:

	December 30, 2006	March 31, 2007
Raw materials and packaging	$11,461	$14,439
Work in process	2,587	1,821
Finished goods	64,221	71,346

Total	$78,269	$87,606

(4)    Goodwill, Trademarks and Customer Relationship Intangibles

        The following table reconciles the changes in the carrying amount of goodwill for the period from December 30, 2006 to March 31, 2007:

Balance at December 30, 2006	$198,076
Cream of Wheat business	55,638

Balance at March 31, 2007	$253,714

        The following table reconciles the changes in the carrying amount of trademarks for the period from December 30, 2006 to March 31, 2007:

Balance at December 30, 2006	$200,220
Cream of Wheat business	27,000

Balance at March 31, 2007	$227,220

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands,except per share data)
(Unaudited)

(4)    Goodwill, Trademarks and Customer Relationship Intangibles (Continued)

        Customer relationship intangibles are presented at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives of 20 years.

	Customer Relationship Intangibles	Accumulated Less: Amortization	Total
Balance at December 30, 2006	$15,100	$(731)	$14,369
Cream of Wheat business	113,900	—	113,900
Amortization expense	—	(663)	(663)

Balance at March 31, 2007	$129,000	$(1,394)	$127,606

        No amortization expense of customer relationship intangibles was recorded for the first quarter of fiscal 2006.

(5)    Long-term Debt

        Long-term debt consists of the following, as of the dates indicated:

	December 30, 2006	March 31, 2007
Revolving credit facility	$—	$—
Term loan	25,000	230,000

Total senior secured credit facility	25,000	230,000
12.0% Senior Subordinated Notes due October 30, 2016	165,800	165,800
8.0% Senior Notes due October 1, 2011	240,000	240,000

Total long-term debt	$430,800	$635,800

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)
(Unaudited)

(5)    Long-term Debt (Continued)

        As of March 31, 2007, the aggregate maturities of long-term debt are as follows:

Years ending December:
2007	$—
2008	—
2009	—
2010	—
2011	240,000
Thereafter	395,800

Total	$635,800

        Senior Secured Credit Facility.    In October 2004, we entered into a $30,000 senior secured revolving credit facility. In order to finance our acquisition of the Grandma's molasses brand, we amended the credit facility in January 2006 to provide for, among other things, a new $25,000 term loan and a reduction in the revolving credit facility commitments from $30,000 to $25,000. In order to finance the Cream of Wheat acquisition, our credit facility was amended and restated in February 2007 to provide for, among other things, an additional $205,000 of term loans. As amended, our $25,000 revolving credit facility matures on January 10, 2011 and our $230,000 term loan facility matures on February 26, 2013.

        Interest under the $25,000 revolving credit facility, including any outstanding letters of credit, is determined based on alternative rates that we may choose in accordance with the revolving credit facility, including the base lending rate per annum plus an applicable margin, and LIBOR plus an applicable margin. We pay a commitment fee of 0.50% per annum on the unused portion of the revolving credit facility. Interest under the term loan facility is determined based on alternative rates that we may choose in accordance with the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, and LIBOR plus an applicable margin of 2.00%.

        Effective as of February 26, 2007, we entered into a six year interest rate swap agreement in order to effectively fix at 7.0925% the interest rate payable for $130,000 of our $230,000 of term loan borrowings. As of March 31, 2007, the interest rate for the remaining $100,000 of our term loan borrowings is 7.36% (based upon a three-month LIBOR rate contract expiring May 25, 2007). The swap is designated as a cash flow hedge under the guidelines of SFAS No. 133. The swap is in place through the life of the term loan, ending on February 26, 2013. Changes in fair value of the swap are recorded in accumulated other comprehensive income (loss), net of tax on our consolidated balance sheet.

        Our obligations under the credit facility are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. The credit facility is secured by substantially all of our and our subsidiaries' assets except our and our subsidiaries' real property. The credit facility provides for mandatory prepayment based on asset dispositions and certain issuances of securities, as defined. The credit facility contains covenants that restrict, among other things, our ability to incur additional indebtedness, pay dividends and create certain liens. The credit facility also contains certain financial maintenance covenants, which, among other things, specify

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)
(Unaudited)

(5)    Long-term Debt (Continued)

maximum capital expenditure limits, a minimum interest coverage ratio and a maximum senior and total leverage ratio, each ratio as defined. Proceeds of the revolving credit facility are restricted to funding our working capital requirements, capital expenditures and acquisitions of companies in the same line of business as our company, subject to specified criteria. The revolving credit facility remained undrawn through March 31, 2007. The available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $2,358 was $22,642 at March 31, 2007. The maximum letter of credit capacity under the revolving credit facility is $10,000, with a fronting fee of 3.0% per annum for all outstanding letters of credit.

        Subsidiary Guarantees.    We have no assets or operations independent of our direct and indirect subsidiaries. All of our present domestic subsidiaries jointly and severally and fully and unconditionally guarantee our senior subordinated notes and our senior notes, and management has determined that our subsidiaries that are not guarantors of our senior subordinated notes and senior notes are, individually and in the aggregate, "minor subsidiaries" as that term is used in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission. There are no significant restrictions on our ability and the ability of our subsidiaries to obtain funds from our respective subsidiaries by dividend or loan. Consequently, separate financial statements have not been presented for our subsidiaries because management has determined that they would not be material to investors.

        Deferred Financing Costs.    In connection with the issuance of our 12.0% senior subordinated notes due 2016 and our 8.0% senior notes due 2011, we capitalized approximately $23,123 of financing costs, which will be amortized over their respective terms. In connection with the issuance of our term loan in January 2006, we capitalized approximately $419 of additional financing costs, which will be amortized over the term of the loan. In connection with the issuance of additional term loan borrowings of $205,000 in February 2007 we capitalized approximately $3,991 of additional financing costs. As of March 31, 2007 we had net deferred financing costs of $20,532.

        At December 30, 2006 and March 31, 2007 accrued interest of $14,484 and $8,546, respectively, is included in accrued expenses in the accompanying consolidated balance sheets.

(6)    Fair Value of Financial Instruments

        Cash and cash equivalents, trade accounts receivable, income tax receivable, trade accounts payable, accrued expenses and dividends payable are reflected in the consolidated balance sheets at carrying value, which approximates fair value due to the short-term nature of these instruments.

        We have outstanding $240,000 principal amount of 8.0% senior notes due 2011. The fair value of the senior notes at December 30, 2006 and March 31, 2007, based on quoted market prices, was $244,800 and $243,000, respectively.

        We also have outstanding $165,800 principal amount of 12.0% senior subordinated notes due 2016. Of such outstanding principal amount, $143,000 principal amount is represented by 20.0 million EISs. Each EIS represents one share of our Class A common stock and $7.15 principal amount of our senior subordinated notes. As of December 30, 2006 and March 31, 2007, the fair value of the EISs, based on the per EIS closing price on the American Stock Exchange on December 29, 2006 and March 30, 2007, was $400,400 and $467,400, respectively. It is not practicable to estimate the fair value of the $143,000

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)
(Unaudited)

(6)    Fair Value of Financial Instruments (Continued)

principal amount of senior subordinated notes represented by the EISs. Of the $165,800 aggregate principal amount of senior subordinated notes outstanding, $22,800 principal amount is not represented by EISs and trades separately. The fair value of the separate senior subordinated notes at December 30, 2006 and March 31, 2007, based on quoted market prices, was $25,510 and $25,153.

        The carrying value of our other borrowings approximates their fair value based on the information currently available to us with respect to similar instruments.

        We use an interest rate swap to manage variable interest rate exposure on $130,000 of our term loan borrowings. Our objective for holding this derivative is to decrease the volatility of future cash flows associated with interest payments on our variable rate debt. Derivative instruments are recognized in other liabilities on our consolidated balance sheet at fair value. We record gains and losses on derivatives qualifying as a cash flow hedge in comprehensive income (loss), to the extent that the hedge is effective and until we recognize the underlying transactions in net income, at which time these gains and losses are reflected in the consolidated statement of operations. Other comprehensive income (loss) for the first quarter of fiscal 2007 includes a net unrealized after tax losses of $697 ($1,122 pre-tax). The unrealized amounts in comprehensive income (loss) will fluctuate based on changes in the fair value of open contracts during each reporting period. Our interest rate swap agreement, which is described in note 5, was an effective hedge for the first quarter of fiscal 2007, meaning that it qualified for hedge accounting treatment. We did not have any derivatives during the first quarter of fiscal 2006.

(7)    Comprehensive Income Recognition

        Comprehensive income includes net income, foreign currency translation adjustments relating to assets and liabilities located in our foreign subsidiaries, amortization of unrecognized prior service cost and pension deferrals and cash flow hedges, net of tax. The components of comprehensive income (loss) are as follows:

	Thirteen Weeks Ended
	April 1, 2006	March 31, 2007
Net income	$2,952	$4,074
Other comprehensive income (loss):
Foreign currency translation adjustments	(43)	4
Amortization of unrecognized prior service cost and pension deferrals, net of tax	—	11
Mark to market adjustment of cash flow hedge transaction, net of tax	—	(697)

Comprehensive income	$2,909	$3,392

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)
(Unaudited)

(8)    Pension Benefits

        Net periodic costs for the first quarter of fiscal 2006 and the first quarter of fiscal 2007 include the following components:

	Thirteen Weeks Ended
	April 1, 2006	March 31, 2007
Service cost—benefits earned during the period	$426	$385
Interest cost on projected benefit obligation	313	336
Expected return on plan assets	(297)	(372)
Amortization of unrecognized prior service cost	1	6
Net amortization and deferral	64	11

Net pension cost	$507	$366

        We expect to contribute $1,335 to our defined benefit pension plans in fiscal 2007. As of March 31, 2007, we have not made any contributions to our defined benefit pension plans during fiscal 2007.

(9)    Related-Party Transactions

        We are party to a transaction services agreement pursuant to which Bruckmann, Rosser, Sherrill & Co., Inc. (BRS & Co.), the manager of Bruckmann, Rosser, Sherrill & Co., L.P. (BRS), will be paid a transaction fee for management, financial and other corporate advisory services rendered by BRS & Co. in connection with acquisitions, divestitures, financings and other transactions by our company, which fee will not exceed 1.0% of the total transaction value. BRS was our majority owner prior to our EIS offering in October 2004 and remains a majority owner of our Class B common stock. Stephen C. Sherrill, the chairman of our board of directors, is a managing director of BRS & Co. In connection with our 2004 EIS offering, the transaction services agreement was amended to provide that transaction fees will be payable as described above unless a majority of our disinterested directors determines otherwise. BRS & Co. did not receive any transaction fees in connection with the Grandma's molasses acquisition or Cream of Wheat acquisition.

        We lease a manufacturing and warehouse facility from a former chairman of our board of directors under an operating lease, which expires in April 2009. Total rent expense associated with this lease was $192 for the first quarter of fiscal 2006 and the first quarter of fiscal 2007.

        On January 10, 2006, through a wholly-owned subsidiary, we acquired the Grandma's molasses business from Mott's LLP, a Cadbury Schweppes Americas Beverages company, for $30,000 in cash. James R. Chambers, a member of our board of directors has been the President, Cadbury Schweppes Americas Confectionary since July 2005. Mr. Chambers did not participate in the negotiation of the transaction nor did he participate in the board's deliberations or decisions regarding the transaction. Mr. Chambers did not personally have any direct or indirect pecuniary or other interest in the transaction as a result of his position at Cadbury.

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)
(Unaudited)

(10)    Commitments and Contingencies

        We are subject to environmental laws and regulations in the normal course of business. We did not make any material expenditures during the first quarter of fiscal 2006 and the first quarter of fiscal 2007 in order to comply with environmental laws or regulations. Based on our experience to date, management believes that the future cost of compliance with existing environmental laws and regulations (and liability for known environmental conditions) will not have a material adverse effect on our consolidated financial position, results of operations or liquidity. However, we cannot predict what environmental or health and safety legislation or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted, nor can we predict the amount of future expenditures that may be required in order to comply with such environmental or health and safety laws or regulations or to respond to such environmental claims.

        We are involved in various claims and legal actions arising in the ordinary course of business, including proceedings involving product liability claims, worker's compensation and other employee claims, and tort and other general liability claims, for which we carry insurance, as well as trademark, copyright, patent infringement and related claims and legal actions. In the opinion of our management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

        We have employment agreements with our executive officers. The agreements generally continue until terminated by the executive or by us, and provide for severance payments under certain circumstances. As of March 31, 2007, if all of our executive officers were to be terminated by us without cause (as defined) or as a result of the employees' disability, our severance liability, including salary continuation, continuation of health care and insurance benefits, present value of additional pension credits, and accelerated vesting under compensation plans, would have been approximately $3,059. As of March 31, 2007, if all of our executives were to be terminated or deemed terminated by us upon a change of control (as defined), our severance liability, including salary continuation, continuation of health care and insurance benefits, present value of additional pension credits, accelerated vesting under compensation plans, and potential excise tax liability and gross up payments, would have been approximately $4,886.

(11)    Earnings per Share

        We have two classes of common stock, designated as Class A common stock and Class B common stock, and we present earnings per share using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings or losses.

        Net income available to our common stockholders is allocated between our two classes of common stock based upon the two-class method. Earnings per share for our Class A common stock and Class B

B&G Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)
(Unaudited)

(11)    Earnings per Share (Continued)

common stock is calculated by dividing allocated net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding.

	Thirteen Weeks Ended
	April 1, 2006	March 31, 2007
Net income	$2,952	$4,074
Less: Class A common stock dividends declared	4,240	4,240

Undistributed (loss) earnings available to Class A and Class B common stockholders	$(1,288)	$(166)

Basic and Diluted weighted average common shares outstanding:
Class A common stock	20,000,000	20,000,000
Class B common stock	7,556,443	7,556,443
Basic and diluted allocation of undistributed (loss) earnings:
Class A common stock	$(935)	$(120)
Class B common stock	(353)	(46)

Total	$(1,288)	$(166)

Basic and diluted earnings per share:
Undistributed (loss) earnings per share:
Class A common stock	$(0.05)	$(0.01)
Class B common stock	$(0.05)	$(0.01)
Distributed earnings:
Class A common stock	$0.21	$0.21
Earnings (loss) per share:
Class A common stock	$0.16	$0.20
Class B common stock	$(0.05)	$(0.01)

        No dividends were declared on our Class B common stock during the first quarter of fiscal 2006 or the first quarter of fiscal 2007; therefore, for purposes of the earnings per share calculation, all distributed earnings are included in Class A common stock earnings per share.

(12)    Business and Credit Concentrations

        Our exposure to credit loss in the event of non-payment of accounts receivable by customers is estimated in the amount of the allowance for doubtful accounts. We perform ongoing credit evaluations of our customers' financial conditions. As of March 31, 2007, we do not believe we have any significant concentration of credit risk with respect to our trade accounts receivable. Our top ten customers accounted for approximately 42.7% and 45.2% of consolidated net sales for the first quarter of fiscal 2006 and the first quarter of fiscal 2007, respectively. Other than Wal-Mart, which accounted for 12.2% of our consolidated net sales for the first quarter of fiscal 2007, no single customer accounted for 10.0% or more of our consolidated net sales for the first quarter of fiscal 2007 or the first quarter of fiscal 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Kraft Foods Inc.:

        We have audited the accompanying statements of net assets to be sold of the Cream of Wheat Business (the "Business"), a component of Kraft Foods Inc. (the "Company") at December 30, 2006 and December 31, 2005 and the related statements of revenues in excess of expenses of the Business for the years ended December 30, 2006, December 31, 2005, and December 25, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the financial statements, and are not intended to be a complete presentation of the Business' assets, liabilities, revenues, expenses, and cash flows.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business as of December 30, 2006 and December 31, 2005 and its revenues in excess of expenses for the years ended December 30, 2006, December 31, 2005, and December 25, 2004 in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
Chicago, Illinois
April 26, 2007

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Statements of Net Assets to be Sold at December 31, 2005 and December 30, 2006
(Amounts in thousands)

	December 31, 2005	December 30, 2006
Assets
Inventories	$1,676	$2,151
Property, plant & equipment—net	6,361	5,748
Intangible assets	196,762	183,500

Net assets to be sold	$204,799	$191,399

The accompanying notes are an integral part of these statements.

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Statements of Revenues in Excess of Expenses for the Years ended
December 25, 2004, December 31, 2005 and December 30, 2006
(Amounts in thousands)

	December 25, 2004	For the Years Ended December 31, 2005	December 30, 2006
Net operating revenues	$69,152	$66,828	$61,842
Costs and expenses
Costs of products sold	22,689	22,277	23,172
Advertising & promotions	1,254	497	297
Marketing expense	849	538	459
Selling expense	2,727	2,122	2,275
General administrative & other	180	170	176
Research & development	691	472	519
Impairment of intangibles	—	—	13,262

Total costs and expenses	28,390	26,076	40,160

Revenues in excess of expenses	$40,762	$40,752	$21,682

The accompanying notes are an integral part of these statements.

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Notes to Financial Statements

(Amounts in thousands)

1.    Description of Business and Basis of Presentation

        On January 22, 2007, Kraft Foods Global, Inc. ("Kraft" or the "Company", a subsidiary of Kraft Foods, Inc.) entered into an Asset Purchase Agreement (the "Agreement") with Heritage Acquisition Corp. (successor in interest to COWC Acquisition Corp.), a subsidiary of B&G Foods, Inc. (the "Buyer"). The Agreement provides for the sale of certain net assets pertaining to the Cream of Wheat Business (the "Business"). Under the terms of the Agreement, Kraft sold to the Buyer, certain assets (inventories, machinery and equipment, contractual rights, and intellectual property rights) used in the Business as defined in the Agreement. Kraft retained the cash, cash equivalents and receivables at the closing, and all liabilities of the Business incurred prior to the closing, as defined in the Agreement. The sale was completed with an effective date of February 25, 2007.

        The accompanying statements of net assets to be sold and the statements of revenues in excess of expenses of the Business were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business' assets, liabilities, revenues, expenses, and cash flows.

        The Business' products, which are primarily distributed in the United States and Canada, are sold through grocery stores, mass retailers and the foodservice channel in North America. The products consist of "cook-on-stove" and "instant" varieties of Cream of Wheat and Cream of Rice. The production of "cook-on-stove" products has been outsourced to a co-manufacturer located in Missouri. All "instant" products were produced in one of Kraft's multi-product facilities in Cobourg, Ontario. All the manufacturing and packaging equipment at the Cobourg plant that was used in the production of the "instant" products will be transferred to the buyer's facility. Throughout the periods covered by the financial statements, the Business' operations were conducted and accounted for as part of Kraft. These financial statements have been derived from Kraft's historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in the statements of revenues in excess of expenses are based on assumptions that Company management believes are reasonable. The financial statements do not necessarily represent the net assets to be sold and revenues in excess of expenses of the Business had it been operated as a separate independent entity.

        Under Kraft's centralized cash management system, cash requirements of the Business are generally provided directly by Kraft and cash generated by the business is generally remitted directly to Kraft. Transaction systems (e.g., payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized Kraft organizations. Kraft also provides centralized sales, order management, billing, credit and collection functions to the Business. These sales and customer service functions operate on a regional basis and are customer rather than business or product focused. Transaction systems (e.g., revenues, accounts receivable, and cash application) used to record and account for cash receipts are also provided by centralized Kraft organizations outside the defined scope of the Business. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis, as such, information on operating, financing or investing cash flows are not available for separate disclosure.

        Net revenues in the accompanying statements of revenues in excess of expenses represent net sales directly attributable to the Business. Costs and expenses in the accompanying statements of revenues in excess of expenses represent direct and allocated costs and expenses related to the Business. Costs for certain functions and services performed by centralized Company organizations have been allocated to

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Notes to Financial Statements (Continued)

(Amounts in thousands)

1.    Description of Business and Basis of Presentation (Continued)

the Business based on reasonable activity-based (generally volume, revenues, or a combination as compared to total Kraft and/or supporting segment or division amounts) and historical methods. The statements of revenues in excess of expenses include expense allocations for 1) certain sales allowances, 2) certain fixed and variable manufacturing, shipping, distribution, and related systems and administration costs, 3) administrative costs of the marketing division responsible for the Business, including systems, accounting, and finance, 4) certain Kraft corporate marketing and administrative expenses, 5) research and development costs, and 6) certain variable and fixed selling expenses for the Kraft sales and customer service functions, including systems and sales administrative expenses. Kraft maintains all debt and notes payable on a consolidated basis to fund and manage operations; accordingly, debt and related interest expense were not allocated to the Business. Kraft also maintains its tax functions on a consolidated basis; accordingly tax expense was not allocated to the Business.

        The statements of revenues in excess of expenses of the Business exclude allocations of certain expenses, primarily related to certain Kraft general corporate expenses. Expenses not allocated include, but are not limited to, general overhead costs related to corporate accounting, human resources, legal, certain information systems, and corporate affairs functions.

2.    Summary of Significant Accounting Policies

Fiscal Periods

        The Business' fiscal year consists of 52 or 53 weeks, ending on the last Saturday in December. The year ended December 31, 2005 consisted of 53 weeks. The statement of revenues in excess of expenses includes the results from years ended December 25, 2004, December 31, 2005, and December 30, 2006.

Inventories

        Finished goods inventories are directly attributable to the Business. Product inventories are stated at the lower of cost or market. The last-in, first-out ("LIFO") method is used to value all domestic inventories. The cost of other inventories is determined by the average cost method.

Property, Plant & Equipment

        Property, plant & equipment ("PP&E") are stated at historical cost, net of accumulated depreciation directly related to that PP&E. The amounts for disposals are removed from PP&E and accumulated depreciation accounts and any resulting gain or loss is included in the statements of revenues in excess of expenses.

        Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Machinery and equipment are depreciated over periods ranging from 3 to 20 years. Depreciation expense recorded in cost of products sold in the accompanying statements of revenues in excess of expenses is directly attributable to the Business.

Impairment of Long-Lived Assets

        The Business reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Notes to Financial Statements (Continued)

(Amounts in thousands)

2.    Summary of Significant Accounting Policies (Continued)

Business performs undiscounted operating cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Intangible Assets

        Non-amortizable intangible assets consist of the Cream of Wheat and Cream of Rice trademarks. The Company conducts an annual review of intangible assets for potential impairment. Impairment testing for non-amortizable intangible assets requires a comparison between fair value and carrying value of the intangible asset. If the carrying value exceeds fair value, the intangible asset is considered impaired and is reduced to fair value. During the first quarter of 2006, the Company completed its annual review of intangible assets and recorded a non-cash impairment of the Cream of Wheat trademark of $13,262. During the first quarter of 2005, the Company completed its annual review of intangible assets and no impairment resulted from this review.

Revenue Recognition

        The Business recognizes revenues, net of sales incentives and including shipping and handling charges billed to customers, upon shipment or delivery of goods when title and risk of loss pass to customers. Shipping and handling costs are classified as part of cost of products sold.

        Sales incentives include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. Sales incentives are recorded as a reduction of revenues based on amounts estimated as being due to customers and consumers at the end of a period, based principally on historical utilization and redemption rates.

Cost of Products Sold

        Cost of products sold includes direct variable and fixed costs of material, labor, and overhead; allocated costs for supporting operations functions, facilities, and services shared by the Business with other Kraft companies; and direct outbound freight, and allocated variable and fixed shipping, storage, and handling (shipping labor, physical inventories, pallets, lift truck maintenance, and warehouse supplies) expenses that are incurred at Kraft's distribution centers on behalf of the Business. Indirect costs are allocated based on a variety of measures including production volume, pallets shipped and volume shipped.

        Cost of products sold includes $5,689, $5,792, and $6,499 of allocated costs for the years ended December 25, 2004, December 31, 2005, and December 30, 2006, respectively. These allocations include freight and distribution expenses of $3,139, $3,742, and $3,883, and fixed manufacturing costs of $2,550, $2,308, and $2,733, less raw material and packaging supply rebates of $0, $258, and $117 for the years ended December 25, 2004, December 31, 2005, and December 30, 2006, respectively.

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Notes to Financial Statements (Continued)

(Amounts in thousands)

2.    Summary of Significant Accounting Policies (Continued)

Advertising & Promotions

        The Business promotes its products through advertising and promotional activities, which are expensed as incurred. Advertising expenses include direct and indirect costs associated with advertising the Business' brand name and products in the media (television, newspapers, periodicals, billboards, or other forms). Promotional expenses include costs associated with consumer promotions such as coupon production, distribution and processing, and costs for merchandise displays and/or sample costs. Advertising and promotions costs and marketing expenses are directly attributable to the Business.

Marketing Expense

        Marketing expenses include marketing management, market research testing and other projects, graphics, finance and recruiting. Kraft has allocated these expenses based on historical advertising and consumer promotions ("A&C") activity measures relevant to the expense being allocated in relation to total Kraft A&C.

        Marketing expenses include $748, $521 and $503 of allocated costs for the years ended December 25, 2004, December 31, 2005, and December 30, 2006, respectively.

Selling Expense

        Selling costs consist of allocated variable and fixed selling costs incurred by Kraft's sales and customer service group on behalf of the Business. Kraft has allocated these expenses based on historical activity measures relevant to the expense being allocated, including volume, revenues or a combination in relation to total Kraft volume and revenues.

        Selling expenses are allocated from the sales and customer service function and include $2,086 and $2,264 of allocated costs for the years ended December 31, 2005, and December 30, 2006, respectively. All selling expenses reported for the year ended December 25, 2004 were allocated.

General, Administrative & Other

        General, administrative and other expenses consist primarily of allocated costs incurred by Kraft. These expenses are allocated based on various measures relevant to the expense being allocated. General, administrative and other expenses also include $74 of losses on disposals of PP&E for the year ended December 31, 2005. There were no disposals for the years ended December 25, 2004, and December 30, 2006.

        General, administrative and other expenses include $180, $156 and $202 of allocated costs for the years ended December 25, 2004, December 31, 2005, and December 30, 2006, respectively.

Research & Development

        Research & development costs consist of allocated variable and fixed research & development costs incurred by Kraft's research & development group on behalf of the Business. Kraft has allocated these expenses based on projects directly attributable to the Company's segments, and then allocates

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Notes to Financial Statements (Continued)

(Amounts in thousands)

2.    Summary of Significant Accounting Policies (Continued)

those expenses within each segment using the most relevant measure, including volume, revenues or a combination, in relation to the segment as a whole.

Foreign Currency Translation

        The Company translates the results of operations of its foreign subsidiaries using average exchange rates during each period, whereas net assets are translated using exchange rates at the end of each period. Transaction gains and losses are recorded in the statements of revenues in excess of expenses and were not significant for any of the periods presented.

Benefit Plans

        The Company sponsors noncontributory defined benefit pension plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees' years of service and employees' compensation during the last years of employment. It is Kraft's policy to fund at least the minimum amounts required by the Employee Retirement Income Security Act of 1974. Kraft also sponsors employee savings plans for full-time employees who meet certain eligibility requirements. The service and interest costs allocated to the Business relative to the aforementioned plans are based on pensionable earnings of employees directly attributable or allocated to the Business.

Post-employment Benefit Plans

        Kraft sponsors post-employment benefit plans covering substantially all salaried and certain hourly employees. Additionally, certain hourly employees are members of a union which also offers post-employment benefit plan options. These plans provide certain health care and life insurance benefits (postretirement benefits) to eligible retired employees and their dependents. These benefits are accounted for as they are earned by active employees. The postretirement costs allocated to the Business are based on employee headcount directly attributable or allocated to the Business.

Use of Estimates

        The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods. Actual results could differ from these estimates. Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or the future results of the Business.

THE CREAM OF WHEAT BUSINESS
(A component of Kraft Foods Inc.)

Notes to Financial Statements (Continued)

(Amounts in thousands)

3.    Inventories

        Inventories at December 31, 2005 and December 30, 2006 consist of the following:

	12/31/2005	12/30/2006
Finished goods	$2,091	$2,610
LIFO reserve	(415)	(459)

Inventories	$1,676	$2,151

4.    Property, Plant & Equipment

        Property, plant & equipment at December 31, 2005 and December 30, 2006, consist of the following:

	12/31/2005	12/30/2006
Machinery, equipment & other	$10,318	$10,412
Less accumulated depreciation	3,957	4,664

Property, plant & equipment — net	$6,361	$5,748

        Depreciation expense for the years ended December 25, 2004, December 31, 2005, and December 30, 2006 was $593, $670, and $707, respectively.

5.    Commitments and Contingencies

        The Business is currently subject to certain lawsuits and claims arising in the normal course of business. Such lawsuits and claims, as defined in the Agreement, are the responsibility of Kraft and are not expected to have a significant impact on the Business' statements of net assets to be sold and statements of revenues in excess of expenses.

6.    Subsequent Events

        As discussed in Note 1. Description of Business and Basis of Presentation, the Company completed the sale of the Business to the Buyer effective as of February 25, 2007. The Company also entered into certain agreements with the Buyer in conjunction with the sale of the Business.

        On February 25, 2007, Company entered into a Transition Services Agreement with the Buyer pursuant to which the Company will provide a variety of services to the Buyer for a period of time following the sale. These services include sales support, order processing, billing and collections, purchasing, accounting, consulting services and systems.

        On February 25, 2007, the Company entered into a Co-Manufacturing Agreement with the Buyer pursuant to which the Company will provide production and support to the Buyer for a period of time following the sale.

PROSPECTUS

$200,000,000
Enhanced Income Securities (EISs)
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer and sell, from time to time in one or more offerings, any combination of enhanced income securities (EISs), common stock, preferred stock, debt securities, warrants or units having an aggregate initial offering price not exceeding $200,000,000. This prospectus also covers subsidiary guarantees, if any, of our payment obligations under any debt securities, which may be given by our subsidiaries, on terms to be determined at the time of the offering.

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

        We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

        This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

        Our EISs are traded on the American Stock Exchange under the symbol "BGF." Each prospectus supplement will indicate if the securities offered thereby will be listed on the American Stock Exchange or any other securities exchange.

        The mailing address of our principal executive offices is Four Gatehall Drive, Suite 110, Parsippany, NJ 07054, and our telephone number is 973.401.6500.

        Investing in our securities involves a high degree of risk which is described in the "Risk Factors" section beginning on page 1 of this prospectus. We urge you to carefully read the "Risk Factors" section before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2007

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $200,000,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption "Where You Can Find More Information."

        This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading "Plan of Distribution."

        The terms "B&G Foods," "our," "we" and "us," as used in this prospectus, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  intense competition, changes in consumer preferences, demand for our products, the effects of changing prices for our raw materials and other costs and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, to improve productivity and to maintain access to credit markets;

  •
  the risks associated with the expansion of our business;

  •
  our possible inability to integrate any businesses we acquire;

  •
  our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

  •
  factors that affect the food industry generally, including:

  —
  recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as recent publicity concerning the health implications of obesity and trans fatty acids; and

  —
  fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment;

  •
  the effects of currency movements in Canada; and

  •
  the risk that the senior subordinated notes included in our EISs may be treated as equity for U.S. federal income tax purposes; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

        We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus.

ii

THE COMPANY

        We manufacture, sell and distribute a diversified portfolio of high quality, shelf-stable, branded food products, many of which have leading regional or national retail market shares. In general, we position our branded products to appeal to the consumer desiring a high quality and reasonably priced branded product. Our products include jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Our products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Brer Rabbit, Emeril's, Grandma's Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac'cent Sa-Son, Trappey's, Underwood, Vermont Maid and Wright's.

        Our business strategy is to continue to increase sales, profitability and cash available to pay dividends by enhancing our existing portfolio of branded shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our strategy through the following initiatives: profitably growing our established brands, leveraging our unique multiple-channel sales and distribution system, introducing new products, capitalizing on the higher growth Mexican segment of the food industry, designing new products and modifying existing products to address consumer health and wellness concerns such as diabetes and natural/organic foods, and expanding our brand portfolio through acquisitions. Since 1996, we have successfully acquired and integrated 17 separate brands into our operations. We believe that successful future acquisitions, if any, will enhance our portfolio of existing businesses, further leveraging our existing infrastructure.

        B&G Foods, including our subsidiaries and predecessors, has been in business for over 115 years. We were incorporated in Delaware on November 25, 1996 under the name B Companies Holdings Corp. On August 11, 1997, we changed our name to B&G Foods Holdings Corp. On October 14, 2004, simultaneously with the completion of our initial public offering and the concurrent offerings, B&G Foods, Inc., our wholly owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc. Our executive offices are located at Four Gatehall Drive, Suite 110, Parsippany, NJ, 07054, and our telephone number is 973.401.6500. We maintain a site on the world wide web at http://www.bgfoods.com. The information on our web site is not a part of this prospectus or incorporated by reference herein.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

        We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 aggregate initial offering price of:

  •
  our enhanced income securities (EISs);

  •
  shares of our Class A common stock and/or Class B common stock;

  •
  shares of our preferred stock;

  •
  debt securities, in one or more series, and which may be guaranteed by certain of our subsidiaries;

  •
  warrants to purchase our debt or equity securities; or

  •
  any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

        We may issue debt securities that are exchangeable for or convertible into shares of our common stock or our preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

        Our authorized capital stock consists of:

  •
  125,000,000 shares of common stock, par value $0.01 per share, divided into two classes consisting of:

            — 100,000,000 shares of Class A common stock, and

            — 25,000,000 shares of Class B common stock; and

  •
  1,000,000 shares of preferred stock, par value $0.01 per share.

        As of February 2, 2007, there are 20,000,000 shares of our Class A common stock, 7,556,443 shares of our Class B common stock and no shares of our preferred stock outstanding.

Common Stock

        Voting.    The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote. Shares of our Class A common stock and shares of our Class B common stock are entitled to the same voting rights per share and vote together as a class on all matters with respect to which holders are entitled to vote, except that so long as our former sponsor investor, Bruckmann, Rosser, Sherrill & Co., L.P. (BRS), together with its affiliates, beneficially owns more than 10% of the outstanding shares of Class A and Class B common stock in the aggregate on a fully-diluted basis, the holders of our Class B common stock have the exclusive right to elect two directors to our board of directors. In accordance with the restated stockholders agreement entered into by the holders of our Class B common stock, so long as the holders of our Class B common stock have the right to elect two directors, the holders of our Class B common stock have agreed to vote for the two director nominees nominated by BRS.

        No Cumulative Voting Rights.    The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

        Rights to Dividends and on Liquidation, Dissolution or Winding Up.    The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock. With respect to rights to dividends and on liquidation, dissolution or winding up, there is no difference between our Class A and Class B common stock, except that: (1) for periods ending on or before January 2, 2010 Class B dividends will be paid on an annual basis and will be equal, in the aggregate, to Class B Available Cash (as defined below) (subject to the subordination provisions described below); and (2) for each annual dividend payment period, after December 30, 2006 and through the dividend payment period ending on January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will have the right to dividend payments (subject to the subordination provisions described below) equal to Class B Available Cash (up to 1.1 times the amount of dividends paid to the holders of our Class A common stock). For quarterly periods subsequent to January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will be entitled to dividend payments of 1.1 times the amount paid per share to the holders of our Class A common stock.

        Prior to the completion of our initial public offering in October 2004, our board of directors adopted a dividend policy that reflects a basic judgment that our stockholders would be better served if we distributed our cash available to pay dividends to them instead of retaining it in our business. Under this policy, cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets and $6.0 million of dividend restricted cash (that can be used for the payment of dividends on the Class A common stock or for any other purpose other than the payment of dividends on the Class B common stock) is in general distributed as regular quarterly cash dividends (up to the intended dividend rate set forth below) to the holders of our Class A common stock and as regular annual cash dividends (up to the permitted dividend rate set forth below) to the holders of our Class B common stock and not be retained by us.

        Notwithstanding our dividend policy, holders of our common stock may not receive any dividends because:

  •
  there is no legal, contractual or other requirement that we pay the dividends, and the dividends are neither mandatory nor guaranteed;

  •
  our dividend policy can be modified or revoked at any time;

  •
  even if our dividend policy were not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distributions is entirely at the discretion of our board of directors;

  •
  the payment of dividends is subject to limitations and restrictions under:

            — the indenture governing our senior subordinated notes,

            — the indenture governing our senior notes,

            — the terms of our credit facility, and

            — the terms of any other then outstanding indebtedness of ours;

  •
  the payment of dividends is subject to limitations and restrictions under state law; and

  •
  we may not have enough cash to pay dividends due to changes to our operating income, working capital requirements and anticipated cash needs.

        Since completion of our IPO, we have declared and paid dividends on our Class A common stock at the rates, at the intervals and for the periods contemplated by our dividend policy. We have not declared or paid any dividends on our Class B common stock.

        Under our dividend policy, we intend to pay quarterly dividends of $0.212 per share of Class A common stock quarterly on each January 30, April 30, July 30 and October 30, to holders of record as of each December 31, March 31, June 30 and September 30, respectively.

        Under our Class B dividend policy and pursuant to our organizational documents, we intend to pay an annual dividend per Class B share equal to Class B Available Cash (as defined below) for that period, divided by the number of Class B shares outstanding on the record date for such period, subject to the subordination provisions described below.

        "Class B Available Cash" means the lesser of

  •
  "excess cash" (as defined in the indenture governing our senior subordinated notes) for the last four fiscal quarters, including the most recently completed fiscal quarter, minus the sum of the aggregate amount of the prior four quarterly Class A dividends, and minus dividend restricted cash of $6.0 million; for purposes of calculating excess cash as defined, for this purpose only, the aggregate amounts of certain capital expenditures set forth in clause (3) of the definition of excess cash shall be the greater of the aggregate amount of such capital expenditures or $6.5 million; and

  •
  the aggregate per share amount of dividends declared or to be declared on our Class A common stock (or 1.1 times such amount for dividends with respect to periods commencing after December 30, 2006) with respect to the annual period for which the dividends on our Class B common stock are to be paid multiplied by the number of shares of our Class B common stock issued and outstanding on the last day of such period.

        However, notwithstanding the dividend policy, the amount of dividends, if any, for each dividend payment date will be determined by our board of directors on a quarterly basis after taking into account various factors, including our results of operations, cash requirements, financial condition, the dividend restrictions set forth in the indentures governing our senior subordinated notes and our senior notes and the terms of our credit facility, provisions of applicable law and other factors that our board of directors may deem relevant.

        Under our organizational documents, through the dividend payment dates with respect to the quarterly and annual dividend payment periods ending January 2, 2010, dividends on our Class B common stock are subordinated to the payment of dividends on our Class A common stock. Specifically,

  •
  an annual dividend on our Class B common stock may only be declared if we have declared and paid dividends on our Class A common stock at no less than the quarterly rate of $0.212 per share for each of the four full fiscal quarters corresponding to such annual dividend payment period of the Class B common stock; and

  •
  no dividends on our Class B common stock may be declared with respect to any annual period unless the "Class B Threshold Amount" (as defined below) as of the last day of such period is at least $10 million.

        The subordination of dividends on our Class B common stock will be suspended upon the occurrence of any default or event of default under the indentures governing the senior notes and the senior subordinated notes and will become applicable again upon the cure of any default or event of default. Dividends on our Class B common stock will not be subordinated to dividends on our Class A common stock for any period subsequent to January 2, 2010. If for any dividend payment date after the February 20, 2010 dividend payment date the amount of cash to be distributed is insufficient to pay dividends at the levels described above on our Class A and Class B common stock, any shortfall will reduce the dividends on the Class A and Class B common stock pro rata.

        "Class B Threshold Amount" as of any date means the amount of cash on our consolidated balance sheet as of such date calculated on a pro forma basis giving effect to the payment of any previously declared but unpaid dividends on any class of our capital stock and the payment of any dividends to be declared with respect to any class of our capital stock with respect to the period for which the Class B Threshold Amount is being calculated less any actual or funded borrowings under our revolving credit facility (or any successor or additional revolving credit facility) as of such date.

        Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal this dividend policy with respect to the Class A and Class B common stock at any time. Furthermore, our board of directors may decrease the level of dividends for the Class A and Class B common stock below the intended dividend rates set forth above or discontinue entirely the payment of dividends.

        Preemptive and Other Subscription Rights.    Common stockholders do not have preemptive, subscription or redemption rights, and are not subject to further calls or assessments.

        Additional Issuance of Our Authorized Common Stock.    Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. However, according to our bylaws we may not issue any shares of Class A common stock unless:

  •
  they are issued as part of an EIS the issuance of which has been registered with the SEC;

  •
  any EIS that may result from the combination of the shares of Class A common stock and our senior subordinated notes have been issued in a transaction registered with the SEC; or

  •
  no EISs are currently outstanding.

        Combination to Form EISs.    Any holder of shares of Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "Description of Enhanced Income Securities (EISs)—Voluntary Separation and Recombination."

        The holders of shares of Class B common stock may not combine their shares of Class B common stock with senior subordinated notes to form EISs.

Preferred Stock

        Our certificate of incorporation provides that we may issue up to 1,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

  •
  determining the number of shares to be included in each series;

  •
  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

  •
  increasing or decreasing the number of shares of any series.

        The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of at least a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.

        Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third party bids for our common stock or may otherwise adversely affect the market price of our common stock.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

Composition of Board of Directors; Election and Removal of Directors

        In accordance with our bylaws, the number of directors comprising our board of directors will be as determined from time to time by our board of directors. We currently have seven directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors are elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.

        Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. Subject to the rights of the holders of any series of preferred stock and subject to the rights of holders of our Class B common stock to appoint two directors to the board (so long as BRS holds in the aggregate 10% or more of the outstanding shares of our Class A and Class B common stock), our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders).

        The filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

        At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Stockholder Action

        Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.

Special Meetings of Stockholders

        Our certificate of incorporation provides that special meetings of the stockholders may be called by the chairman of the board of directors or by a majority of the board of directors or the holders of at least 20% of our outstanding voting stock.

Section 203 of the Delaware General Corporation Law

        Our company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation's voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

  •
  the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting.

        Advance Notice Procedure for Director Nominations and Stockholder Proposals.    Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder's nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

  •
  the name, age, business address and, if known, residential address of each nominee;

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  the principal occupation or employment of each nominee;

  •
  the class, series and number of our shares beneficially owned by each nominee;

  •
  any other information relating to each nominee required by the Securities and Exchange Commission's proxy rules; and

  •
  the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

        Our corporate secretary will deliver all notices to the nominating committee of our board of directors for review. After review, the nominating committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

        For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder's notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

  •
  the name and address of the stockholder proposing the business as they appear on our stock transfer books;

  •
  a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

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  the class, series and number of our shares beneficially owned by the stockholder; and

  •
  any material interest of the stockholder in the business.

        Business brought before an annual meeting without complying with these provisions will not be transacted.

        Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendment of Our Certificate of Incorporation

        Our certificate of incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class is required to amend, alter, change or repeal its provisions.

Amendment of Our Bylaws

        Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

  •
  for any transaction from which the director derived any improper personal benefit.

        However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.

        Our bylaws also provide that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We shall also indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

        The right to be indemnified shall include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

        Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

        We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

        Our shares of Class A common stock are not currently listed for separate trading on the American Stock Exchange and will not be listed until a sufficient number of shares are held separately and not in the form of EISs as may be necessary to satisfy any applicable listing requirements. If more than such required number of our outstanding shares of Class A common stock is no longer held in the form of EISs for a period of 30 consecutive trading days, we will apply to list the shares of our Class A common stock for separate trading on the American Stock Exchange. Our shares of Class B common stock are not currently listed for trading on any exchange.

        Each prospectus supplement will indicate if the Class A common stock or Class B common stock, if any, offered thereby will be listed on the American Stock Exchange or any other securities exchange.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A and Class B common stock is The Bank of New York.

DESCRIPTION OF ENHANCED INCOME SECURITIES (EISS)

General

        As of February 2, 2007, 20,000,000 of our EISs are outstanding. Each EIS represents:

  •
  one share of our Class A common stock; and

  •
  $7.15 principal amount of our 12.0% senior subordinated notes due 2016.

        The ratio of Class A common stock to principal amount of senior subordinated notes represented by an EIS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

        Holders of EISs are the beneficial owners of the Class A common stock and senior subordinated notes represented by such EISs and have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the senior subordinated notes indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Class A common stock and senior subordinated notes, as applicable.

        The EISs and the Class A common stock and senior subordinated notes represented by the EISs are currently available in book-entry form only. As discussed below under "—Book-Entry Clearance and Settlement," Cede & Co., a nominee of the book-entry clearing system will be the sole registered holder of the EISs. That means you will not be a registered holder of EISs or the Class A common stock and senior subordinated notes represented by EISs or be entitled to receive a certificate evidencing your EISs or the Class A common stock and senior subordinated notes represented by EISs. You must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of EISs that are described below. We urge you to consult with your broker or financial institution to find out what those procedures are.

Voluntary Separation and Recombination

        Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "—Book-Entry Clearance and Settlement" below for more information on the method by which delivery and surrender of EISs and delivery of shares of Class A common stock and our senior subordinated notes will be effected.

        We have agreed that we will apply to list the shares of Class A common stock for separate trading on the American Stock Exchange (or any other exchange or quotation system on which the EISs are then listed, or were previously listed) when the shares held separately and not in the form of EISs satisfy applicable listing requirements for a period of 30 consecutive trading days. Among other things, the current listing requirements of the American Stock Exchange generally require a minimum public distribution of 500,000 shares, together with a minimum of 800 public shareholders or a minimum public distribution of 1,000,000 shares, together with a minimum of 400 public shareholders, and that the common stock meet minimum public price and market value public float tests. Our shares of Class A common stock will not be listed for separate trading on any exchange or quotation system if they do not meet applicable exchange or listing standards.

Automatic Separation

        Upon the occurrence of any of the following, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by EISs at the time of such redemption;

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

  •
  if The Depository Trust Company, or DTC, no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

Book-Entry Clearance and Settlement

        DTC acts as securities depository for the EISs and the Class A common stock and the senior subordinated notes represented by the EISs. The transfer agent for the Class A common stock and the senior subordinated notes represented by the EISs (together with the Class A common stock, the "components") acts as custodian for the components on behalf of the owners of the EISs. The components and the EISs are issued in fully-registered form and are represented by one or more global notes and global stock certificates. The EISs are registered in the name of DTC's nominee, Cede & Co., and, to the extent the components are conjoined as EISs, the components are registered in the name of the transfer agent as custodian for the owners of the EISs.

        Book-entry procedures.    If you intend to purchase EISs in the manner provided by this prospectus and any applicable prospectus supplement, you must do so through the DTC system or through direct and indirect participants. The participant that you purchase through will receive a credit for the applicable security on DTC's records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records.

        All interests in the securities are subject to the operations and procedures of DTC. The operations and procedures of DTC's settlement system may change at any time.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

        To facilitate subsequent transfers, all EISs deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. Prior to separation, the components are registered in the name of the transfer agent as custodian for the owners of the EISs. The deposit of EISs with DTC and their registration in the name of Cede & Co. or the custodian effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and the transfer agent, as custodian, remain responsible for keeping account of their holdings on behalf of their customers.

        Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants or the custodian acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

        Certificated Shares.    Following the separation, if any, of a holder's EISs into the component Class A common stock and senior subordinated notes, the Class A common stock and the senior subordinated notes may be held in book-entry form or, if requested by such holder, the Class A common stock may be held in registered form.

        A registered holder of Class A common stock, including a holder of EISs that requests that the EISs be separated, has the right to obtain a certificate representing its shares of Class A common stock. If a holder of EISs requests certificated shares of Class A common stock, such holder's EISs must be split into the component Class A common stock and senior subordinated notes, and for so long as the shares of Class A common stock are held in separately certificated form, the shares of Class A common stock may no longer be eligible for inclusion in DTC's book-entry clearance and settlement system. However, if a holder of separately certificated shares of Class A common stock is subsequently willing to forgo being a registered holder of shares, and deposits the shares in an eligible institution, those shares of Class A common stock may again become DTC eligible.

        EISs and, subject to certain exceptions that will be described in the applicable prospectus supplement, the senior subordinated notes may only be held in book-entry form.

        Separation and Recombination.    Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern Time, on that trading day. Any instructions received after 3:00 p.m., Eastern Time, will be effective the next business day, if permitted by the custodian or participant delivering the instructions.

        In addition, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by EISs at the time of such redemption;

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

  •
  if DTC no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

        Any voluntary separation of EISs, and any subsequent voluntary recombination of EISs from senior subordinated notes and Class A common stock, are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. Voluntary separation or recombination of EISs will be accomplished via the use of DTC's Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or recombine EISs will be required to enter a DWAC transaction in the EISs and in each of its underlying components.

        Separation will require submission of a Withdrawal-DWAC in the EIS in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EISs and its components will cause the EISs to be debited from Cede & Co.'s account in the EIS and credited to a separation/recombination reserve account in the EIS, and will cause an appropriate number of the components to be debited from the custodian's account in the components and credited to Cede & Co.'s account.

        Recombination of EISs from underlying components will require submission of a Deposit-DWAC in the EIS in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EIS and its components will cause an appropriate number of components to be debited from Cede & Co.'s account in the components and credited to the account of the custodian, and will cause an appropriate number of EISs to be debited from the separation/recombination reserve account and credited to Cede & Co.'s account in the EIS.

        There may be certain transactional fees imposed upon you by brokers or other financial intermediaries in connection with separation or recombination of EISs and you are urged to consult your broker regarding any such transactional fees.

        We have been informed by the transfer agent that in connection with separation and/or recombination of EIS the transaction fee per separation or recombination is $150, subject to change. We have been informed by DTC that the current fee DTC charges per transaction per participant account for any separation is $7.00 and for any recombination is $8.00, in each case subject to change.

        Conveyance of notices and other communications, including notices relating to separation and combination of EISs, by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to the EISs or the underlying components and the custodian will not consent or vote with respect to the Class A common stock or the senior subordinated notes. The consent or voting rights will be exercised by DTC's direct participants as follows: under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date; the omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Such participants will consent or vote with respect to the EISs or the underlying components, as the case may be, based on instructions received from the beneficial owners who hold their securities through them.

        We and the trustee make any payments on the senior subordinated notes to DTC and we make all payments on the Class A common stock to the transfer agent for the benefit of the record holders. The transfer agent delivers these payments to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We or the trustee are responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent is responsible for the disbursement of those payments to DTC. DTC is responsible for the disbursement of those payments to its participants, and the participants are responsible for disbursements of those payments to beneficial owners. We remain responsible for any actions DTC and participants take in accordance with instructions we provide.

        DTC may discontinue providing its service as securities depository with respect to the EISs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the EISs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the transfer agent discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the other component securities.

        Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

        Except for actions taken by DTC in accordance with our instructions, neither we nor any trustee nor any underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

  •
  the accuracy of the records of DTC, its nominee, or any participant, with respect to any ownership interest in the securities, or

  •
  any payments to, or the providing of notice, to participants or beneficial owners.

        Procedures relating to subsequent issuances.    The indenture governing the senior subordinated notes and the agreements with DTC provide that, in the event there is a subsequent issuance of senior subordinated notes which are substantially identical to the senior subordinated notes initially represented by the EISs but with a different CUSIP number (or any issuance of senior subordinated notes thereafter), each holder of senior subordinated notes or EISs (as the case may be) agrees that a portion of such holder's senior subordinated notes (whether held directly in book-entry form, or held as part of EISs) will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or EISs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering cannot be separated from the senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the EISs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the EISs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of EISs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable senior subordinated notes unit. The automatic exchange of senior subordinated notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us with respect to the full amount of senior subordinated notes purchased by such holder. However, if such senior subordinated notes are issued at an original issue discount (OID), holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the subordinated notes or our bankruptcy prior to the maturity of the senior subordinated notes. Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

EIS Transfer Agent

        The Bank of New York is the transfer agent for our EISs.

Registration

        All EIS issuances will be registered under the Securities Act. In addition, our bylaws provide that we may not issue any shares of Class A common stock unless we register a corresponding number of EISs under the Securities Act issuable upon combination of the Class A common stock with senior subordinated notes, such that no holder of Class A common stock will at any time have the right to hold Class A common stock in the form of EISs the issuance of which has not been registered under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York. Senior debt securities will be issued under our existing senior indenture or a new indenture. Subordinated debt securities will be issued under our existing senior subordinated indenture or a new indenture. Together, the existing senior indenture, the subordinated indenture and the new indenture are sometimes referred to in this prospectus as the indentures.

        This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

        Our existing senior indenture and senior subordinated indenture and the form of new indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of B&G Foods. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

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  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the ability to issue additional debt securities of the same series;

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  the price or prices at which we will sell the debt securities;

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  whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

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  any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

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  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

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  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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  the depository for global or certificated debt securities;

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  any special tax implications of the debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities; and

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  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Guarantees

        Debt securities may be guaranteed by certain of our domestic subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

        Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

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  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

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  all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

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  all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

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  all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, senior indebtedness does not include:

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  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

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  any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

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  any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

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  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

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  any obligations with respect to any capital stock;

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  any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer's certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

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  any of our indebtedness in respect of the subordinated debt securities.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

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  any dissolution or winding-up or liquidation or reorganization of B&G Foods, whether voluntary or involuntary or in bankruptcy,

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  insolvency or receivership;

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  any general assignment by us for the benefit of creditors; or

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  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the issuance of additional senior indebtedness.

        Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

        Unless an accompanying prospectus supplement states otherwise, we may not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (2) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

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  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the indentures;

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  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

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  we or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (if other than us) would, on the date of such transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

  —
  be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the indenture; or

  —
  have a fixed charge coverage ratio that is equal to or greater than our fixed charge coverage ratio immediately prior to the consolidation, merger, sale, assignment, transfer, conveyance or other disposition; and

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "events of default" under the indentures with respect to each series of debt securities:

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  we default for 30 consecutive days in the payment when due of interest on the debt securities;

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  we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

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  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

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  except as permitted by the indenture, if debt securities are guaranteed, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee;

  •
  certain events of bankruptcy, insolvency or reorganization of B&G Foods; or

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  any other event of default provided with respect to securities of that series.

        Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We or, if applicable, any guarantor may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we, or, if applicable, the guarantors, may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series and all obligations with respect to guarantees in the case of guarantors (except in all cases as otherwise provided in the relevant indenture) ("legal defeasance") or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer's certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer's certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

  •
  reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

  •
  waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any debt security payable in money other than that stated in the debt securities;

  •
  make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

  •
  except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

  •
  release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

  •
  make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

  •
  make any change in the preceding amendment and waiver provisions.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

  •
  we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

  •
  there has occurred and is continuing a default or event of default with respect to the debt securities.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

        The trustee under the indentures will be The Bank of New York unless otherwise set forth in any applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased, if not United States dollars;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

        If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.

        Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

        Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

        The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, if any, and if required, any dealers or agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  varying prices determined at the time of sale related to such prevailing market prices; or

  •
  negotiated prices.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

        We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby (other than the issuance of subsidiary guarantees by our Vermont subsidiary) will be passed upon by Dechert LLP, Philadelphia, Pennsylvania. The validity of the issuance of subsidiary guarantees by our Vermont subsidiary will be passed upon by Lisman, Webster & Leckerling, P.C., Burlington, Vermont.

EXPERTS

        The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of December 31, 2005 and January 1, 2005, and for each of the years ended December 31, 2005,

January 1, 2005 and January 3, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

        We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. B&G Foods' SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K for the year ended December 31, 2005 filed on March 7, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended April 1, 2006 filed on April 27, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended July 1, 2006 filed on August 3, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended September 30, 2006 filed on November 1, 2006;

  •
  our current reports on Form 8-K filed on January 12, 2006, January 27, 2006, January 30, 2006, March 2, 2006, April 27, 2006, August 3, 2006, October 27, 2006, November 1, 2006, January 23, 2007, January 25, 2007 and January 30, 2007;

  •
  our definitive proxy statement on Schedule 14A filed on April 7, 2006; and

  •
  the description of our Enhanced Income Securities, and the shares of Class A Common Stock and Senior Subordinated Notes due 2016 represented thereby and the related subsidiary guarantees of the Senior Subordinated Notes due 2016 contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on October 4, 2004, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the shares of securities that may be offered under this prospectus are sold. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of the securities under this prospectus will update and supercede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

B&G FOODS' RECENT HISTORY

DECEMBER 1996
Acquisition of Bloch & Guggenheimer from Specialty Foods

JUNE 1997
Acquisition of Selected Nabisco Brands

AUGUST 1997
Acquisition of Trappey's from McIlhenny Company

JULY 1998
Acquisition of Maple Grove Farms of Vermont

FEBRUARY 1999
Acquisition of Polaner from International Home Foods

MARCH 1999
Acquisition of Heritage Brands from Pillsbury

JUNE 2000
Initiation of License Agreement with Emeril Lagasse

AUGUST 2003
Acquisition of Ortega from Nestle'

OCTOBER 2004
B&G Foods' EIS Offering

DECEMBER 2005
Acquisition of Ortega Cheese Sauce business from Nestle'

JANUARY 2006
Acquisition of Grandma's from Cadbury Schweppes

FEBRUARY 2007
Acquisition of Cream of Wheat from Kraft

B&G Foods, Inc.
Quality Foods Since 1889

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INDUSTRY AND MARKET DATA
TRADEMARKS
SUMMARY
Our Company
Retail Market Position of Selected Brands
Our 2004 Offering of EISs and the Concurrent Offerings
This Offering and the Related Transactions
Our Corporate Information
Summary of the Offering and Our Common Stock
Risk Factors
SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET PRICE OF EISs
DIVIDEND POLICY AND RESTRICTIONS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Dollars in thousands, except per share data)
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
Retail Market Position of Selected Brands
OUR MANAGEMENT
OWNERSHIP OF CAPITAL STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF ENHANCED INCOME SECURITIES (EISs)
DESCRIPTION OF CERTAIN INDEBTEDNESS
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
B&G FOODS, INC. AND SUBSIDIARIES Consolidated Balance Sheets (Dollars in thousands, except per share data)
B&G FOODS, INC. AND SUBSIDIARIES Consolidated Statements of Operations (Dollars in thousands, except per share data)
B&G FOODS, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (Dollars in thousands)
B&G FOODS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements January 1, 2005, December 31, 2005 and December 30, 2006 (Dollars in thousands, except per share amounts)
B&G FOODS, INC. AND SUBSIDIARIES Schedule of Valuation and Qualifying Accounts (Dollars in thousands)
B&G Foods, Inc. and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except per share data) (Unaudited)
B&G FOODS, INC. AND SUBSIDIARIES Consolidated Statements of Operations (Dollars in thousands, except per share data) (Unaudited)
B&G Foods, Inc. and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited)
B&G Foods, Inc. and Subsidiaries Notes to Consolidated Financial Statements (Dollars in thousands,except per share data) (Unaudited)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE CREAM OF WHEAT BUSINESS (A component of Kraft Foods Inc.)
Statements of Net Assets to be Sold at December 31, 2005 and December 30, 2006 (Amounts in thousands)
THE CREAM OF WHEAT BUSINESS (A component of Kraft Foods Inc.)
Statements of Revenues in Excess of Expenses for the Years ended December 25, 2004, December 31, 2005 and December 30, 2006 (Amounts in thousands)
THE CREAM OF WHEAT BUSINESS (A component of Kraft Foods Inc.) Notes to Financial Statements (Amounts in thousands)

ABOUT THIS PROSPECTUS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RISK FACTORS
GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF ENHANCED INCOME SECURITIES (EISS)
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
RATIO OF EARNINGS TO FIXED CHARGES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE